As filed with the Securities and Exchange Commission on June 30, 1997
                                                      Registration No. 333-21547
--------------------------------------------------------------------------------



                              SECURITIES AND EXCHANGE COMMISSION
                                    Washington, D.C. 20549



                                        AMENDMENT NO. 3
                                            to the
                                           FORM SB-2
                                    REGISTRATION STATEMENT
                                          under the
                                    SECURITIES ACT OF 1933


                                  WESTERN COUNTRY CLUBS, INC.
                        (Name of small business issuer in its charter)



          Colorado                                 5813                             84-1131343
(State or jurisdiction of            (Primary Standard Industrial              (I.R.S. Employer
        incorporation or             Classification Code Number)               Identification Number)
          organization)

                                        Western Country Clubs, Inc.
                                     1601 N. W. Expressway, Suite 1610
                                          Oklahoma City, OK 73118
                                              (405) 848-0996
                                    (Address and telephone number of
                                        principal executive offices
                                     and principal place of business)


                                            James E. Blacketer
                                        Western Country Clubs, Inc.
                                     1601 N.W. Expressway, Suite 1610
                                          Oklahoma City, OK 73118
                                              (405) 848-0996
                                     (Name, address and telephone number of
                                     agent for service) Copies of all
                                             communications to:


A. Thomas Tenenbaum, Esq.                            Maurice J. Bates, Esq.
D. Elizabeth Wills, Esq.                             Maurice J. Bates L.L.C.
Brenman Bromberg & Tenenbaum, P.C.                   8214 Westchester Drive
Mellon Financial Center                              Suite 500
1775 Sherman Street, Suite 1001                      Dallas, Texas 75225
Denver, Colorado 80203                               (214) 692-3566
(303) 894-0234                                       (214) 987-2091 FAX
(303) 839-1633 FAX


   Approximate date of proposed sale to public: As soon as practicable after the effective date of the Registration Statement.
        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.|_| The Registrant hereby amends this
registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================
   Title of each                                                           Proposed
     class of                             Amount          Proposed          maximum         Amount of
   securities to                          to be           maximum          aggregate      registration
   be registered                        registered     offering price (1)offering price (1)    fee
- ----------------------------------------------------------------------------------------------------------

Series A Preferred Stock (2)              460,000           $    12.00       $ 5,520,000       $1,673
- ----------------------------------------------------------------------------------------------------------

Common Stock Underlying Series A        2,300,000                    0                 0            0
Preferred Stock
- ----------------------------------------------------------------------------------------------------------

Series A Common Stock Purchase
Warrants (2)                            1,380,000                 .125           172,500           52
- ----------------------------------------------------------------------------------------------------------

Common Stock Underlying Warrants (3)    1,380,000                 6.00         8,280,000        2,509
- ----------------------------------------------------------------------------------------------------------

Common Stock (4)                          350,000                 4.00         1,400,000          424
- ----------------------------------------------------------------------------------------------------------

Underwriters' Warrants                         (5)                 100               100          Nil
- ----------------------------------------------------------------------------------------------------------

Series A Preferred Stock included in       40,000                    0                 0            0
Underwriters' Warrants
- ----------------------------------------------------------------------------------------------------------

Series A Warrants included in
Underwriters' Warrants                    120,000                    0                 0            0

- ----------------------------------------------------------------------------------------------------------

Common Stock Underlying Series
A Warrants (3)                            120,000                  .15            18,000            5
- ----------------------------------------------------------------------------------------------------------

Total:                                                                       $15,390,600       $4,664
==========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(a) and (g).

(2) Includes 60,000 shares of Series A Preferred Stock and 180,000 Warrants that may be issued upon exercise of the Underwriters' over- allotment option.

(3) Pursuant to Rule 416, there are also being registered such additional securities as may become issuable pursuant to the anti-dilution provisions of the Warrants.

(4)  Shares registered on behalf of Selling Securityholders.

(5) Warrants to purchase 40,000 shares of Series A Preferred Stock and 100,000 Warrants.

(6)  A filing fee of $4,237 was  paid  with  the  filing  of  this  Registration
     Statement.   An additional fee of $426 is  being  paid  with the  filing of
     Amendement No. 1

                                       Cross Reference Sheet

Form SB-2
Item No.                                                                               Sections in Prospectus
- --------                                                                               ----------------------


1  Front of Registration Statement and Outside Front
   Cover of Prospectus................................................................Cover Page

2  Inside Front and Outside Back Cover Pages of
   Prospectus.........................................................................Inside Front Cover Pages (i)(ii);
                                                                                      Table of Contents

3  Summary Information and Risk Factors...............................................Prospectus Summary; Risk Factors

4  Use of Proceeds....................................................................Prospectus Summary; Use of Proceeds

5  Determination of Offering Price....................................................Cover Page; Underwriting

6  Dilution...........................................................................Not Applicable

7  Selling Security Holders...........................................................Not Applicable

8  Plan of Distribution...............................................................Prospectus Summary; Underwriting

9  Legal Proceedings..................................................................Business

10 Directors, Executive Officers, Promoters and
   Control Persons....................................................................Management - Directors and Executive Officers

11 Security Ownership of Certain Beneficial Owners
   and Management.....................................................................Principal Shareholders

12 Description of Securities..........................................................Description of Securities; Dividend Policy

13 Interest of Named Experts and Counsel..............................................Experts

14 Disclosure of Commission Position on
   Indemnification for Securities Act Liabilities.....................................Statement as to Indemnification

15 Organization within Last Five Years................................................Business; Certain Relationships and Related
                                                                                      Transactions

16 Description of Business............................................................Prospectus Summary; Risk Factors; Business

17 Management's Discussion and Analysis or Plan of
   Operation..........................................................................Management's Discussion and Analysis

18 Description of Property............................................................Business

19 Certain Relationships and Related Transactions.....................................Certain Relationships and Related Transactions


20 Market for Common Equity and Related
   Stockholder Matters................................................................Market for Common Stock

21 Executive Compensation.............................................................Management - Executive Compensation

22 Financial Statements...............................................................Index to Financial Statements

23 Changes In and Disagreements With Accountants
   on Accounting and Financial Disclosure.............................................Business


24 Indemnification of Directors and Officers..........................................Executive Compensation - Limitations on
                                                                                      Directors and Officers Liability

25 Other Expenses of Issuance and Distribution........................................Other Expenses of Issuance and Distribution

26 Recent Sales of Unregistered Securities............................................Recent Sales of Unregistered Securities

27 Exhibits...........................................................................Exhibits

28 Undertakings.......................................................................Undertakings

                   SUBJECT TO COMPLETION, DATED JUNE 30, 1997

PROSPECTUS
                           WESTERN COUNTRY CLUBS, INC.
400,000 Shares of Series A Cumulative Convertible Redeemable Preferred Stock and
          1,200,000 Series A Redeemable Common Stock Purchase Warrants

        This Prospectus relates to the offering (the "Offering") by Western Country Clubs, Inc. (the "Company") of 400,000 shares of Series A Cumulative Convertible Redeemable Preferred Stock ("Series A Preferred Stock") and 1,200,000 Series A Redeemable Common Stock Purchase Warrants (the "Warrants"). The Series A Preferred Stock and Warrants may be purchased separately and will be transferable separately upon issuance.

        The initial public offering price of the Series A Preferred Stock and the Warrants and the initial exercise price and other terms of the Warrants have been arbitrarily determined by negotiation between the Company and National Securities Corporation (the "Representative"), as representative of the participating underwriters (the "Underwriters"). It is anticipated that the offering price of the Series A Preferred Stock will be $12.00 per share and the offering price of the Warrants will be $0.125.

        Each share of Series A Preferred Stock can be converted by the Company into Common Stock after ___, 1998, carries a cumulative 10% dividend rate and is redeemable by the Company under certain conditions. Each Warrant entitles the registered holder thereof to purchase one share of Common Stock at an exercise price of $ 1.50 per share, subject to adjustment in certain events, at any time prior to _________, 199_. The Warrants are subject to redemption by the Company at $.05 per Warrant, at any time commencing ______, 1998 (twelve months from the date of this Prospectus) and prior to their expiration, on 30 days' prior written notice to the holders of Warrants, provided that the daily trading price per share (as defined on page 42) of the Company's Common Stock has been as least $ 7.00 for a period of at least ten consecutive trading days ending within 10 days prior to the date upon which the notice of redemption is given. The Warrants will be exercisable until the close of the business day preceding the date fixed for redemption, if any. See Description of Securities - Series A Preferred Stock and Series A Redeemable Warrants.

        Prior to this offering, there has been no public market for the Series A Preferred Stock or Warrants. The Series A Preferred Stock and the Warrants have been approved for quotation and trading on the NASDAQ SmallCap Market under the trading symbols "WCCIP" and "WCCIW." The Company's Common Stock is traded on the NASDAQ SmallCap Market under the symbol "WCCI." On June 26, 1997, the closing high bid price for the Common Stock on NASDAQ was $1.00.

  THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. SEE RISK
                FACTORS, COMMENCING ON PAGE 7 OF THIS PROSPECTUS.

        After  completion  of  this  Offering,   the  Company  will  amend  this
Prospectus to permit certain of its security holders to publicly offer and sell up to 350,000 shares of Common Stock. See Shares Eligible for Future Sale.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
   UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.



                                    Underwriting Discounts
                      Price to Public and Commissions(1)  Proceeds to Company(2)
Per Share.............    $12.00               $1.20              $10.80
Per Warrant...........    $0.125             $0.0125             $0.1125
Total(3).............. $4,950,000           $495,000            $4,455,000

1) The Company has also agreed to pay the Representative a non-accountable expense allowance equal to 3% of the gross proceeds of this Offering and to issue to the Representative and its designees, for a nominal consideration, warrants to purchase 40,000 shares of Series A Preferred Stock and 120,000 Warrants (collectively, "the Underwriters' Warrants"). The Underwriters' Warrants will be exercisable at a price equal to 120% of the Price to the Public of the Preferred Stock and the Warrants. Subject to certain limitations, upon exercise of each Warrant which occurs after one year from the date of this Prospectus, the Company has also agreed to pay the Representative a commission equal to 10% of the exercise price of the Warrants. In addition, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act. See Underwriting.
2) Before deducting expenses of the Offering payable by the Company estimated at $230,000, which excludes the non-accountable expense allowance .
3)  The Company has granted to the  Underwriters  a 45-day option to purchase up to 60,000 additional shares of Series A Preferred Stock and 180,000 additional Warrants from the Company at the Price to Public, less Underwriting Discount, solely to cover over-allotments, if any. If the Underwriters exercise such option in full, the total Price to Public, Underwriting Discount and Proceeds to Company will be $5,692,500, $569,250 and $5,123,250, respectively. See Underwriting.
        It is expected that the delivery of the Series A Preferred Stock and Warrants will be made at the offices of the Representative on or about , 1997.


                        NATIONAL SECURITIES CORPORATION.

                     The date of this Prospectus is , 1997.




         THIS LEGEND APPEARS ON THE LEFT SIDE MARGIN OF THE PROSPECTUS

Information   contained  herein  is  subject  to  completion  or  amendment.   A
Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

ADDITIONAL INFORMATION

         The Company has filed a Registration Statement under the Securities Act of 1933, as amended with respect to the securities offered hereby with the United States Securities and Exchange Commission ("SEC"), 450 Fifth Street, N.W., Washington, D.C. 20549. This Prospectus, which is a part of the Registration Statement, does not contain all of the information contained in the Registration Statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including all exhibits and schedules therein, which may be examined at the SEC's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549 without charge, or copies of which may be obtained from the SEC upon request and payment of the prescribed fee. Statements made in this Prospectus as to the contents of any contract, agreement or document are summarized herein, and in each instance reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement, and each such summary is qualified in its entirety by such reference. The Company is a reporting company under the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the SEC. All of such reports and other information may be inspected and copied at the public reference facilities maintained by the SEC at the address set forth above in Washington, D.C. and at regional offices of the SEC located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York10048. In addition, the Company provides its shareholders with annual reports, including audited financial statements, unaudited semi-annual reports and such other reports as the Company may determine. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

                               PROSPECTUS SUMMARY




The following summary is qualified in its entirety by the more detailed information and consolidated financial statements appearing elsewhere in this Prospectus. This Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in Risk Factors.





Unless otherwise indicated, the information in this Prospectus assumes that the Underwriters' over-allotment option is not exercised, and does not give effect to the exercise of the Warrants, including the Underwriters' Warrants.



                                   The Company




The Company currently operates three "country-western" theme nightclubs under the name InCahoots located in Indianapolis, Indiana (the "Indy Club"), St. Louis, Missouri (the "St. Louis Club") and Wichita, Kansas (the "Wichita Club")(collectively, the "Clubs"). Each Club features live entertainment, dancing, bar and food in a country-western atmosphere. The Clubs are large, ranging in size from 30,000 to 50,000 square feet. Annual gross revenues per Club range from $2.0 million to $3.4 million based on 1996 results.





In September 1996, Red River Concepts, Inc. ("Red River") entered into an agreement to purchase 1,300,000 shares of the Company's Common Stock from Mr. Troy Lowrie, the Company's then President, director and largest shareholder. This sale resulted in a change of control of the Company, and new officers and directors. New management of the Company introduced substantial changes in the Company's plan of operations and management strategies, replacing much of the Club-level management with new, experienced managers, instituting management training procedures, implementing a cost management system which includes daily unit-level accounting and reporting, improving the sound, light and video systems, increasing and redirecting radio buys within the local markets, and implementing new advertising and in-store promotions. These changes reflect current management's belief that long-term strategies involving greater investment in personnel and physical facilities will ultimately produce superior financial performance.


With the proceeds of this Offering, the Company intends to expand its network of clubs, either through acquisition of existing clubs or by building new clubs. Potential future locations include Houston, Texas; Louisville, Kentucky; Dallas, Texas; Oklahoma City, Oklahoma; Tulsa, Oklahoma and Tampa Bay, Florida.
Decisions as to potential club locations are highly influenced by site availability and price, zoning, competition and demographic factors. See Business





The Company's principal corporate offices are presently located at 1601 N.W. Expressway, Suite 1610, Oklahoma City, Oklahoma 73118 and its telephone number is (405) 848-0996.

                                  THE OFFERING





Securities  Offered...................................400,000 shares of Series A Preferred  Stock and 1,200,000  Warrants.  The
                                                      Common Stock and the Warrants are separately  tradeable  and  transferable.
                                                      See  Description  of  Securities  and Underwriting.

Series A  Preferred  Stock.............................Each  share  of  Series A Preferred  Stock is  convertible  at the option of the Company after ____,  1998 into shares of Common Stock  quarterly  at the average closing bid price of the Common Stock for the five days  immediately preceding the close of the quarter, less a 20% discount, carries a cumulative
                                                       10% dividend rate and is redeemable by the Company under certain circumstances.  See Description of Securities-Series A Convertible Redeemable
                                                       Preferred Stock.




Warrants.............................................Each  Warrant  entitles the holder to  purchase  one share of Common  Stock at
                                                     $ 1.50 per share,  subject to adjustment in certain  circumstances and is redeemable by the Company at a price of $.05 per Warrant at any time after 12 months from the date of this Prospectus under certain circumstances. See
                                                     Description of Securities - Series A Redeemable Common Stock Purchase Warrants.




Offering Prices                                      $12.00  per  share of  Series A  Preferred  Stock  and  $.125 per
                                                     Warrant.

Common Stock Outstanding(1)                          3,634,721 shares

Series A Preferred Stock to
be Outstanding after the Offering                    400,000 shares  (460,000 shares if the  over-allotment  option is exercised)
Warrants to be Outstanding
after the Offering                                   1,200,000  Warrants  (1,380,000 if the  over-allotment  option is exercised)

Expiration Date of Warrants                          _______, 2002 (five years after the date of this Prospectus.)

Estimated net proceeds
to the Company(2)                                    $4,076,500

Use of Proceeds                                      The Company  intends to use the net proceeds of this  Offering to retire  existing debt,  remodel its existing  Clubs,  develop and acquire  additional clubs and to increase  working  capital.  See
                                                     Use of Proceeds and Business.

Risk Factors                                         An  investment  in the  securities  offered  by  this  Prospectus involves a high degree of risk.  See Risk Factors and Dilution.

NASDAQ Symbols(3)                                    Common Stock:  WCCI

                                                     Series A Preferred Stock:  WCCIP (Proposed)

                                                     Warrants:  WCCIW (Proposed)




(1) Does not include: (i) up to _____ shares of Common Stock (______ shares if the over-allotment option is exercised) into which the shares of Series A Preferred Stock may be converted; (ii) up to 1,200,000 shares of Common Stock issuable upon exercise of the Warrants to be sold by the Company in this Offering (1,380,000 shares if the over-allotment option is exercised); and (iii) up to 160,000 shares of Common Stock issuable upon the exercise of the Underwriters' Warrants.
(2) After deduction of the Underwriting Discount and expense allowance and additional offering expenses estimated at $230,000.
(3) The continuation of quotations on NASDAQ is subject to certain conditions. The failure to meet these conditions may prevent the Company's securities from continuing to be quoted on NASDAQ. Failure to maintain continued quotations on NASDAQ may have an adverse effect on the market for the Company's securities. See Risk Factors.

         Other Securities Being Registered

         As a result of agreements with third parties, the Company has included in the Registration Statement of which this Prospectus is a part an additional 350,000 shares of Common Stock for resale by certain persons. Each such person has agreed that they will not publicly offer, sell or otherwise dispose of, any of such shares of the Company's Common Stock for a period of six months after the date of this Prospectus. After the completion of this Offering, the Company will amend its Registration Statement and this Prospectus to permit such persons to publicly offer and sell such Common Stock. See Shares Eligible for Future Sale - Selling Security Holders.

                                                 Summary Financial Information



The following sets forth summary income statement data for the years ended December 31, 1996 and 1995, and summary balance sheet data at December 31, 1996 which have been derived from and should be read in conjunction with the Consolidated Financial Statements of the Company and Notes thereto audited by Gross Collins & Cress, P.C., independent auditors. The following data should be read in conjunction with Management's Discussion and Analysis of Financial Condition and the Consolidated Financial Statements and related Notes appearing elsewhere in this Prospectus.

The selected financial data as of and for the three months ended March 31, 1997 and 1996, are derived from the unaudited financial statements of the Company, which, in the opinion of the Company reflected all adjustments (consisting of only normal recurring accruals) necessary for a fair presentation of the results for the three months ended March 31, 1997 and 1996, which are not necessarily indicative of the results for a full year.


Statement of Operational Data:


                                                                                Three Month Periods
                                                                                   Ended March 31,
                                            Years Ended December 31,                 (unaudited)
                                            1996                1995                    1997           1996



Revenues                                 $  7,667,685       $  8,508,058       $ 2,104,885          $  2,137,728

Operating expenses                       $  9,812,948       $  8,166,747       $ 2,173,745          $  1,994,047

Net income (loss) before
     extraordinary items                 $ (1,979,176)      $   (211,233)      $   (82,044)         $     90,670


Net income (loss) per common share
      before extraordinary items         $       (.65)      $       (.07)      $      (.02)         $        .03

Weighted average common

         shares outstanding:                3,035,079           3,030,383        3,587,525             3,085,000





Balance Sheet Data:                  Dec. 31, 1996              March 31, 1997          March 31, 1997
                                                                                        (As Adjusted)(1)


Working capital (deficit)            $   (533,633)               $   (541,145)           $   430,605
Total assets                         $  4,509,126                $  4,385,358            $ 7,941,858
Long-term  liabilities               $    555,052                $    531,094            $   531,094
Stockholders'  equity                $  2,076,435                $  2,109,191            $ 6,185,691
--------------------

(1) Adjusted to give effect to the sale by the Company of the 400,000 shares of Series A Preferred Stock at an assumed offering price of $12.00 per share and of the 1,200,000 Warrants at $0.125 per Warrant and application of $4,076,500 of the net proceeds.

                                  RISK FACTORS

         The securities offered hereby are speculative in nature and involve a high degree of risk. The shares of Series A Preferred Stock and Warrants should be purchased only by persons who can afford to lose their entire investment. Therefore, prior to making any purchase, each prospective investor should consider very carefully the following risk factors, as well as all of the other information set forth elsewhere in this Prospectus, including the information contained in the financial statements.

History of Declining Revenues and Profits


         The Company's operations began in April 1993 when the Indy Club opened. The St. Louis Club opened in May 1994 and the Company purchased the Tucson Club in November 1994. The Company acquired the Wichita Club in 1996. Historically, the Clubs have shown significant declines in revenues and profitability. There can be no assurance that new management will be able to reverse this trend. The Company had an accumulated deficit of $2,241,895 as of March 31, 1997. The Company's operating and overhead expenses can be expected to increase significantly as more Clubs are acquired and operated. The Company's ability to achieve profits will depend on the revenues from the Clubs. There can be no assurance that the Company will be able to acquire or construct additional nightclubs, or that such additional clubs will increase the profitability of the Company. See Business.


Lack of Significant Operating History


         The Company is subject to many of the risks common to enterprises with a limited operating history, including potential under-capitalization, limitations with respect to personnel, financial and other resources and limited customers and revenues. The likelihood of success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the development and expansion of new businesses. See Business.


Proposed Expansion; Need for Additional Financing

         The Company intends to grow through the acquisition or construction of additional clubs. The Company anticipates that its existing capital resources, including the net proceeds from the Offering, will be adequate to satisfy its cash requirements for the next 12 months. Thereafter, the Company will be required to seek additional financing or curtail its expansion activities. The Company has no current commitments or arrangements for additional financing and there can be no assurance that additional financing will be available on acceptable terms, if at all. The Company currently is considering locations in Louisville, Kentucky; Houston, Texas; Dallas, Texas; Oklahoma City, Oklahoma; Tulsa, Oklahoma; and Tampa Bay, Florida. The Company, however, does not have any commitments for any additional nightclubs, and there can be no assurance that new management will be successful in securing appropriate locations, facilities and financing for any additional clubs. Accordingly, new management will have wide discretion in the application of proceeds from this Offering. See Management's Discussion and Analysis and Business.

No Assurance That Additional Clubs Will Be Successful

         Although the Company intends to open, operate and manage additional nightclubs, the future success of the Company will be dependent on, among other things, market acceptance for the "country-western" nightclubs concept, the availability of suitable nightclub sites, negotiation of acceptable lease terms, timely development, construction or renovation of nightclubs, the hiring of skilled management and other personnel, the general ability to successfully manage growth (including monitoring nightclubs, controlling costs, and maintaining effective quality controls) and the availability of adequate financing. See Business.

Dependence on New Senior Management


         The Company is substantially dependent upon the personal efforts and abilities of its senior management. Current management is new to the Company's operations, having replaced prior management following a change of control in late 1996. New management's ability to improve existing operations, to acquire new nightclubs and to achieve and maintain the Company's competitive position depends, in large part, on its ability to implement its policies. Although the Company's management has substantial experience in the nightclub industry, the Company's operations may be affected by management's lack of familiarity with historical operations, and the effect of new management's policies may not be immediately apparent. The loss of any of the Company's senior management personnel could adversely affect the Company. The Company does not carry key man life insurance on its officers. See Management.

 Government Regulation

         The nightclub business is subject to extensive Federal, state and local governmental regulations, including regulations relating to alcoholic beverages control, public health and safety, zoning and fire codes. The failure to obtain or retain food, liquor or other licenses would adversely affect the operations of the nightclubs. Licenses to sell alcoholic beverages must be renewed annually and may be suspended or revoked at any time for cause, including violation by the Company or its employees of any law or regulation pertaining to alcoholic beverage control, such as those regulating the minimum age of patrons or employees, advertising, wholesale purchasing, and inventory control, handling and storage. The Company and the nightclubs may be subject in certain states to "dram-shop" statutes, which generally provide that a person injured by an intoxicated person has the right to recover damages from an establishment which wrongfully served alcoholic beverages to the intoxicated person. See Business-Government Regulation.

Adverse Effects of Competition on the Company

         The nightclub industry is highly competitive with respect to price, service, theme, entertainment and location. There are numerous well-established competitors in the areas in which the Clubs operate or intend to operate, possessing substantially greater financial, marketing, personnel and other resources than the Company. There can be no assurance that these well-established competitors will not locate additional nightclubs in close proximity to any of the Company's present Clubs or to proposed locations of future clubs. In addition, the nightclub business is often affected by changes in consumer tastes, spending habits, national, regional or local economic conditions, population and traffic patterns. These changes could adversely affect the Clubs, and therefore the Company. Furthermore, factors such as inflation, labor and benefits costs and the availability of experienced managers and hourly employees affect the service business in general and the Clubs in particular. See Business Competition.

Lack of Dividends on Common Stock

         While payment of dividends on the Company's Common Stock is in the discretion of the Board of Directors, there can be no assurance that dividends can or will ever be paid. Payments of dividends are contingent upon, among other things, future earnings, if any, and the financial condition of the Company, capital requirements, general business conditions, and other factors which cannot now be predicted. The Company has never paid dividends and expects that future earnings, if any, will be used to finance growth. The Company will be required to pay dividends on the Series A Preferred Stock at the rate of 10% per annum before any dividends are paid on the Common Stock. See Description of Securities.

Competing Trademark Usage; Uncertainty of Trademark Protection.

         The Company's trademark, InCahoots, is used by other competitors in other markets, including Southern California, Texas and Oklahoma. These competing uses may require the Company to negotiate license agreements with the competitors before using the InCahoots trademark in these markets and, in the absence of license agreements, will preclude the Company from using the trademarks in the markets. The Company may find it necessary to use other names for its nightclubs to enter these markets. Management does not believe that such limitations would have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance, however, that these limitations will not cause the Company to pay license fees or avoid otherwise desirable markets and the limitations may complicate the Company's marketing efforts and result in claims of trademark infringement. The Company relies and will continue to rely on a combination of trade secret, copyright and trademark laws, non-disclosure and other arrangements to protect its proprietary rights. Despite the Company's efforts to protect its rights, unauthorized parties may attempt to use the Company's trademarks or to copy or obtain and use information that the Company regards as proprietary. There can be no assurance that the steps taken by the Company to protect its trademarks or proprietary information will prevent the misappropriation and the unauthorized use of the Company's trademarks or proprietary information and such protections may not preclude competitors from developing confusingly similar marks. See Business - Trademarks.

Fluctuations in Operating Results

         The Company's sales fluctuate seasonally. Historically, the Company's highest sales have occurred in its fourth quarter; the lower sales tend to occur in the second or third quarters. In addition, quarterly results are likely to be substantially affected by the timing of new nightclub openings. Because of the seasonality of the Company's business and the impact of new nightclub openings, results for any quarter are not necessarily indicative of the results that maybe achieved for a full year. See Management's Discussion and Analysis.

  Limitations on Directors' and Officers' Liability

         The Company's Articles of Incorporation provide that its directors shall not be liable for monetary damages to the Company's shareholders except as required by law. In addition, the Company's Bylaws provide indemnification to the Company's officers and directors to the fullest extent permitted by the Colorado Business Corporation Act. To the extent that shareholders are unable to prevail in actions for monetary damages against the Company's directors, their rights in this regard are limited in comparison to those where a corporation has elected not to include such a provision in its Articles of Incorporation. In addition, to the extent that the Company's officers and directors may seek indemnification from the Company, it may suffer a financial loss as a result of its obligation to pay such amounts (which may prove to be significant) to its officers or directors.

Authorized Stock Available for Issuance by the Company

         After the sale of the shares of Series A Preferred Stock and Warrants being offered hereby, the Company will have 3,634,721 shares of Common Stock outstanding, out of a total of 25,000,000 shares of Common Stock authorized for issuance, and 400,000 (460,000 if the over-allotment is exercised) shares of Series A Preferred Stock outstanding, out of a total of 10,000,000 shares of Preferred Stock authorized for future issuance under the Company's Articles of Incorporation. Each share of Series A Preferred Stock is convertible by the Company after _____, 1998 into Common Stock (quarterly, based on the average closing price of the Common Stock for the five days immediately preceding the close of the quarter) less a twenty percent (20%) discount. The remaining shares of Common Stock and Preferred Stock not issued or reserved for specific purposes may be issued without any action or approval of the Company's shareholders. If issued below the then book value for the Company's Common Stock, the issuance of additional equity securities would be dilutive to the then shareholders.
Although there are no present plans, agreements or undertakings involving the issuance of such shares except as disclosed in this Prospectus, any such issuances could be used as a method of discouraging, delaying or preventing a change in control of the Company or could dilute the public ownership of the Company. There can be no assurance that the Company will not undertake to issue such shares if it deems it appropriate to do so. See Description of Securities.

Restrictions on Exercise of Warrants; Possible Redemption of Warrants

         Investors purchasing shares of Series A Preferred Stock and Warrants in this Offering will not be able to exercise the Warrants unless at the time of exercise a post-effective amendment to this Registration Statement is current or a new registration statement registering the Common Stock issuable upon exercise of the Warrants is effective and such shares have been registered and/or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. The Company does not intend to advise holders of the Warrants of their inability to exercise the Warrants other than in response to a specific written inquiry to the Company. The value of the Warrants may be greatly reduced if a current registration statement covering the shares of Common Stock underlying the Warrants is not effective or if such Common Stock is not registered or exempt from registration in the states in which the holders of the Warrants reside. The Warrants are subject to redemption by the Company on 30 days prior written notice at $.05 per share provided that the closing bid price for the Company's Common Stock has been at least $____(200% of the closing bid price of the Company's Common Stock on the date of effectiveness of this Registration Statement) for at least ten consecutive trading days ending within ten days prior to the date of the notice of redemption. If the Warrants are redeemed, Warrantholders will lose their right to exercise the Warrants except during such 30-day redemption period. See Description of Securities - Warrants.

Shares Eligible for Future Sale

         Of the 3,634,721 shares of the Company's Common Stock presently issued and outstanding, approximately 2,234,600 shares are "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act of 1933, as amended. Of this amount, 350,000 shares have been registered for sale under the Registration Statement of which this Prospectus is a part, and will be eligible for sale commencing six months after the date of this Prospectus. Sales of substantial amounts of shares by shareholders after such six month period pursuant to this Prospectus or sales made pursuant to Rule 144 or otherwise could adversely affect the market price of the Company's securities and make it more difficult for the Company to sell equity securities in the future at a time and price which it deems appropriate. The Company is unable to predict the effect that sales made after such six month period or Rule 144 or otherwise may have on the then prevailing market price of the Common Stock. Nonetheless, the possibility exists that the sale of these shares may have a depressive effect on the prices of the Company's Common Stock, Series A Preferred Stock and Warrants. See Description of Securities.

No Prior Public Market for Series A Preferred Stock and Warrants; Possible Volatility of Price of Shares of Common Stock

         The prices of securities of publicly traded corporations tend to fluctuate widely. It can be expected, therefore, that if and when trading commences in the Company's Series A Preferred Stock and Warrants, there may be wide fluctuations in price. There has been no prior public market for the Series A Preferred Stock or Warrants and despite the present listing of the Company's Common Stock on NASDAQ, there is no assurance that a market will develop in the Series A Preferred Stock and/or Warrants or be sustained. The lack of a current market for the Series A Preferred Stock and Warrants, fluctuations in trading interest and changes in the Company's operating results, financial condition and prospects could have a significant impact on the market prices for the Series A Preferred Stock and the Warrants. See Underwriting.

NASDAQ Maintenance Requirements and Effects of Possible Delisting

         Although the Company's Series A Preferred Stock and Warrants have been approved for initial listing on the NASDAQ Small-Cap Market upon notice of issuance of such securities, the Company must continue to meet certain maintenance requirements in order for such securities to continue to be listed on NASDAQ. Further, the Company must meet such maintenance requirements for the Company to be able to list the Company's Common Stock and Warrants on NASDAQ at such time as they are separately tradeable and transferable. NASDAQ recently announced that it intended to propose new entry and maintenance requirements for companies traded on the NASDAQ Small-Cap Market, including increased financial standards and requiring the companies to have at least two independent directors and an audit committee, a majority of which are independent directors. There can be no assurance that the Company will be able to meet such new proposals if such new proposals are adopted. If the Company's securities are delisted from NASDAQ, this could restrict investors' interest in the Company's securities and could materially and adversely affect the trading market and prices for such securities. In addition, if the Company's securities are delisted from NASDAQ, and if the Company's net tangible assets do not exceed $2 million, and if the Company's Common Stock and/or Series A Preferred Stock is trading for less than $5.00 per share, then the Company's Common Stock, Series A Preferred Stock and Warrants would each be considered a "penny stock" under Federal securities law. Additional regulatory requirements apply to trading by broker-dealers of penny stocks which could result in the loss of effective trading markets, if any, for the Company's Common Stock, Series A Preferred Stock and Warrants.

Dilution and Expenses Due to Underwriters' Warrants

         Upon successful completion of this Offering, the Company will sell to the Representative and its designees, for a nominal cost, warrants to purchase up to 40,000 shares of Series A Preferred Stock and Warrants to purchase 120,000 shares of Common Stock. The Underwriters' Warrants will be exercisable for a four year period, commencing 12 months from the date of this Prospectus and ending 48 months thereafter, at an exercise price equal to 120% of the public offering price of the shares of Series A Preferred Stock and Warrants. The Representative will be given the opportunity to profit from a rise in the market price of the Company's Series A Preferred Stock with a resulting dilution of the interest of stockholders. Furthermore, the Company will give "piggy-back" registration rights with regard to the Series A Preferred Stock issuable upon exercise of the Underwriters' Warrants and such registration could result in additional expense to the Company. See Underwriting.

Risks Associated with Forward-Looking Statements

         This Prospectus contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"), and the Company intends that such forward-looking statements be subject to the safe harbors for such statements under such sections. The Company's forward-looking statements include the plans and objectives of management for future operations, including plans and objectives relating to the Company's future economic performance. The forward-looking statements and associated risks set forth in this Prospectus include or relate to: (i) the ability of the Company to locate additional locations for its nightclubs and obtain liquor licenses related thereto, (ii) the ability of the Company to generate interest in, and attract and retain customers for its Clubs, (iii) the ability of the Company to generate sufficient revenue to operate and expand on its base of nightclubs, (iv) the ability of the Company to recruit and retain quality management and (v) the ability of the Company to acquire additional profitable operating clubs. The use in this Prospectus of such words as "believes", "anticipates", "expects", "intends" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.

         The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions that the Company's Clubs will continue to produce sufficient revenues, that there will be no material adverse competitive change in condition in the Company's business, that profitability of the Company's Clubs will significantly increase, that the Company's forecasts accurately anticipate market demand, and that there will be no material adverse change in the Company's operations, business or governmental regulation affecting the Company or its business. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company's control. Accordingly, although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the Risk Factors section of this Prospectus, there are a number of other risks inherent in the Company's business and operations which could cause the Company's operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Growth in absolute and relative amounts of cost of goods sold and general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause the Company to alter its marketing, capital investment and other expenditures, which may also materially adversely affect the Company's results of operations. In light of significant uncertainties inherent in the forward-looking information included in this Prospectus, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company's objectives or plans will be achieved See Management's Discussion and Analysis, Use of Proceeds and Business.

                                 USE OF PROCEEDS


         Assuming an offering price of $12.00 per share of Series A Preferred Stock and 1,200,000 Warrants at $.125 per Warrant, the net proceeds to the Company after deduction of the underwriting discount (10%) and estimated expenses of the offering, including the Representative's nonaccountable expense allowance, will be approximately $4,054,750


The net proceeds are anticipated to be used as follows:

Repayment of debt (1)                                          $   520,000
Remodeling and expansion of
         existing Clubs                                            250,000
Development and/or acquisition
         of additional clubs                                     2,854,750
         Working capital                                           451,750


                                                                $4,054,750
--------------------

 (1) Represents (i) note payable to a bank in the amount of $275,742, due February 19, 1997, bearing interest at 6.36% per annum; (ii) a note payable to the former President and largest shareholder, in the amount of $100,000, due on demand, bearing interest at a rate of 12% per annum; (iii) a note payable by the Wichita Club to a mortgage company in the amount of $73,501, bearing interest at a rate of 18% per annum, due November, 1997; (iv) notes payable to a former limited partner of In Cahoots, Limited Partnership in the aggregate amount of $10,000, bearing interest at 18% per annum, due July, 1997, including accrued interest; and (v) notes payable to limited partners of the Wichita Club, in the aggregate amount of $42,000, bearing interest at 10% per annum, originally due in March, 1995, and subsequently extended, including accrued interest.


         The allocation of the net proceeds from this Offering set forth above represents the Company's best estimate based on its present plans and certain assumptions regarding general economic and industry conditions and the Company's anticipated future revenues and expenditures. If any of these factors change, the Company may find it necessary or advisable to reallocate some of the proceeds from working capital to other of the above-described categories. The
Company anticipates, based on its current proposed plans and assumptions relating to its operations, that the proceeds of this Offering, together with projected cash flow from operations, will be sufficient to satisfy its contemplated cash requirements for the next 12 months, although the Company may incur operating losses and significant capital expenses during that period. The Company's cash requirements beyond the 12 month period will depend on many factors, including (but not limited to) the Company's cash flow from operations, the length of time it may take for the Company to select additional locations for nightclubs and build and open such new clubs, the market acceptance of its Clubs, and the response of competitors who may open similar theme nightclubs in locations in which the Company's Clubs are located. To the extent that the funds generated by this Offering are insufficient to fund the Company's activities in the short or long term, the Company may need to raise additional debt or equity through public or private financing. The Company has no commitment for any such financing, and there can be no assurance that any additional financing will be available to the Company, when needed, and on reasonable terms. Certain statements set forth below under this caption constitute "forward-looking statements" within the meaning of the Reform Act. See Risk Factors - Risks Associated With Forward-Looking Statements for additional factors relating to such statements.

         If the over-allotment option is exercised (of which there can be no assurance), the Company will receive additional net proceeds of approximately $668,250. Any proceeds received from the exercise of the over-allotment option will be added to working capital.

         The amounts set forth above merely indicate the proposed use of proceeds, and the actual expenditures may vary substantially from the estimates. None of the items set forth in the foregoing table should be considered as a firm commitment by the Company.

         To the extent that the net proceeds are not used immediately, the Company will invest such net proceeds in short-term government securities.

                                 DIVIDEND POLICY

         Dividends are payable on the Common Stock when, as, and if declared by the Board of Directors out of funds legally available to pay dividends, subject to any preferences which may be given to holders of preferred stock. The Company has paid no cash dividends on the Common Stock to date and it does not anticipate payment of cash dividends the Common Stock in the foreseeable future.


                                 CAPITALIZATION


         The following table sets forth the capitalization of the Company as of March 31, 1997 and as adjusted, to give effect to (i) the sale of the 400,000 Shares of Series A Preferred Stock at a price of $ 12.00 per share and 1,200,000 Warrants at $ .125 per Warrant and the application of the estimated net proceeds therefrom.


                                                         March 31, 1997
                                                                     Pro Forma
                                                 Actual             As Adjusted

Long-term debt:
    Long-term debt not of
    current maturities                       $ 531,094              $ 531,094

Shareholders' equity

 Preferred  Stock,  $.10 par value
       10,000,00  shares  authorized,
       no shares issued and outstanding
       and 400,000 shares issued and
         outstanding, as adjusted                  --                  40,000

    Common Stock, $.01 par value,
         25,000,000 shares authorized,
         3,519,921 shares issued
         and outstanding                       36,347                  36,347

         Additional Paid-In-Capital         4,314,739               8,351,239
         Retained Earnings (Deficit)       (2,241,895)             (2,241,895)


Total stockholders' equity                  2,109,191               6,185,691

Total capitalization                     $  2,640,285             $ 6,716,785

                             MARKET FOR COMMON STOCK

         The Company's Common Stock was approved for listing on the NASDAQ SmallCap MarketSM, effective May 18, 1994 under the symbol "WCCI." Prior to listing on NASDAQ, the Company's Common Stock had briefly traded in the pink sheets.

         The range of high and low bid quotations for the Company's Common Stock set forth below were obtained from the National Quotation Bureau. The volume of trading in the Company's Common Stock has been limited and the bid and ask prices as reported may not be indicative of the value of the Common Stock or the existence of an active trading market. These over-the-counter market quotations reflect inter-dealer prices without retail markup, markdown or commissions and may not necessarily represent actual transactions.


1995 Fiscal Year                                    High Bid          Low Bid
First Quarter                                       $   6.00          $  5.50
Second Quarter.                                     $   6.125         $  5.875
Third Quarter                                       $   6.125         $  5.50
Fourth Quarter                                      $   6.125         $  5.125
1996 Fiscal Year
First Quarter                                       $   5.875         $  3.75
Second Quarter                                      $   5.25          $  3.50
Third Quarter                                       $   4.625         $  3.25
Fourth Quarter                                      $   3.75          $  2.00
1997 Fiscal Year
First Quarter                                       $   2.25          $  1.375
Second Quarter (through May 14)                     $   1.375         $  1.125

     On May 14, 1997, the last reported bid and asked prices for the Common Stock were $1.125 and $1.375, respectively.


         The number of record holders of the Common Stock on May 14, 1997 was 83.

                         UNAUDITED PRO FORMA INFORMATION

        Entertainment  Wichita,  Inc.  ("EWI")  is  the  general  partner  of In
Cahoots, Limited Partnership ("In Cahoots"). Through September 30, 1996, EWI owned a 1% interest in the profits and losses of In Cahoots. On October 1, 1996, limited partners of In Cahoots owning an aggregate 79% limited partnership interest, exchanged these partnership interests for an aggregate of 36,800 shares of common stock of EWI and the assumption of $150,000 of debt related to a previous acquisition of limited partnership interests by another party.

        On December 16, 1996,the Company and EWI entered into an agreement and plan of merger whereby EWI would become a 100% subsidiary of the Company. On December 16, 1996, the Company issued 400,000 shares of its common stock and assumed $150,000 of notes owed to former limited partners of In Cahoots in exchange for all of the outstanding common shares of EWI.

        The exchange of partnership interests of In Cahoots for shares of common stock of EWI and the merger of the Company with EWI have been treated as transactions between entities under common control and, therefore, the consolidated assets and liabilities of EWI are recorded at historical cost. The operations of EWI and In Cahoots are included in the consolidated statement of income beginning October 1, 1996, the first date that common control existed between them and the Company.

        The following unaudited pro forma information presents the consolidated results of operations as if the acquisitions had occurred at the beginning of the period presented and do not purport to be indicative of what would have occurred had the acquisitions been made as of that date or of results which may occur in the future.

                           WESTERN COUNTRY CLUBS, INC.

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

                      For the Year Ended December 31, 1996




                                                                           EWI
                                                                        Pro Forma
                                                                       for the Nine
                                                                       Months Ended
                                                                       September 30,
                                                           Western         1996        Pro Forma
                                                         Historical    (Unaudited)    Adjustments   Pro Forma
                                                         -----------   ------------   -----------  -----------
REVENUES
  Beverage and food sales                                 $4,961,467       $957,951   $         -   $5,919,418
  Admission fees                                           2,312,992        456,636             -    2,769,628
  Other revenues                                             393,226         35,934             -      429,160
                                                         -----------   ------------   -----------  -----------
    TOTAL REVENUES                                         7,667,685      1,450,521             -    9,118,206
                                                         -----------   ------------   -----------  -----------

COSTS AND EXPENSES
  Cost of products and services                            2,488,218        445,184             -    2,933,402
  Depreciation                                               439,802         38,363             -      478,165
  Amortization                                               197,004                            -      197,004
  Interest                                                   135,630         25,681             -      161,311
  General and administrative expense                       4,832,476        690,256             -    5,522,732
  Impairment of long-lived assets                          1,719,818              -             -    1,719,818
  Consulting fees, related parties                                 -         73,685             -       73,685
  Rent, related party                                              -        112,500             -      112,500
                                                         -----------   ------------   -----------  -----------
    TOTAL COSTS AND EXPENSES                               9,812,948      1,385,669             -   11,198,617
                                                         -----------   ------------   -----------  -----------

    INCOME (LOSS) BEFORE INCOME TAXES, OTHER
    PARTNERS' INTERESTS AND EXTRAORDINARY
    ITEM                                                 (2,145,263)         64,852             -  (2,080,411)

PROVISION (BENEFIT) FOR INCOME TAXES                       (185,605)         24,190             -    (161,415)
                                                         -----------   ------------   -----------  -----------

INCOME (LOSS) BEFORE OTHER PARTNERS'
  INTERESTS AND EXTRAORDINARY ITEM                       (1,959,658)         40,662             -  (1,918,996)

OTHER PARTNERS' INTERESTS IN NET INCOME
  OF CONSOLIDATED SUBSIDIARIES, net of income tax
  benefit of $16,868 for Western and $4,838 for EWI         (19,518)        (8,132)             -     (27,650)
                                                             -------         ------                    -------



INCOME (LOSS) FROM CONTINUING
  OPERATIONS                                            $(1,979,176)       $32,530        $      -$(1,946,646)
                                                         ==========         ======                 ==========

INCOME (LOSS) FROM CONTINUING
  OPERATIONSPER COMMON SHARE                             $    (0.65)       $  0.08       $      -     $ (0.57)
                                                         ==========        =======       ========       =====



WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING                                               3,035,079        400,000              -   3,418,641
                                                          =========        =======                  =========



The merger of Western and EWI was accounted for similar to the pooling of interest method, since the two entities were under common control. The pro forma consolidated statement of income includes twelve months of operations for EWI, nine months of EWI as a separate entity from January 1, 1996 to September 30, 1996 and three months consolidated with Western from October 1, 1996 to December 31, 1996.

                           ENTERTAINMENT WICHITA, INC.

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

                  For the Nine Months Ended September 30, 1996


                                                                       In Cahoots,
                                                                         Limited       Pro Forma       EWI
                                                             EWI       Partnership    Adjustments   Pro Forma
                                                         -----------   ------------   -----------  -----------
REVENUES
  Beverage and food sales                                $         -       $957,951    $        -     $957,951
  Admission fees                                                   -        456,636             -      456,636
  Other revenues                                                   -         35,934             -       35,934
                                                         -----------   ------------   -----------  -----------
    TOTAL REVENUES                                                 -      1,450,521             -    1,450,521
                                                         -----------   ------------   -----------  -----------

COSTS AND EXPENSES
  Cost of products and services                                    -        445,184             -      445,184
  Depreciation                                                     -         38,363             -       38,363
  Amortization
  Interest                                                         -         25,681             -       25,681
  General and administrative expense                               -        690,256             -      690,256
  Consulting fees, related parties                                 -         73,685             -       73,685
  Rent, related party                                              -        112,500             -      112,500
                                                         -----------   ------------   -----------  -----------
    TOTAL COSTS AND EXPENSES                                       -      1,385,669             -    1,385,669
                                                         -----------   ------------   -----------  -----------

    INCOME BEFORE INCOME TAXES, EQUITY
      IN INCOME OF PARTNERSHIP, AND OTHER
      PARTNERS' INTERESTS                                          -         64,852             -       64,852

PROVISION FOR INCOME TAXES                                         -         24,190             -       24,190
                                                         -----------   ------------   -----------  -----------

    INCOME BEFORE EQUITY IN INCOME OF
      PARTNERSHIP AND OTHER PARTNERS'
      INTERESTS                                                    -         40,662             -       40,662

EQUITY IN INCOME OF PARTNERSHIP, net of tax
  expense of $97                                                 552              -         (552)            -

OTHER PARTNERS' INTERESTS IN NET INCOME
  OF CONSOLIDATED SUBSIDIARY, net of income tax
  benefit of $4,838                                                -              -       (8,132)      (8,132)
                                                         -----------   ------------   -----------  -----------

    NET INCOME                                                  $552        $40,662      $(8,684)      $32,530
                                                         ===========   ============   ===========  ===========




The activity of In Cahoots, Limited Partnership for the nine months from January 1, 1996 until acquired is shown within the pro forma income statement as if the acquisition occurred on January 1, 1996. The pro forma adjustments consist of the elimination of the "Equity in income of partnership" and the reclassification of the "Other partners' interests in net income of consolidated subsidiary."

                           WESTERN COUNTRY CLUBS, INC.

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

                      For the Year Ended December 31, 1995



                                                           Western         EWI         Pro Forma
                                                         Historical     Pro Forma     Adjustments   Pro Forma
                                                         -----------   ------------   -----------  -----------
REVENUES
  Beverage and food sales                                 $5,878,502     $1,616,741   $         -   $7,495,243
  Admission fees                                           1,986,847        735,881             -    2,722,728
  Other revenues                                             642,709         67,133             -      709,842
                                                         -----------   ------------   -----------  -----------
    TOTAL REVENUES                                         8,508,058      2,419,755             -   10,927,813
                                                         -----------   ------------   -----------  -----------

COSTS AND EXPENSES
  Cost of products and services                            2,349,097        811,945             -    3,161,042
  Depreciation and amortization                              642,812         65,212             -      708,024
  Interest                                                   137,059         46,002             -      183,061
  General and administrative expense                       4,909,189      1,109,054             -    6,018,243
  Consulting fees, related parties                            11,400        127,005             -      138,405
  Rent, related parties                                            -        157,011             -      157,011
  Merger expenses                                            117,190              -             -      117,190
                                                         -----------   ------------   -----------  -----------
    TOTAL COSTS AND EXPENSES                               8,166,747      2,316,229             -   10,482,976
                                                         -----------   ------------   -----------  -----------

    INCOME BEFORE INCOME TAXES, OTHER
      PARTNERS' INTEREST, EQUITY IN LOSS OF
      PARTNERSHIP AND WRITE OFF OF INVESTMENT
      IN PARTNERSHIP                                         341,311        103,526             -      444,837

PROVISION FOR INCOME TAXES                                 (133,660)       (40,700)             -    (174,360)
                                                         -----------   ------------   -----------  -----------

    INCOME BEFORE OTHER PARTNERS' INTERESTS,
      EQUITY IN LOSS OF PARTNERSHIP AND WRITE
      OFF OF INVESTMENT IN PARTNERSHIP                       207,651         62,826             -      270,477

OTHER PARTNERS' INTERESTS IN NET INCOME
  OF CONSOLIDATED SUBSIDIARIES, net of income tax
  benefit                                                   (20,587)       (13,460)             -     (34,047)

EQUITY IN LOSS OF PARTNERSHIP, net of income tax
  benefit                                                  (123,676)              -             -    (123,676)

WRITE OFF OF INVESTMENT IN PARTNERSHIP, net of
  income tax benefit                                       (274,621)              -             -    (274,621)
                                                         -----------   ------------   -----------  -----------

    NET INCOME (LOSS)                                     $(211,233)        $49,366   $         -   $(161,867)
                                                         ===========   ============   ===========  ===========

NET INCOME (LOSS) PER COMMON SHARE                           $(0.07)          $0.12   $         -        $0.05
                                                         ===========   ============   ===========  ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                 3,030,383        400,000             -    3,430,383
                                                         ===========   ============   ===========  ===========


                           ENTERTAINMENT WICHITA, INC.

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

                      For the Year Ended December 31, 1995



                                                                       In Cahoots,
                                                                         Limited       Pro Forma       EWI
                                                             EWI       Partnership    Adjustments   Pro Forma
                                                         -----------   ------------   -----------  -----------
REVENUES
  Beverage and food sales                                $         -     $1,616,741    $        -   $1,616,741
  Admission fees                                                   -        735,881             -      735,881
  Other revenues                                                   -         67,133             -       67,133
                                                         -----------   ------------   -----------  -----------
    TOTAL REVENUES                                                 -      2,419,755             -    2,419,755
                                                         -----------   ------------   -----------  -----------

COSTS AND EXPENSES
  Cost of products and services                                    -        811,945             -      811,945
  Depreciation and amortization                                    -         65,212             -       65,212
  Interest                                                         -         46,002             -       46,002
  General and administrative expense                           4,500      1,104,554             -    1,109,054
  Consulting fees, related parties                                 -        127,005             -      127,005
  Rent, related party                                              -        157,011             -      157,011
                                                         -----------   ------------   -----------  -----------
    TOTAL COSTS AND EXPENSES                                   4,500      2,311,729             -    2,316,229
                                                         -----------   ------------   -----------  -----------

    INCOME (LOSS) BEFORE INCOME TAXES, EQUITY
      IN INCOME OF PARTNERSHIP, AND OTHER
      PARTNERS' INTERESTS                                    (4,500)        108,026             -      103,526

PROVISION FOR INCOME TAXES                                         -         40,700             -       40,700
                                                         -----------   ------------   -----------  -----------

    INCOME (LOSS) BEFORE EQUITY IN INCOME
      OF PARTNERSHIP AND OTHER PARTNERS'
      INTERESTS                                              (4,500)         67,326             -       62,826

EQUITY IN INCOME OF PARTNERSHIP, net of tax
  expense of $142                                                938              -         (938)            -

OTHER PARTNERS' INTERESTS IN NET INCOME
  OF CONSOLIDATED SUBSIDIARY, net of income tax
  benefit of $4,838                                                -              -      (13,460)     (13,460)
                                                         -----------   ------------   -----------  -----------


    NET INCOME (LOSS)                                       $(3,562)        $67,326     $(14,398)      $49,366
                                                         ===========   ============   ===========  ===========




The activity of In Cahoots, Limited Partnership for the year ended December 31, 1995 is shown within the pro forma income statement as if the acquisition occurred on January 1, 1995. The pro forma adjustments consist of the elimination of the "Equity in income of partnership" and the reclassification of the "Other partners' interests in net income of consolidated subsidiary."

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

         Management's discussion and analysis of financial condition and results of operations is intended to assist in understanding the financial condition and results of operations of the Company. The information contained in this section should be read in conjunction with the Consolidated Financial Statements and accompanying notes thereto and the other sections contained in the Prospectus. Special Note: Certain statements set forth below under this caption constitute "forward-looking statements" within the meaning of the Reform Act. See Risk Factors - Risks Associated With Forward-Looking Statements for additional factors relating to such statements.

General

         The Company started in April 1993 with a country-western nightclub in Indianapolis, Indiana (the "Indy Club"). In April 1994, the Company opened a nightclub in St. Louis, Missouri (the "St. Louis Club"). The Company financed these Clubs though limited partnerships in which it was the general partner. In May 1994, the Company completed its initial public offering of securities receiving net proceeds of approximately $1.9 million. In November 1994, the Company purchased a nightclub in Tucson, Arizona (the "Tucson Club"). At this time the Company also increased its ownership of the Indy Club to 80% and acquired 100% of the St. Louis Club.

         In June 1995, the Company participated as a 50% limited partner in a partnership formed to acquire the Atlanta Club. The Company contributed $500 in partnership capital and loaned an additional $638,822 to the partnership. Due to continuing losses, the Company wrote off its interest in the Atlanta partnership effective December 31, 1995. See Business - Investment in Limited Partnership.

         In September 1996, Troy H. Lowrie, then President and largest shareholder of the Company entered into a Stock Purchase Agreement whereby (i) Red River Concepts, Inc., a Delaware corporation ("Red River"), would acquire 1,300,000 shares of Mr. Lowrie's Common Stock; (ii) new management assumed control of the operations of the Company; and (iii) James E. Blacketer and Joe
R. Love, directors of Red River, were appointed to the Company's Board of Directors. The change of control occurred in October 1996.

         New management immediately instituted a plan to acquire the Wichita Club, which had been in operation since March 1994, and had continuously generated operating profits. Management believed that the Wichita operation would be an appropriate addition to the Company's Clubs, and would provide additional profit contribution to the Company with minimal increase in overhead. Subsequently, on December 16, 1996, the Company acquired the Wichita Club for 400,000 shares of the Company's Common Stock and assumption of $150,000 in debt. The Wichita Club was owned in part by persons or entities affiliated with James
E. Blacketer and Joe R. Love directors of the Company. See Certain Relationships And Related Transactions.

         New management of the Company introduced substantial changes in the Company's plan of operations and management strategies. The Company's prior strategies focused primarily on cost reduction as the preferred means of improving profitability. Such strategies resulted in lean Club-level management and loss of experienced personnel, low levels of physical facility maintenance and reinvestment, and reduced levels of advertising, promotion and entertainment expenses. Current management has replaced much of the Club-level management with new, experienced managers, instituted management training procedures, implemented a cost management system which includes daily unit-level accounting and reporting, improved the sound, light and video systems, increased and redirected radio buys within the local markets, and implemented new advertising and in-store promotions. Current management has also dedicated approximately $250,000 of this offering's proceeds to the remodeling and enhancements of its clubs in order to address those maintenance items and enhancements which have been deferred by previous management. These changes reflect current management's belief that long-term strategies involving greater investment in personnel and physical facilities will ultimately produce superior financial performance.

         New management also undertook steps to improve the financial performance of the Tucson Club, which was hampered by high acquisition, leasehold and operating costs and declining revenues. During October 1996, the Club was remodeled into two entertainment venues in order to attract new customers and revenues, cost cutting measures were instituted, and new unit-level management was installed. Despite these measures, based on the Club's continuing decline in performance, high overhead and occupancy costs, and lack of foreseeable benefit from any of the turnaround measures instituted, management recommended, and the Company's Board of Directors approved, the closure of the Tucson Club in March 1997. Subsequently, the company sold the Tucson Club assets in May 1997 and has reached an agreement in principle to settle the leasehold obligations. Details of the sale and lease settlement are described more fully below.

 Liquidity and Capital Resources

         Historically, the Company has funded its capital needs through a combination of cash flows from operations, proceeds from public and private securities issuances, and loans from commercial banks, principal shareholders or related persons or entities. In July 1996, the Company issued 95,200 shares of Common Stock in a private placement generating proceeds of $238,000. The Company also borrowed $300,000 from a bank to fund the early settlement of a covenant not to compete related to the purchase of the Tucson Club and to repay $100,000 to the Company's former president. Repayment of notes payable of $871,265 during 1996 included: $393,000 repaid to International Entertainment Consultants, Inc., a Company owned by a relative of the Company's former president; $100,000 to Lowrie Management, a company owned by the Company's former president; $42,730 to Dulaney Bank, holder of the first mortgage on the Indy Club; $27,317 to Expo Bowl, holder on the second mortgage for the Indy Club; and $269,197 to extinguish the covenant not to compete. The Company also invested $226,818 in remodeling, refurbishing and enhancing its Clubs during 1996. During the first quarter of 1997 the Company borrowed $140,000 from a lender to supplement its cash. Uses of cash during the quarter included repayment of notes payable of $248,086 ($200,000 to a commercial bank; $27,714 to related parties on notes outstanding; and $20,372 to holders of the first and second mortgages on the Indy Club). See Consolidated Statement of Cash Flows, below.

         As of December 31, 1996, the Company had cash of $190,624, which was generated from operating activities, financing activities and equity participation. Cash for the twelve months ended December 31, 1996 decreased $33,215 from cash of $223,839 reported at December 31, 1995. For the year ended December 31, 1996, the Company generated $818,620 in cash flows from operations compared to $934,831 from operations for the year ended December 31, 1995, or a decrease of $116,211. This decrease in cash flow for 1996 is primarily due to the decrease in revenues experienced by the Company and $142,857 expended in offering costs during the period, which was partially offset by an increase in accounts payable and accrued expenses of $276,135 and a refund of income taxes of $152,851. Net cash provided from operations was primarily generated from depreciation and amortization expense of $636,806, and Common Stock issued for services of $159,166 for the twelve months ended December 31, 1996.

         As of March 31, 1997, the Company had cash of $154,152, which was generated from operating activities, financing activities and equity participation. Cash for the quarter ended March 31, 1997 decreased $36,472 from cash of $190,624 reported at December 31, 1996. For the quarter ended March 31, 1997, the Company generated a negative $97,217 in cash flow from operations compared to positive cash flow of $143,628 from operations for the quarter ended March 31, 1996, or a decrease of $240,845. This decrease in cash flow for the quarter is primarily due to the loss from operations experienced by the Company and $66,134 expended in costs related to the Public Offering during the period. Store-level losses of $90,023 at the Tucson were the principal component in the operating loss and the decrease in cash flow.

         At December 31, 1996, the Company's working capital position (current assets minus current liabilities) was a negative $533,633, compared with a negative $640,215 at the end of 1995, an improvement of $106,582. At March 31, 1997, the Company's working capital position was a negative $541,145 compared with a negative $533,633 at the end of 1996, or an additional $7,512 deficit. Management does not believe the negative working capital position poses a liquidity risk or is unusual in the Company's line of business, which is labor intensive, has significant payables and does not have significant receivables or inventory. During 1996 working capital was impacted most heavily by the use of cash in the amount of $226,818 during the year to remodel and enhance the Company's Clubs, and by the net reduction of current notes payable and current portion of long-term debt of the Company in the amount of $181,799.

         Property and equipment is primarily made up of assets required to open and operate the Indy, St. Louis and Wichita Clubs. Leasehold improvements total $2,116,885; equipment, furniture and fixtures are $1,009,131; buildings and improvements are $755,900; and land and improvements are $298,286. As of December 31, 1996, management determined that the value of the long-lived assets related to the Tucson Club, including furniture and fixtures, equipment and leasehold improvements, would not be realized based on future expected cash flows. Therefore, the carrying value of these assets in the amount of $927,152 has been charged to expense in 1996.

         Goodwill and the amount of the covenant not to compete decreased during 1996 by $414,502 and $508,019, respectively, due to amortization during the year and the impairment write-offs as of December 31, 1996, relating to the Tucson Club in the amounts of $321,371 for goodwill and $471,295 for the covenant not to compete.

         During 1996 deferred income tax asset increased $136,621 to $333,621 due primarily to the expected tax benefit from the impairment of the Tucson Club assets. Future realization of this asset is dependent upon the generation of sufficient future taxable income liability against which its losscarryforward and losses from the impairment of the Tucson Club assets can be offset. The amount of the deferred tax asset at December 31, 1996 and March 31,1997 does not include $668,244 reserved as a deferred income tax valuation allowance based on historical operating results and projected levels of future income tax liability. The reserved allowance will provide additional benefit if the Company's level of future income tax liability exceeds the deferred income tax asset within the carryforward period (15 years). Income taxes receivable at December 31, 1996 decreased $152,851 due to refunds received from Federal and state authorities by the Company during the year.

         Accounts payable at December 31, 1996 increased $145,467 as compared to amounts due a year earlier in part because new management established revolving credit terms with a number of service providers at the club level whereas prior management had paid these expenses as incurred. The Company also had additional amounts owing at year end 1996 related to this public securities offering, which were not present at December 31, 1995. Accounts payable at March 31, 1997 decreased $77,812 as compared to amounts due at December 31, 1996. Total liabilities decreased by $55,686 during 1996, due to a decrease of $331,821 in notes payable ($181,799 relating to current notes payable and $150,022 relating to long-term notes payable) which was partially offset by the increase in accounts payable of $145,467 and an increase in accrued expenses of $130,668. The reduction in notes payable is primarily attributable to the satisfaction of the Tucson Club covenant not to compete offset by new borrowings incurred to effect such settlement, in the net amount of $98,961, and the reduction in the notes payable to related parties in the amount of $113,621. In the first quarter of 1997, total liabilities decreased by $167,207 due to the decrease in accounts payable and a net decrease in notes payable by the Company of $108,086, partially offset by an increase of $18,691 in accrued expenses which relate to accruals for future rent escalations. Long term liabilities decreased by $23,958 due to the continued reduction of these notes in accordance with required monthly amortization.

         The Company has and is aggressively looking toward expanding its operations in the future. It intends to expand its ownership and operation of country-western nightclubs and may acquire other nightclub or restaurant concepts. Potential locations are being considered in both the Midwestern and Southwestern sections of the country. This growth strategy will dictate the need for and application of funding though 1997 and beyond. New management expects to fund its growth strategy primarily with proceeds from the Public Offering, which is expected close in June 1997. Further expansion may be financed through private and/or public equity offerings, internal funding, bank financing, or a combination of the foregoing. The Company may also purchase existing clubs or restaurants through transactions involving the issuance of the Company's Common Stock or cash. Until the Company's profitability is restored and debt levels are decreased, management does not foresee commercial banks as a significant source of capital financing. If the Company is unsuccessful in completing the Public Offering in the near future, the Company's planned expansion will be sharply curtailed. Management believes that current levels of cash flow will support existing operations for the foreseeable future.

Results of Operations

Year Ended December 31, 1996 Compared to the Year Ended December 31, 1995

         Total revenues of the Company decreased by 10% during 1996, including a decline in beverage and food sales of $917,035 or 16%, which was partially offset by an increase in admission fees of $326,145. This decline in core business of the Company is attributed to declining sales in each of the Company's existing Clubs, which was offset in part by the addition of the Wichita Club sales for the fourth quarter. The Indy Club experienced a sales decline of $293,068 or 13%; the St. Louis Club experienced a sales decline of $482,306 or 13%; and the Tucson Club experienced a sales decline of $461,299 or 20%. Other revenues, consisting of machine, boutique and consignment income, declined by $249,483, or 39%. During October 1996, new management instituted marketing promotions which shifted revenues from beverage sales to admission fees. This change accounts for the increase in admission fees while beverage and food sales were concurrently showing declines.

         Due to the Tucson Club's inability to generate current or projected positive cash flow, and the subsequent decision to discontinue the Club's operations, the Company concluded that the assets of the Club were completely impaired at December 31, 1996, and were written off as an impairment expense in the amount of $1,719,818 in the Company's financial statements.

         Total costs and expenses in 1996 increased by $1,646,201, or 20%, most of which is attributable to the impairment of the Tucson Club assets. The Company's cost of products and services increased by $139,121 due to the increased costs of beverage purchases associated with the new promotions discussed above, and additional salary expense incurred in the implementation of additional management personnel at each Club. Depreciation expense increased by $56,911 as a result of the increased expense recorded on the Tucson Club remodeling completed in 1995, and the addition of the Wichita Club as of October 1, 1996. Amortization expense decreased by $62,917 due to the pre-opening expenses relating to the St. Louis and Tucson Clubs being completely amortized in 1995 and 1996, respectively. General and administrative expenses decreased by $76,713, even though prior management and certain consultants to prior management received additional compensation of $112,500 from stock and stock option grants recorded in the third quarter of 1996, and the Company wrote off a note receivable from Cowboys Entertainment, Inc.
in the amount of $100,000 in the fourth quarter of 1996.

         In September 1996, the Company settled its remaining obligations under the liability relating to the Tucson Club covenant not to compete for $300,000 cash. The Company was reflecting a liability of $405,506 at that time and therefore, recognized an extraordinary gain on the extinguishment of the debt of $105,506, reduced by income tax of $39,776 thereon.

         For the year ended December 1996, the Company incurred a consolidated loss of $1,913,446 compared to a consolidated loss of $211,233 in 1995. This increased loss was caused by the following factors: (i) the loss from operations suffered by the Tucson Club of approximately $419,000 coupled with the resulting impairment of the Tucson Club assets of approximately $1,720,000; (ii) the write-off of the note receivable from Cowboys Entertainment, Inc. in the amount of $100,000; (iii) the decline in revenues of the Indy and St. Louis Clubs during the fiscal year; (iv) additional expense incurred in the transition to new management's operational and marketing strategies, consisting of relocation and training costs and attention to repairs and maintenance items which had previously been deferred.

Quarter Ended March 31, 1997 Compared to the Quarter Ended March 31, 1996


         For the period ended March 31, 1997, total revenues of the Company decreased by $32,843 or 1.5% as compared to the first quarter of 1996. The decline in revenues was primarily attributable to sharply lower revenues of the Tucson Club, the assets of which were sold May 1, 1997. Beverage and food sales increased by $36,216 or 2.5%, but this increase was more than offset by a decrease in admission fees and other revenues of $69,059 of 9.9%. This decline in admission fees and other revenues is primarily attributable to the Company's decision in January, 1997 to contract with an independent promoter for entertainment performances instead of contracting performances internally. This change reduces both admission and fee revenue and concert-related expense, which are generally borne by the promoter.


         Total  costs and  expenses  for the  first  quarter  of 1997  increased
$179,698, or 9% over the first quarter of 1996. The cost of products and services increased $152,269 or 24%, partially as a result of additional beverage costs associated with marketing promotions implemented during the fall of 1996. The increase in cost of products and services was partially offset by (i) decreases in depreciation and amortization of $43,356 or 27% (related to the write-off of the Tucson Club's assets at December 31, 1996); and (ii) decreases in interest expense of $7,839 or 21%. General and administrative expenses increased $78,624 or 7%.


         The Company operated three Clubs during the first quarter 1996: the Indy Club the St. Louis Club and the Tucson Club. During the first quarter 1997, the Company also operated the Wichita Club. The Tucson Club was sold May 1, 1997, and became a discontinued operation. The Indy Club reported sales of $453,477 and $508,264 for the first quarter 1997 and 1996, respectively, or a decline of 10.8%. Sales at the St. Louis Club were $721,867 for the first quarter 1997 compared to $1,024,822 for 1996, a decline of 29.6%. The Tucson Club experienced a sales decline of 32.7% for the first quarter 1997 compared to 1996, reporting sales of $400,970 versus $595,804. The Wichita Club recorded an increase in first quarter sales of $39,474 or 8.1%, showing sales of $526,694 as compared to $487,220 a year ago. The Company believes that the decline in sales at the Indy and St. Louis Clubs were due in part to its conversion of these Clubs to the entertainment format used in the Wichita Club and as a result of the deferred maintenance and enhancements. The format changes, which are designed to appeal to a younger and more diverse customer, are expected to show positive results in future quarters. The Wichita Club is experiencing growth in sales and operating income and management believes the Indy and St. Louis Clubs will experience similar improvements. The Company has dedicated a portion of the proceeds of this Public Offering to the remodeling of these Clubs, which is expected to restore profitability.

         The Company has sold the Tucson Club assets effective May 1, 1997, and reached an agreement in principle to settle its future rental obligations under the related lease. Under the purchase and sale agreement with an unaffiliated party, the Company will receive $325,000 from the sale as follows: $100,000 cash which was paid at closing, $10,000 to be paid in cash each month for three months beginning June 1997, and the balance of $195,000 to be paid by promissory note having monthly payments of $7,500 beginning in November 1997 until maturity at September 30, 1999. The note bears interest at eight percent per year and provides for prepayment discounts of $20,000 if paid before December 31, 1997, and $10,000 if paid before December 31, 1998. Under the lease settlement, the Company is obligated for rent and property taxes through July 1997 in the amount of $93,400, which obligation will be paid in monthly installments of $10,750 beginning June 1997, with the balance due December 31, 1997. The Company's security deposit of $24,000 will be transferred to the benefit of the new lessee. This settlement agreement is expected to close in May, 1997. During the first quarter, the Tucson Club suffered an operating loss before taxes of $90,023. Additionally, the Company expects to report an additional Tucson Club operating loss for April, 1997.




         For the quarter ended March 31, 1997, the Company incurred a consolidated loss of $82,044 compared to a consolidated gain of $90,670 for the quarter ended March 31, 1996. This loss was primarily due to the operating loss of the Tucson Club of approximately $90,000.



         With the sale of the Tucson Club assets as of May 1, 1997, and the gain to be reported thereon in the second quarter, management believes the Company and its three remaining Clubs will return to profitability. Management also believes that, assuming completion of the Public Offering, the Company can expand its number of operating locations, and that the combination of the elimination of Tucson Club losses and the expansion of new locations will ensure the Company's success in future periods.

                                    BUSINESS

         The Company operates three "country-western" theme nightclubs under the name In Cahoots. The nightclubs are located in Indianapolis, Indiana (the "Indy Club"); St. Louis, Missouri (the "St. Louis Club"); and Wichita, Kansas (the "Wichita Club"). The Clubs are large, ranging in size from 30,000 to 50,000 square feet, and each Club features live entertainment, dancing, bar and food in a country-western atmosphere.

         The Company intends to expand its network of Clubs, either through acquisition of existing clubs or by building new clubs. Potential future locations include Louisville, Kentucky; Houston, Texas; Dallas, Texas; Oklahoma City, Oklahoma; Tulsa, Oklahoma; and Tampa Bay, Florida. Decisions as to potential club locations are highly influenced by site availability and price, zoning, competition and demographic factors.

         Gross revenues by Club for each of the past three years are as follows:

Club(1)                                                                Year Ended December 31,

                                                              1994              1995             1996

The Indy Club(2)                                           $3,301,252        $2,249,516       $1,956,448
The St. Louis Club(3)                                      $2,400,548        $3,843,062       $3,360,756
The Wichita Club(4)                                        $2,811,776        $2,419,755       $1,988,095
The Tucson Club(5)                                         $3,125,288        $2,257,848       $1,796,549

--------------------

 (1) The Company is also a 50% limited partner of Cowboys Concert Hall/Atlanta, Ltd., a Texas limited partnership (the "Atlanta Partnership") formed June 29, 1995 to own and operate a country-western nightclub in Atlanta under the name of Cowboys (the "Atlanta Club"). The Company accounted for its interest in the Atlanta Club using the equity method, pursuant to which it recognized a loss of $123,676, net of income taxes, for the year ended December 31, 1995. Due to continuing losses, the Company wrote off its investment in the Atlanta Club as of December 31, 1995, resulting in a charge against income of $274,621 after taxes. The Atlanta Partnership was placed in Chapter 11 bankruptcy in September 1996, and although the Atlanta Club continues to operate, substantial doubt exists whether the Company will recover any of its investment. For the six-month period ended December 31, 1995, gross revenues earned by the Atlanta Club were $1,344,262. The Company lacks reliable information regarding gross revenues for the year ended December 31, 1996. See Investment in Limited Partnership, below.

(2) The Indy Club opened in April 1993. During 1993, the Company accounted for the Indy Club by the equity method and therefore recognized its share of the Indy Club net income of $272,381 as revenues on the Company's financial statements.

(3) The St. Louis Club opened as a non-alcoholic establishment in April 1994, and began marketing alcoholic beverages in May 1994.

(4) The Wichita Club opened in February 1994. The Company acquired its interest in the Wichita Club in December 1996. See The Wichita Club, below.

(5) The Company purchased the Tucson Club in November 1994, and expects to sell the Club in May 1997. See The Tucson Club, below.

The Indy Club

         The Indy Club, the first of the Company's clubs, operates under the name In Cahoots. From 1993 to 1996, it operated under the name A Little Bit of Texas. The Indy Club consists of approximately 34,300 square feet of entertainment facilities, including several bars, a state-of-the-art sound and light system (which supports live and taped music), a walk up food service facility featuring hamburgers, pizza, sandwiches and franks, and two in-club stores which sell western wear and souvenirs. National name entertainment, such as Blackhawk, Lori Morgan, Tracy Lawrence, Tracy Byrd, Little Texas and Bryan White, are featured at the Indy Club on a regular basis, usually scheduled during the middle of the week to attract audiences on what would otherwise be the club's less popular days. In addition, regional name entertainers are scheduled Tuesday through Saturday evenings. A modest cover charge is required to enter the Indy Club, and a customer's average expenditure, exclusive of food and souvenirs, is approximately $12.00.

         The Homestead Store a non-affiliated entity, leases approximately 500 square feet of the Indy Club, and sells wardrobe items on a commission basis. The Logo Boutique, which is owned by the Indy Club, also sells proprietary wardrobe items.

         The Indy Club is owned by Western Country Club, I, Ltd., ("WCC I, Ltd."), a Colorado limited partnership, of which the Company is general partner and an 80% owner. The Company acquired its majority interest in September 1994 through an exchange of cash and Common Stock for partnership interests. Costs and revenues are borne in proportion to the ownership interests. See Certain Relationships and Related Transactions.

 The St. Louis Club

         The St. Louis Club is located on the I-70 corridor between St. Louis, Missouri and Kansas City, Kansas. The design of the St. Louis Club is similar to that of the Indy Club and operates under the name In Cahoots. From 1994 to 1996, it operated under the name A Little Bit of Texas. The Club consists of approximately 50,000 square feet, and is the largest of the Company's Clubs. Sundance Silver & Hide, which sells wardrobe items, including hats and boots, occupies approximately 800 square feet of the Club. The Homestead Store, which sells Western Indian artifacts, clothing and jewelry, occupies approximately 600 square feet of the Club. The Austin Eatery, a walk-up restaurant selling hamburgers, pizza, sandwiches and franks, occupies approximately 2,000 square feet of the Club. Sundance Silver & Hide and the Homestead Store are non-affiliated entities. The customer's average expenditure, exclusive of food and souvenirs, is approximately $12.00.

     Western Country Club III, Ltd. ("WCC III, Ltd."), a Colorado limited partnership formed in 1994, provided the initial funding for the construction, renovation and furnishing of the St. Louis Club. The Company served as the general partner of WCC III, Ltd., and in September 1994, purchased all of the assets of WCC III, Ltd. in exchange for 158,664 shares of its unregistered Common Stock. See Certain Relationships and Related Transactions.

The Wichita Club

         The Wichita Club opened in February 1994, and has been voted the top country-western club in Wichita since opening. The Club consists of approximately 30,000 square feet, has a maximum occupancy of 1600 persons and has parking for 900 cars. The Wichita Club is designed to appeal to rodeo cowboys as well as the casual country-western music lover. It blends high tech, state-of-the-art, and "good old country boy" entertainment. The high tech presentation includes giant 20-foot video screens, double CD players, a roll up lighted American flag, neon touch lighting and the capability to include a live band's sound throughout the house speaker system. A comfortable ambiance is achieved through rustic wooden floors, old west photographs, antique back bars and huge hand painted mural of past and present Country and Western entertainers. The showcase of the Club is the circular, racetrack style dance floor, complete with a bar in the center allowing for more dancing room.

         The Company acquired its 80% interest in the Wichita Club on December 16, 1996 when it acquired Entertainment Wichita, Inc. ("EWI"), the general partner and 80% owner of In Cahoots Limited Partnership, a Kansas limited partnership. In Cahoots, Limited Partnership owns the Wichita Club. In exchange for the 80% interest, the Company issued 400,000 shares of its Common Stock and assumed $150,000 in debt through a merger transaction with EWI. The ownership of EWI included Dominic W. Grimmett, an officer of the Company, an entity owned by James E. Blacketer, President and a director of the Company, two adult sons of Mr. Blacketer and an entity owned by an adult son of Joe R. Love, also a director of the Company. See Certain Relationships and Related Transactions.

The Tucson Club

         The Company purchased the Wild Wild West nightclub from Wild Wild West, Inc. and Buckaroos, Inc. on November 1, 1994 for $1,000,000 in cash and $700,000 payable to certain individuals in consideration of covenants not to compete through October 31, 1997. Subsequently, in 1995, the term of the covenants not to compete was extended from three to fifteen years. The Tucson Club was remodeled to the A Little Bit of Texas format and operated under that name until November 1996, when the Club was again remodeled and its name was changed to Stampede. Revenues at the Tucson Club have steadily declined and the Club has not been profitable, particularly when compared to its acquisition debt. In March 1997, management determined that it would be in the best interests of the Company and its shareholders to discontinue the Tucson Club's operations, and sold the Tucson Club assets effective May 1, 1997. Management has also reached an agreement in principle to settle its future leasehold obligations, which is expected to close in May 1997. See Management's Discussion and Analysis.

New Management and Revised Plan of Operations

         The Company's senior management changed in late 1996 introducing substantial changes in the Company's plan of operations and management strategies. The Company's prior strategies focused heavily on cost reduction as the preferred means of improving profitability. Such strategies resulted in lean Club-level management and loss of experienced personnel, low levels of physical facility maintenance and reinvestment, and reduced levels of advertising, promotion and entertainment expense. Current management has replaced much of the Club-level management, added experienced Club-level management, instituted management training procedures, implemented a cost management system which includes daily unit-level accounting and reporting, improved the sound, light and video systems, increased radio buys within the local markets, and implemented new advertising and in-store promotions. These changes reflect current management's belief that long-term strategies involving greater investment in personnel and physical facilities will produce a superior financial performance.

Entertainment

         The Company seeks to book nationally known entertainers as well as regionally-known entertainers and/or bands which do not yet have national recognition. The Company believes it will have a better chance to book nationally known entertainers after two or three more clubs are opened and operating, as entertainers can then be offered three or four appearances, instead of just one or two appearances. The Company believes its ability to offer several scheduled performances to an entertainer will result in a lower price for all performances than if booked on a one-performance-at- a-time basis.

Expansion Strategy

         The Company intends to grow primarily through owning and operating additional nightclubs. Additional nightclubs may be financed through private and/or public equity offerings, internal funding, bank financing or a combination of the foregoing. The Company may also purchase existing clubs through transactions involving the issuance of the Company's stock and/or cash. Future locations under consideration by the Company include Houston, Texas; Louisville, Kentucky; Dallas, Texas; Oklahoma City, Oklahoma; Tulsa, Oklahoma; and Tampa Bay, Florida.

 Investment in Limited Partnership

         The Company is a 50% limited partner of Cowboys Concert Hall/Atlanta, Ltd, a Texas limited partnership (the "Atlanta Partnership") formed June 29, 1995 to own and operate a country-western nightclub in Atlanta under the name of Cowboys (the "Atlanta Club"). The Atlanta Club consists of 49,000 square feet with three different levels for seating, general entertainment, dining and dancing. The Club's maximum occupancy is 4,000 people. The Company initially loaned the Atlanta Partnership $638,822, but wrote off its investment in the Atlanta Partnership effective December 31, 1995, due to continuing losses.

         On September 16, 1996, the Atlanta Partnership filed a Voluntary Petition in Bankruptcy under Chapter 11 in the United States Bankruptcy Court, Northern District of Georgia, Atlanta Division (96-74391). Although the Atlanta Club continues to operate, substantial doubt exists whether the Company will recover any of its investment if and when the Atlanta Partnership is reorganized.

Government Regulation

         The Company's business is subject to extensive Federal, state and local government regulations, including regulations relating to alcoholic beverage control, public health and safety, zoning and fire codes. In addition, each nightclub restaurant must have food service licenses from local health authorities. The failure to obtain or retain food, liquor or other licenses would adversely affect the operations of the Company's nightclubs.

         Alcoholic beverage control regulations require each of the nightclubs to apply to a state authority, and, in certain locations, county or municipal authorities for a license or permit to sell alcoholic beverages on the premises and to provide service for extended hours and on Sundays. Alcoholic beverage control regulations relate to numerous aspects of the daily operation, advertising, wholesale purchasing, inventory control and handling, storage and dispensing of alcoholic beverages. Any difficulties, delays or failures in obtaining such licenses, permits or approvals could delay or prevent the opening of a nightclub in a particular area.

         Licenses to sell alcoholic beverages must be renewed annually and may be suspended or revoked at any time for cause, including violation by the Company or its employees of any law or regulation pertaining to alcoholic beverage control, such as those regulating the minimum age of patrons or employees, advertising, wholesale purchasing, and inventory control, handling and storage. Although each nightclub is operated in accordance with procedures designed to assure compliance with all applicable codes and regulations, liquor licenses are renewed by agencies of local governments, which are subject to political pressures and community attitudes toward establishments which sell liquor. There can be no assurance that even if a liquor license is obtained that it will continue to be renewed. Failure of a nightclub to obtain or retain a liquor license would adversely affect its operations.

         The Company may be subject in certain states to "dram-shop" statutes, which generally provide a person injured by an intoxicated person the right to recover damages from the establishment which wrongfully served alcoholic beverages to the intoxicated person. A judgment against the Company under a dram-shop statute in excess of its insurance coverage and any reserve provided by the Company could have a material adverse effect on the Company. Kansas, Indiana and Missouri do not presently have dram-shop statutes. There can be no assurance that states in which the Company has clubs or proposes to locate clubs will not in the future adopt such legislation.

         The development and construction of additional nightclubs will be subject to compliance with applicable zoning, land use and environmental regulations. Management believes that Federal and state environmental regulations have not had a material effect on the Company's operations, but more stringent and varied requirements of local governmental bodies with respect to zoning, land use and environmental factors could delay construction of new nightclubs and add to their cost.

         The Company is also subject to the Fair Labor Standards Act, the Immigration Reform and Control Act of 1986 and various state laws governing such matters as minimum wages, overtime, tip credits and other working conditions. A significant number of the Company's hourly personnel are paid at rates relating to the Federal minimum wage and, accordingly, increases in the minimum wage or decrease in the allowable tip credit will increase the Company's labor cost. The Company may also incur labor cost increases as a result of certain mandatory medical and parental leave benefits legislation enacted by the United States Congress.

         The Americans With Disabilities Act prohibits discrimination in employment and public accommodations, such as restaurants and nightclubs, on the basis of disability. Under the Act, the Company is required to provide service to, or make usable accommodations for the employment and service of, disabled persons.

Competition

         The nightclub business is highly competitive. Many of the companies which own and/or operate nightclubs are substantially larger than the Company, and have greater resources, operating histories and experience. They include many national, regional and local chains with more locations and larger advertising budgets. Nightclub and theme entertainment businesses are also affected by changing customer tastes, local and national economic conditions affecting spending habits, population shifts and traffic patterns. Quality of service, attractiveness of facilities, operating and popularity of entertainment and price are also important factors.

         The popularity of the concept of "country and western" nightclubs has spawned a number of companies and nightclubs seeking to capitalize on that phenomenon. There can be no assurance that the market for nightclubs with the same or similar themes will not be saturated in any particular area.

Suppliers


         The Company obtains supplies for the Clubs from local vendors. The Company does not rely on any one or more vendors for a significant amount of its supplies.


Trademarks

         The Company uses the trademark In Cahoots in the operation of its business. This mark is used by others in the operation of businesses throughout the country, including other nightclub operators. Because of these uses, the Company believes that it cannot, nor can its competitors, register these marks with the United States Patent and Trademark office to obtain exclusive, nationwide rights to the marks. The Company believes, however, that it has enforceable common law rights to its marks for use in the immediate trade areas in which the Clubs operate, and it has encountered no claims of trademark infringement. As the Company implements its expansion strategy, it may encounter claims of trademark infringement requiring the Company to negotiate license agreements with the prior user or to use other non-infringing trademarks for nightclubs in the affected areas. See Risk Factors - Competing Trademark Usage; Uncertainty of Trademark Protection.

         The Company also believes that, in the food service industry, its service marks and "look" ("trade dress"), as well as its advertising and promotional design and artwork, can be adequately protected by common law, and that is has enforceable rights to this proprietary information.

Employees and Consultants

         The Company presently has five full time employees in the corporate office, including James E. Blacketer, President and a Director of the Company, Ted W. Strickland, Chief Financial Officer, Treasurer and Director, Dominic W. Grimmett, Vice President of Operations and two part time employees exclusive of club employees. The Company has approximately 250 employees in the Clubs. See Management.

Properties

         The Company's principal offices are located at 1601 N.W. Expressway, Suite 1610, Oklahoma City, Oklahoma 73118. The Company's offices occupy approximately 2,460 square feet, for which it pays $3,075 pursuant to a lease which expires in June 2001. The Company subleases a portion of this space to a non-affiliated company for which it receives a total monthly fee of $1,000.

         The Indy Club occupies a 34,306 square foot building which is adjacent to approximately 3.4 acres of land used for parking by the Indy Club's customers. On January 31, 1994, WCC I, Ltd. exercised an option to purchase the building for $750,000. WCC I, Ltd. borrowed $600,000 at prime plus 3% from the Dulaney National Bank, which is due February 1, 2004, and the seller financed the remaining $150,000 at 10% interest. Monthly payments of $3,187 and $7,546 are payable to the seller and to the Dulaney National Bank, respectively. Troy
H. Lowrie, the Company's former President, has personally guaranteed repayment of the note to the seller. The note to the Dulaney National Bank is secured by the building and the furniture, equipment and fixtures therein, and by rental payments from the tenants of the Indy Club. WCC I, Ltd. also owns the 3.4 acres of parking adjacent to the building. It purchased the adjacent land for $105,000 on February 24, 1993.

         On August 26, 1993, the Company entered into a lease for nightclub space in St. Louis, Missouri. The lease, which expires in August 2003, is for a 10 acre parcel of land, a 106,744 square foot building located thereon, and existing parking facilities. The rental for the first five years is $22,238 per month, and $26,686 per month for the second five years. The Company has the right to extend the lease for two five year periods at increased rental rates. The lease is guaranteed by International Entertainment Consultants, Inc., a company affiliated with Mr. Lowrie.

         The Wichita Club is leased from Boots, Inc., a 20% limited partner in the In Cahoots Limited Partnership, a Kansas limited partnership. Boots, Inc. is otherwise unaffiliated with the Company. The lease is for a ten year term, terminating in the year 2003, with an option to extend the term for two periods of five years each, and requires monthly payments of the greater of $12,500 or 6% of gross sales.

         On November 1, 1994, with its acquisition of the Tucson Club, the Company took an assignment of the lease covering the Club's building and entered into a lease with the sellers for the parking lot. The building lease terminates in February, 2001, and presently requires monthly rental payments of $22,145, which escalates to approximately $24,200 over the term of the lease. The lease on the parking lot is for a four year term, ending October 31, 1998, and requires monthly rental payments of $3,000. Management has reached an agreement in principle for the termination of these leases in connection with the Club's closing. Under the agreement, the Company is obligated for rent and property taxes through July 1997 in the approximate amount of $93,000, which obligation will be paid in monthly installments of $10,750, with the balance due December 31, 1997. The Company's security deposit of $24,000 will also be transferred to the benefit of the new lessee. These agreements are expected to close in May 1997. See Management's Discussion and Analysis.

         WCC I, Ltd. carries general liability insurance in the amount of $2,000,000 for the Indy Club, and building and property insurance coverage in the amount of $1,200,000 and $300,000, respectively. The Company has obtained general liability insurance for the St. Louis Club in the amount of $2,000,000, and $310,000 in property liability coverage. The Wichita Club carries $2,000,000 general liability insurance and building and property insurance coverage in the amount of $1,200,000. The Company has general liability insurance for the Tucson Club in the amount of $2,000,000 and property insurance coverage in the amount of $700,000. The Company maintains $1,000,000 in liquor liability insurance coverage on each Club.

Legal Proceedings

     Special Note: Certain statements set forth below under this caption constitute "forward-looking statements" within the meaning of the Reform Act. See Risk Factors - Risks Associated With Forward-Looking Statements for additional factors relating to such statements.


         From time to time, the Company is party to certain legal proceedings arising in the ordinary course of business. The Company cannot accurately predict the amount of any liability that could arise with respect to these proceedings due to, among other reasons, large variances in judicial and jury perceptions of case facts and uncertainty in the scope of insurance coverages. One such proceeding is Oelkers v. InCahoots Ltd. Partnership (Case No. 96 C. 695, Dist. Ct., Sedgwick Cnty, Kansas), in which the plaintiff alleges that InChaoots Ltd. Partnership (owner of the Wichita Club) is responsible for personal injuries sustained when she was knocked down in an incident involving two patrons. The Wichita Club's insurer is currently providing the costs of defense, yet it is also asserting that the basis of the claim is an assault and battery and that its policy excludes coverage for liability arising out of an assault and battery. Although the Company contests the plaintiff's and carrier's claims and believes it will prevail, an unfavorable judgement in this proceeding would have a material impact on the viability of the Wichita Club, and management cannot accurately predict the outcome of the proceeding for the reasons cited above. In the opinion of the Company, any liability from other proceedings or claims will not likely have a material adverse effect on the Company and its business. Nevertheless, a lawsuit or claim could result in a material adverse effect on the Company or its business.


Changes in Independent Public Accountants

         On January 30, 1997, the Company dismissed the auditing and accounting firm of Causey Demgen & Moore Inc., Denver, Colorado, who have acted as certifying accountants for the Company for the years ended December 31, 1993, 1994 and 1995, and engaged the auditing and accounting firm of Gross Collins & Cress, P.C., Atlanta, Georgia, to act as certifying accountants for the year ended December 31, 1996. The Company is not aware of any disagreements with the prior accountants, and the decision to change accountants was not based upon any question as to accounting treatment of any transaction or type of audit opinion that might be issued. Rather, the Company believed that the change in accounting firms would be beneficial to the Company's planned expansion over the next several years.

                                   MANAGEMENT

         The following table sets forth the names and positions of the directors, executive officers and key employees of the Company:


                                                                                             Officer
Name                                Age              Position                           or Director Since

James E. Blacketer                   54              President and a Director                    1996

Dominic W. Grimmett                  41              Vice President of Operations                1996
                                                     and Secretary

Ted W. Strickland                    44              Chief Financial Officer, Treasurer           1996
                                                     and Director

Joe R. Love                          58              Director                                    1996

John R. Ritter                       39              Director                                    1997

         The directors of the Company are elected to hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified. Officers of the Company are elected by the Board of Directors and hold office until their successors are elected and qualified.

         James E. Blacketer has a marketing degree from Oklahoma City University and extensive experience in the restaurant and night club business. During the last five years Mr. Blacketer has served as managing principal to several hospitality entities including Yucatan Liquor Stands (Tulsa and Oklahoma City), InCahoots (Oklahoma City, Tulsa and Wichita). Previously, he was a multiple franchisee of Steak & Ale Restaurants and Chi Chi Restaurants chain. Mr. Blacketer also conceived and developed a chain of Hungry Lion Steak Houses located in Chicago, Milwaukee and Grand Rapids, Michigan areas.

         Dominic W. Grimmett also has extensive experience in the restaurant and night club business, receiving his initial restaurant management training in 1978 with Gilbert/Robinson, Inc. (Houlihan's Old Place and Biba's) in Kansas City, Missouri. During his career, he has served in increasing capacities as assistant manager, general manager, Director of Operations and Vice President for such nationally know operations as Champion Sports Bar, Washington, D.C.; Greenstreet and Chiquita's; an Applebee's Restaurants franchisee in Houston,
Texas: and Pyramid Pizza in Kansas City. Mr. Grimmett has long-term experience in development and implementation of marketing and promotions strategies as well as restaurant and club operations management.

         Ted W. Strickland is a 1974 graduate of Oklahoma State University and a Certified Public Accountant with experience in marketing, financial management and public accounting. He began his career in public accounting, employed seven years with the firm of KPMG Peat Marwick, LLP, serving as a Senior Tax Specialist/Staff Accountant in the Oklahoma City, Oklahoma office from 1974 to 1978; a Supervisor in the Professional Development Department and as National Recruiter Training Coordinator, both in the New York Executive office from 1978 to 1979; and a Senior Tax Manager in the Dallas, Texas office from 1979 to 1981. Mr. Strickland was most recently Chief Financial Officer, Secretary and Treasurer for UNICO, Inc., a publicly-owned marketing services company located in Oklahoma City.

         Joe R. Love graduated from the University of Oklahoma in 1960 with a degree in Finance. Since 1990 he has served as Chairman of C.H. Financial Corporation, Oklahoma City, Oklahoma, a financial services company. Mr. Love has served as a director of First Cash, Inc., Arlington, Texas, a public company which owns a national chain of pawn shops, since 1991. Mr. Love also has served since 1989 as a director of Tatonka Energy Corporation, formerly Sooner Energy Corporation, Dallas, Texas, a public company engaged in oil and gas exploration and production.

         John W. Ritter currently serves as Vice President of Data Information Services, Inc. a company specializing in pre-employment screening. He also is an independent management consultant specializing in the restaurant industry, in which he has been involved for over 15 years. From 1981 to 1994, Mr. Ritter was employed by the McDonalds

Corporation,  both in  the  field and  the corporate  offices. He last served as
Senior  Business   Consultant,   working  with  McDonalds   franchisees  in  the
development of their businesses. He resides in Eureka Springs, Arkansas.

         There are no family relationships among any of the Company's officers and directors.

         No officer, director, significant employee, promoter or control person of the Company has been involved in any event of the type described in Item 401(d) of Regulation S-B during the past five years.

         The Company's Compensation Committee, which will recommend compensation levels to the Board of Directors, consists of Joe R. Love and John R. Ritter, who were recently appointed in such capacity and have met once as a committee. The Compensation Committee will review salaries, bonuses, and other forms of compensation for officers and key employees of the Company and its subsidiaries, and will establish salaries, benefits, and other forms of compensation for employees. Included in the Compensation Committee's responsibility is the issuance of stock bonuses and stock options under the Company's Omnibus Plan. In addition, the Compensation Committee will review other matters concerning compensation and personnel as the Board of Directors may request. The Compensation Committee will design the Company's compensation to enable the Company to attract, retain, and reward highly qualified executives, while maintaining a strong and direct link between executive pay, the Company's financial performance, and total stockholder return. The Compensation Committee believes that officers and certain other key employees should have a significant stake in the Company's stock price performance under programs which link executive compensation to stockholder return.

         The Company has no audit or nominating committee.

Change in Control


     In October 1996, the principal shareholder, President and a Director of the Company sold substantially all of his shares of Common Stock in the Company. This sale caused a change in control of the Company to occur. See Certain Relationships and Related Transactions.


Executive Compensation

         Effective October 10, 1996, James E. Blacketer became Chief Executive Officer at $100,000 per year, Ted W. Strickland became Chief Financial Officer and Director at $70,000 per year and Dominic W. Grimmett became Vice President of Operations at $75,000 per year. There are no written employment agreements with Messrs. Blacketer, Strickland or Grimmett; all compensation arrangements are oral.

Summary Compensation Table

         The following table sets forth information regarding compensation paid to the Company's Chief Executive Officer and the other executive officers of the Company who received in excess of $100,000 of salary and bonus from the Company during the year ended December 31, 1996:

                           Annual Compensation ($$)           Long Term Compensation
                                                                       Awards
                                                            Restricted
Name and                                                      Stock           Options        Other
Position             Year        Salary           Bonus       Awards          & SARs      Compensation
                                 ($$)             ($$)        ($$)            (##)        ($$)

James E. Blacketer,  1996        $12,000          -0-         -0-             -0-         -0-
President

Troy H, Lowrie,      1996        $ 3,000          -0-         -0-             10,000      $35,000(1)
former President     1995        $36,000          -0-         -0-             -0-         -0-
                     1994        $50,416          -0-         -0-             -0-         -0-
--------------------

(1) Represents proceeds from the sale of 10,000 shares of the Company's stock issued as compensation during 1996.

Option Grants

         There were no options to purchase shares of Common Stock granted to Executive Officers of the Company during the fiscal year ended December 31, 1995 and 1996.

         In 1995 and 1996, the Company established equity incentive compensation plans covering up to 350,000 shares of Common Stock. Under the plans, the Company could issue shares or options to acquire shares. Shares under these plans were registered under Form S-8 registration statements with the Securities and Exchange Commission, which made the shares issued under the plans freely tradable. During these years, prior management granted options covering 145,000 shares and made share grants for 103,791 shares. An option for 145,000 shares at $3.50 per share was made to a consultant retained for stock market advisory matters. Such option was coupled with the grant of 45,000 shares of Common Stock and given in exchange for cancellation of options for 240,000 unregistered and restricted shares at $2.50 per share. New management subsequently negotiated an exchange of the option to purchase 145,000 shares for an option to purchase 55,000 shares exercisable at $2.50. In 1995, 23,791 shares valued at $3.50 per share were issued to the Company's legal counsel in satisfaction of outstanding invoices for legal services. In 1996, 82,000 shares were granted to Troy Lowrie, the then President, 72,000 shares of which were subsequently cancelled. Share grants covering 25,000 shares were made in exchange for advertising services.

         In July 1994,  the  Company  granted  Ladenburg  Thalmann  & Co.,  Inc.
("Ladenburg") a warrant to purchase 60,000 shares exercisable at $6.00 per share, exercisable through June 1999, in consideration of Ladenburg's agreement to render financial consulting services to the Company through June 30, 1995. In lieu of exercising the warrant at $6.00 per share, the warrant provides that Ladenburg may surrender the warrant and pay $.01 per share acquired. The number of shares which may be acquired under the alternative provision is equal to the product of (x) the excess of the market price of the Company's Common Stock on the date of surrender over the per share warrant price ($6.00) and (y) the number of shares subject to issuance on exercise of the warrant divided by the market price of the Company's Common Stock on that date.

Omnibus Equity Compensation Plan

         In April 1997, the Company established the Western Country Clubs, Inc. Omnibus Equity Compensation Plan (the "Omnibus Plan"). The purpose of the
Omnibus Plan is to attract and retain capable people by providing them an incentive for outstanding performance. The Omnibus Plan permits the Company to grant officers, directors and other employees of the Company and its subsidiaries and their advisors and consultants, stock options, restricted stock, stock appreciation rights and other equity-based awards, or a combination thereof.


         The Company has reserved Common Stock for award under the Omnibus Plan in an amount equal to five percent (5%) of the number of shares of Common Stock outstanding from time to time. At present, there are 181,736 shares reserved for award, subject to appropriate adjustment in the event of a reorganization, stock split, stock dividend, combination of shares, merger, consolidation or other recapitalization of the Company. Conversion of the Series A Preferred Stock or exercise of the Warrants will increase the number of shares of Common Stock reserved for award under the Omnibus Plan. The Omnibus Plan has been adopted by the Board of Directors of the Company, and will be submitted to the shareholders for their approval at the Company's next annual meeting of shareholders. If the shareholders do not approve the Omnibus Plan, the Plan will be terminated and all awards previously made will be cancelled.


         Administration   of  the  Omnibus  Plan.   The  Omnibus  Plan  will  be
administered by the Compensation Committee. Members who serve on this Committee are ineligible to receive discretionary awards under the Omnibus Plan.

         Awards under the Omnibus Plan. Awards under the Omnibus Plan will be made at the discretion of the Compensation Committee. Transferability of awards is limited to persons having a family relationship with the recipient or to trusts, corporations or other entities of which such person has 10% or more of the ownership, unless the Compensation Committee permits other transfers (such as to charities). Awards of incentive stock options under Section 422 of the Code are transferable during their terms only by will or pursuant to the laws of descent and distribution. A recipient may designate a beneficiary who may exercise any rights pertaining to such an award under its normal provisions after the recipient's death.

         Each award will be made through a written agreement between the Company and the recipient. The Omnibus Plan, by its terms, is governed by the laws of Oklahoma and is to be construed according to that law, except to the extent that certain Federal laws may otherwise control its construction.

         Under the Omnibus Plan, any vesting or other restrictions limiting a recipient's ownership of an award of the Common Stock underlying it will lapse if certain events occur which are deemed to cause a change of control in the Company. Unless the Board of Directors waives the provisions, a change of control occurs if (i) any person (other than those persons listed in the Principal Shareholders table or their respective affiliates, successors, heirs or permitted assigns) become the beneficial owner of 20% or more of Common Stock or (ii) during any period of two consecutive years the directors at the beginning of such period, and any new directors approved by a vote of at least 75% of the directors then still in office who were either directors at the beginning of such period or whose election was previously so approved, cease to comprise a majority of the Board of Directors. Such provisions could have anti-takeover effects to the extent any potential acquirer of the Company considers the provisions to be adverse to any proposed acquisition.

         Options. Under the option component of the Omnibus plan, recipients will receive options to purchase a specified number of shares of Common Stock at some time in the future at a fixed exercise price. Such options will be evidenced by an option agreement conforming to the Omnibus Plan, but which may contain terms in addition to those of the Omnibus Plan. Shares underlying an option granted and subsequently terminated without issuance will then be generally available for grant. The Committee may impose restrictions on shares issued as a result of the exercise of options as it deems proper.

         Each option may be granted for a term fixed by the Committee. Shares purchased upon exercise of any option must be paid for in full at the time of exercise in cash or with such other consideration as the Committee may permit, including, without limitation, currently owned shares or options. Awards of options under the Omnibus Plan will be either ISOs meeting the requirements of
Section 422 of the Code or non-qualified stock options. To the extent that the fair market value of the Common Stock underlying a recipient's ISOs exceeds the $100,000 limit imposed by the Code, such options will become non-qualified options. With respect to these non-qualified options, to the extent of compensation expense actually realized by the Company under Federal or state income tax laws, the Company will pay the Federal or state income tax liability incurred by the recipient. The Company does not expect such obligation to have a material adverse effect on its financial condition or results of operations.

         The Company has granted to its executive officers non-qualified options under the Omnibus Plan exercisable for 100,000 shares of Common Stock, subject to shareholder approval. The options vest on the first anniversary date of grant (April 18, 1997), and are exercisable upon vesting. Messrs. Blacketer, Grimmett and Strickland have been granted options exercisable for 40,000, 30,000 and 30,000 shares of Common Stock, respectively. The exercise price of the options is $1.125 per share, which was the public offering price at the date of grant.

         The Omnibus Plan also provides for a non-discretionary, one-time grant of non-qualified options for 0.3% of the outstanding shares of Common Stock (presently 10,904 shares) to each of the Company's directors when he or she is first elected to the Board, or in the case of the current directors, upon the Omnibus Plan's effective date. The exercise price of the options is the fair market price at date of grant. Each of the current directors, Messrs. Blacketer, Love, Ritter and Strickland, received a grant on April 18, 1997, of an option for 10,904 shares with an exercise price of $1.125.

         Restricted Stock. Under the restricted stock component of the Omnibus Plan, the Company may issue to the recipient a given number of shares of restricted stock evidenced by a restricted stock agreement conforming to the Omnibus Plan, but which may contain terms in addition to those of the Omnibus Plan. Restricted stock under the Omnibus Plan is defined as Common Stock restricted as to sale for such time as the Compensation Committee shall determine. The recipient will be entitled to receive any dividends from and to vote the shares of restricted stock prior to the lifting of the restrictions. The Omnibus Plan provides for forfeiture of restricted stock for breach of conditions and for modification or acceleration by the Company of the schedule for lifting restrictions. The Omnibus Plan affords the directors the opportunity to take Restricted Stock in lieu of cash compensation, subject to additional terms set forth by the Compensation Committee. Since the directors do not presently receive cash compensation, they are not eligible to receive Restricted Stock.

         Other Equity-Based Awards. The Omnibus Plan also provides for the grant of equity-based awards which are not characterized by one of the other components. These awards may be of any type which is valued, in whole or in part, by reference to or otherwise based on Common Stock. The awards may be granted separately, in addition to, or in tandem with, restricted stock, options or other equity-based awards. The awards will be make upon such terms and conditions as the Compensation Committee determines are consistent with the purposes of the Omnibus Plan.

Limitations on Directors' and Officers' Liability

         The Company's Articles of Incorporation limit the liability of directors to shareholders for monetary damages for breach of a fiduciary duty except in the case of liability: (i) for any breach of their duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful distributions as provided in Section 7-108-403 of the Colorado Business Corporation Act; or (iv) for any transaction from which the director derived an improper personal benefit.

         The Company's Articles of Incorporation and Bylaws provide for the indemnification of directors and officers of the Company to the maximum extent permitted by law, including Section 7-109-102 of the Colorado Business Corporation Act, against all liability and expense (including attorneys' fees) incurred by reason of the fact that the officer or director served in such capacity for the Company, or in a certain capacity for another entity at the request of the Company. Section 7-109-102 of the Colorado Business Corporation Act provides generally for indemnification of directors against liability incurred as a result of actions, suits or proceedings if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company. The Company has entered into employment agreements with certain of its employees which provide for indemnification in addition to the indemnification provided for above. These agreements, among other things, indemnify and hold harmless the employees against all claims, actions, costs, expenses, damages and liabilities arising out of or in connection with activities of the Company or its employees or other agents within the scope of the employment agreements or as a result of being an officer or director of the Company. Excluded is indemnification for matters resulting from gross negligence or willful misconduct of the employee. The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         There is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being or may be sought, and the Company is not aware of any other pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth, as of the date hereof, the ownership of the Company's Common Stock by (i) each director and executive officer of the Company, (ii) all executive officers and directors of the Company as a group, and (iii) all persons known by the Company to beneficially own more than 5% of the Company's Common Stock.


Name and Address of              Amount and Nature of
                                                                             Percent of
Shareholder                  Class Beneficial Ownership (1)    Before Offering      After  Offering
-----------                  ------------------------------    ---------------      -----  --------


James E. Blacketer                    863,000(2)                        23.7%          23.7%
1236 Westchester
Oklahoma City, OK  73114

Joe R. Love                           800,000(3)                        22.0%          22.0%
1601 N. W. Expressway, Suite
1910
Oklahoma City, OK  73118

Joe Robert Love, Jr.                1,050,500(4)                        28.9%          28.9%
2200 N. Lamar, #250
Dallas, TX  75202

Dominic W. Grimmett                    50,000(5)                         1.4%           1.4%
5804 Country Club Drive
Edmond, OK  73003


Ted W. Strickland                      25,000(5)                         *              *
1209 Larchmont Lane
Oklahoma City, OK  73116


John W. Ritter                         35,000                           1.0%            1.0%
43 Bluewater Drive, Apt. 3
Eureka Springs, AR  72632

Red River Concepts, Inc.              800,000(6)                       22.0%           22.0%
1601 N.W. Expressway, Suite
1910
Oklahoma City, OK  73118

Shane Investments, L.C.             1,050,500(7)                       28.9%           28.9%
2200 N Lamar, #250
Dallas, TX  75202

All Directors and Officers            973,000(8)                       26.4%           26.4%
as a Group (5 persons)



    * Less than one percent

36

--------------------

(1)  Calculated  pursuant to Rule  13d-3(d) of the  Securities  Exchange  Act of
     1934. Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.
(2) Reflects 63,000 shares owned indirectly and beneficial ownership of shares owned directly by Red River Concepts, Inc., a company of which Mr.
     Blacketer serves as an officer and a director.


(3)  Reflects  indirect  beneficial  ownership of shares  owned  directly by Red
     River Concepts, Inc., a company of which Mr. Love serves as a director. See
     Management - Changes in Control.


(4)  Reflects indirect  beneficial  ownership  of shares  owned directly  by Red
     River Concepts,  Inc., a company owned 100% by Shane Investments,  L.C. Mr.
     Love is the manager and 100% owner of Shane Investments, L.C., is an officer and director of Red River Concepts, Inc. and is the adult son of Joe R. Love, a director of the Company.

(5) Includes options to purchase 25,000 shares held by each of Mr. Grimmett and Mr. Strickland.

(6) Of the shares owned by Red River, 550,000 shares are pledged as collateral for purchase notes payable to Mr.Troy Lowrie. See Management - Change in Control.

(7) Reflects indirect beneficial ownership of 800,000 shares owned directly by Red River Concepts, Inc., a company owned 100% by Shane Investments, L.C., and 250,500 shares owned directly.

(8) Includes options to purchase 50,000 shares held by executive officers of the Company. See note 5 above.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


Transactions With Former President


       The Company was founded in 1989, but had no operations until 1993, when the Indy Club opened. The following transactions involved Troy H. Lowrie, the former President, director and largest shareholder of the Company.

     (i) Troy H. Lowrie purchased an eight percent limited partnership interest in WCC I, Ltd., for $96,000 and a three percent limited partnership interest in WCC III, Ltd. for $51,000 in 1993. In September, 1994, the Company made an offer to all limited partners of WCC I, Ltd. and WCC III, Ltd., to purchase limited partners' interests in WCC I, Ltd. for stock or cash at the limited partner's option and all of the assets of WCC III, Ltd. for stock. Effective September 30, 1994, Mr.Lowrie received $57,600 and Mr. Peterson received 3,200 shares, respectively, for their limited partnership interests in WCCI, Ltd. pursuant to such offer. Mr. Peterson received 6,476 shares pursuant to the Company's offer to purchase the assets of WCC III, Ltd. for stock; Mr. Lowrie had sold his limited partnership interest in WCC III, Ltd. and consequently did not receive any shares in the WCC III, Ltd. exchange.

     (ii) The Company, WCC I, Ltd. and WCC III, Ltd. paid IEC $95,362, $86,043 and $41,032 for payroll and support services, including insurance and office expenses, for the years ended December 31, 1994, 1995 and 1996, respectively. Until his resignation as an officer and director of IEC, and the sale of his IEC shares to his sister, all of which occurred in November, 1993, Troy H. Lowrie received a monthly salary from IEC of $5,000 plus monthly dividends of $2,400.

     (iii) Prior to September 30, 1993, the Company borrowed $15,000 from IEC to pay the legal fees and costs associated with the liquor license application for the St. Louis Club. This amount had been repaid as of December 31, 1993.

     (iv) In 1995, the Company borrowed  $200,000 from its then president,  Troy
     H. Lowrie, and $100,000 from another company affiliated with Mr. Lowrie, at 12% per annum. Of the $300,000, the $100,000 due the affiliated entity and $100,000 of the $200,000 due Mr. Lowrie has been repaid. The Company also borrowed $493,000 from IEC, of which $100,000 was repaid during 1995, and the remaining $393,000 was repaid during the first six months of 1996. During 1996, the Company borrowed an additional $100,000 from a company affiliated with Troy H. Lowrie, which was repaid during the first six months of 1996.


Change of Control


       Effective September 20, 1996, Red River Concepts, Inc., a Delaware corporation ("Red River"), and Troy Lowrie entered into a Stock Purchase Agreement dated as of September 20, 1996 ("Agreement") for Red River to purchase 1,300,000 shares of the Company's Common Stock owned by Mr. Lowrie. James E. Blacketer and Joe R. Love, directors of the Company, are directors of Red River. Mr. Blacketer is also President of Red River. Shane Investments, L.C., a limited liability company owned and controlled by Joe Robert Love, Jr., the adult son of Mr. Love, is the sole shareholder of Red River.

         Pursuant to the Agreement, on October 10, 1996, Mr. Lowrie sold: (i) 200,000 shares of the Company's Common Stock to certain assignees of Red River for $200,000 in cash; and (ii) 800,000 shares to Red River for an $800,000 promissory note due the earlier of June 1, 1997, or the effective date of this Offering and bearing interest at the prime rate of First Interstate Bank of Denver, N.A. Such note was secured by the 800,000 shares. The balance of 300,000 shares were to be sold for $300,000 cash on or before April 15, 1997.


         On April 14, 1997, the parties amended the Agreement so that (i) Red River purchased the 800,000 shares for $100,000 in cash and a $300,000 promissory note due July 14, 1997, bearing interest at the rate of 10% per annum, secured by 550,000 of the original 800,000 shares and personally guaranteed by James E. Blacketer, Joe R. Love and C.H. Financial Corporation, a company controlled by Joe R. Love, and the $800,000 note was cancelled; (ii) L A F, a limited partnership, purchased 137,500 shares for $68,750 in cash; (iii) the John Michael Love Trust purchased 132,500 shares for $66,250 in cash; and
(iv) JEBCO, L.L.C. purchased 30,000 shares for $15,000 in cash. Under the amendment to the Agreement, the Company has agreed to pay a bank note with a current balance of approximately $278,000 and a note to Mr. Lowrie with a current balance of approximately $106,000 from the proceeds of this Offering; and, in the event the Offering is not closed by June 1, 1997, the Company will begin on June 1, 1997, to make payments to the bank of $10,000 per month and payments to Mr. Lowrie of $3,000 per month and will pay both balances by December 31, 1997.

     Red River is controlled by Mr. James E. Blacketer, President and a director of the Company, and by Mr. Joe R. Love, a director of the Company. JEBCO, L.L.C. is owned by the adult sons of Mr. Blacketer. The John Michael Love Trust is a trust for the benefit of an adult son of Mr. Love. Messrs, Blacketer and Love have no financial interest in or control over either entity and disclaim beneficial ownership of the shares owned by JEBCO or the trust. L A F is not affiliated with the Company or its directors or officers.

         Under the  Agreement,  Mr. Lowrie and the Company agreed to cause James
E. Blacketer and Joe R. Love to be appointed as Directors of the Company, as well as a person to be selected by Red River at a future date, which person shall be subject to the approval of the existing Board of Directors. Mr. Blacketer and Mr. Love became Directors of the Company on November 5, 1996, and the former board members, other than Mr. Lowrie, resigned. James E. Blacketer was then appointed President, Dominic W. Grimmett was appointed Vice President of Operations and Ted W. Strickland was appointed Chief Financial Officer and Treasurer. Under the Agreement, Red River agreed to use its best efforts to arrange a suitable second public offering for the Company, which resulted in this offering.

         Under an agreement dated February 4, 1997, Mr. Lowrie resigned as a director of the Company and agreed to divest himself of all beneficial ownership in the Company by May 15, 1997. As part of the divestiture, Mr. Lowrie agreed to sell 90,000 shares to JEBCO, L.L.C. for a $75,000 promissory note due May 15, 1998, payable in two semi-annual installments, and bearing interest at eight percent per year. This note will be secured by the 90,000 shares. In exchange, the Company agreed to hold Mr. Lowrie harmless from loss on certain promissory notes and guarantees made in favor of the Company and to indemnify him against certain claims until February 4, 1999. Mr.
Strickland became a Director upon Mr. Lowrie's resignation.

     Prior to the purchase of the shares from Mr. Lowrie, neither Red River, Mr. Blacketer, Mr. Love, nor any of their affiliates, owned any voting securities of the Company. See Principal Shareholders.

         The Company knows of no other arrangements, the operation of which may, at a subsequent date, result in a change of control of the Company.


Entertainment Wichita Merger


       On December 16, 1996, the Company acquired Entertainment Wichita, Inc. ("EWI"), a Kansas corporation, for 400,000 shares of the Company's Common Stock and the assumption of $150,000 in debt. EWI is the general partner and 80% owner of InCahoots Limited Partnership, a Kansas limited partnership, which owns and operates the Wichita Club. In connection with the transaction, a company owned by James E. Blacketer, President and a director of the Company, received 75,000 shares, Donald W. Grimmett, Vice President of Operations and Secretary of the Company, received 25,000 shares and two adult sons of Mr. Blacketer received an aggregate of 32,000 shares. Shane Investments, L.C. received 250,500 shares of the Company's Common Stock. Shane Investments, L.C. is also the indirect beneficial owner of 28.9% of the Company's outstanding Common Stock, which shares are owned directly by Red River Concepts, Inc. The sole manager and member of Shane Investments, L.C. is Joe Robert Love, Jr., the adult son of Joe
R. Love, a director of the Company. The merger was approved by Troy H. Lowrie, the only disinterested member of the Board of Directors, with Messrs. Blacketer and Love abstaining from voting. The Company's Board of Directors received an opinion from American Business Capital Corporation ("ABCC"), which was engaged to act as the Company's financial advisor, stating that the merger was fair, from a financial point of view, to the holders of the Company's Common Stock. In rendering its opinion, ABCC considered the historical financial statements of both the Company and EWI, projections of future income from operations of both entities, the increase in the market capitalization which might be expected as a result of the merger, similarity of operations and the fact that cash was not required for the purchase of EWI. Based on the fairness opinion and the directors' knowledge of business and financial matters, the Board of Directors believes that the acquisition of the Wichita Club was in the best interests of the Company and its shareholders and that the terms were no less favorable than could have been realized in an arms' length transaction and were fair to the Company's shareholders. See Principal Shareholders.

Resolutions Regarding Related Transactions


       On April 18, 1997, the Board of Directors of the Company adopted a resolution that all future transactions between the Company and its officers, directors, or principal shareholders, or any affiliate of any of such person, must be approved or ratified by a majority of the independent and disinterested directors of the Company, and the terms of such transaction must be no less favorable to the Company than could have been realized by the Company in an arms' length transaction with an unaffiliated person.


       The new directors of the Company have reviewed the transactions with prior management discussed in the Company's prior periodic filings with the Securities and Exchange Commission. The only transaction involving any of the Company's former officers and/or directors to which the Company is currently a party is a loan from the Dulaney National Bank which WCCI, Ltd. obtained in 1994 to finance the purchase of the building in which the Indy Club is located. A former director of the Company was also a director of the Dulaney National Bank. In discussing this loan with the former director, present management was advised that the director abstained from voting on the loan, and had made disclosures concerning his financial interest in accordance with applicable banking regulations. As a result, management believes the terms of this loan were no less (or more) favorable to the Company than could have been obtained from a bank which did not have a common director.

                            DESCRIPTION OF SECURITIES

Common Stock

         The Company is authorized to issue up to 25,000,000 shares of Common Stock, $.01 par value. There are 3,634,721 shares presently outstanding. All shares of Common Stock have equal voting rights and, when validly issued and outstanding, have one vote per share in all matters to be voted upon by shareholders. There are approximately 84 holders of record of the Company's Common Stock. The shares of Common Stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares. Cumulative voting in the election of directors is not allowed, which means that the holders of a majority of the outstanding shares represented at any meeting at which a quorum is present will be able to elect all of the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any directors. On liquidation of the Company, each common shareholder is entitled to receive a pro rata share of the Company's assets available for distribution to common shareholders.

Preferred Stock

         The Company is authorized to issue up to a total of 10,000,000 shares of Preferred Stock, $.10 par value, in one or more series, with such rights, preferences, qualifications, limitations and restrictions as shall be set forth in the Certificate of Designation authorizing the issuance of such stock. The Company's Board of Directors has designated 500,000 shares of Preferred Stock as Series A Preferred Stock. The remaining shares of Preferred Stock may be issued in one or more series from time to time with such designations, rights, preferences and limitations as the Company's board of directors may determine without approval of its shareholders. The rights, preferences and limitations of separate series of serial Preferred Stock may differ with respect to such matters as may be determined by the Company's Board of Directors, including without limitation, the rate of dividends, method or nature or prepayment of dividends, terms of redemption, amounts payable on liquidation, sinking fund provisions, conversion rights and voting rights. The ability of the Board to issue Preferred Stock could also be used by it as a means for resisting a change of control of the Company and can therefore be considered an "anti-takeover" device. Other than as set forth below, the Company currently has no plans to issue any shares of Preferred Stock.

Series A Cumulative Convertible Redeemable Preferred Stock

         Dividends. Holders of Series A Preferred Stock are entitled to receive dividends at a rate of $1.20 per share per year, payable in arrears semi-annually to holders of record on the first banking day of each January and July after issuance. Dividends are payable in cash. Such dividends are cumulative. With respect to the payment of dividends, the Series A Preferred ranks senior to the Common Stock.

         Liquidation Preference. The Series A Preferred Stock has a preference upon liquidation equal to $12 per share plus all accrued and unpaid dividends. After payment of the preference amount, the Series A Preferred Stock will participate no further in distribution of proceeds.

         Conversion.   Commencing   _____,   1998,  and  each  quarterly  period
thereafter, each share of Series A Preferred Stock may be converted by the Company into shares of Common Stock based on the average closing price of the Common Stock for the five days immediately preceding the close of the quarter then ended. The conversion rate (the "Conversion Rate") is based upon the bid price of the Company's Common Stock less a 20% discount. The Conversion Rate is subject to adjustment, on the terms described below.

         The Conversion Rate is subject to adjustment upon the occurrence of the following events: the issuance of shares of Common Stock or other securities of the Company as a dividend or distribution on shares of Common Stock of the Company to the holders of all of its outstanding shares of Common Stock; subdivisions, combinations, or certain reclassifications of shares of Common Stock of the Company; or the distribution to the holders of shares of Common Stock of the Company generally of evidences of indebtedness or assets (excluding cash dividends and distributions made out of current or retained earnings) or rights, options, or warrants to subscribe for securities of the Company other than those mentioned above. No adjustment in the conversion rates will be required to be made with respect to the Series A Preferred Stock until cumulative adjustments amount to one percent or more; however, any such adjustment not required to be made will be carried forward and taken into account in any subsequent adjustment. In lieu of fractional shares of Common Stock, the number of shares to be issued will be rounded up or down to the nearest whole share as the case may be.

         Redemption. At any time after _________, 1998 (twelve months from issuance), the Company may redeem the Series A Preferred Stock at $13.20 plus payment of all accrued and unpaid dividends. To redeem the Series A Preferred Stock, the Company must give record holders notice of at least 30 days and no more than 60 days prior to the redemption date.

         In the event of any consolidation with or merger of the Company into another corporation, or sale of all or substantially all of the properties and assets of the Company to any other corporation, or in case of any reorganization of the Company, each share of Series A Preferred Stock would thereupon become convertible only into the number of shares of stock of other securities, assets or cash to which a holder of the number of shares of Common Stock of the Company issuable (at the time of such consolidation, merger, sale or reorganization) upon conversion of such share of Series A Preferred Stock would have been entitled upon such consolidation, merger, sale or reorganization.

     Voting and Preemptive Rights. The holders of the Series A Preferred Stock have voting rights on the basis of one vote for each share of Common Stock into which each share of Series A Preferred Stock may be converted. The Series A Preferred Stock shall not be entitled to preemptive rights.

Series A Redeemable Common Stock Purchase Warrants

         Each Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $ 1.50, subject to adjustment for anti-dilutive events, at any time prior to ______, 2002 (five years from date of issuance) unless earlier redeemed by the Company as described below.

         The Warrants are subject to redemption by the Company at $.05 per Warrant, at any time commencing ______ (12 months from the date of this Prospectus), on 30 days' prior written notice to the holders of Warrants, provided that the daily trading price per share of Common Stock has been at least $ 7.00 for a period of at least ten consecutive trading days ending within ten days prior to the date upon which the notice of redemption is given. For purposes of determining the daily trading price of the Company's Common Stock, if the Common Stock is listed on a national securities exchange, is admitted to unlisted trading privileges on a national securities exchange, or is listed for trading on a trading system of the NASD such as the NASDAQ Small Cap Market or the NASDAQ/NMS, then the last reported sale price of the Common Stock on such exchange or system each day shall be used or if the Common Stock is not so listed on such exchange or system or admitted to unlisted trading privileges then the average of the last reported high bid prices reported by the National Quotation Bureau, Inc. each day shall be used to determine such daily trading price. The Warrants will be exercisable until the close of the business day preceding the date fixed for redemption, if any.

         The Warrants will be issued in registered form pursuant to the terms of a Warrant Agreement dated as of _______, 1997, (the "Warrant Agreement") between the Company and American Securities Transfer & Trust Inc., as Warrant Agent. Reference is made to said Warrant Agreement (which has been filed as an Exhibit to the Registration Statement of which this Prospectus is a part) for a complete description of the terms and conditions thereof. The description herein is qualified in its entirety by reference to the Warrant Agreement.

         The exercise prices and number of shares of Common Stock or other securities issuable on exercise of the Warrants are subject to adjustment in certain circumstances, including in the event of a stock dividend, stock split, recapitalization, reorganization, merger or consolidation of the Company.

         The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (by cashier's or certified check payable to the Company) to the Warrant Agent for the number of warrants being exercised. The Warrant holders do not have the rights or privileges of holders of Common Stock.

         At any time when the Warrants are exercisable and as a condition to redemption of the Warrants, the Company is required to have a current registration statement on file with the Securities and Exchange Commission and to effect appropriate qualifications under the laws and regulations of the states in which the holders of Warrants reside in order to comply with applicable laws in connection with the exercise of the Warrants and the resale of the Common Stock issued upon such exercise. So long as the Warrants are outstanding, the Company will undertake to file all post-effective amendments to the registration statement required to be filed under the
Securities Act, and to take appropriate action under Federal and state securities laws to permit the issuance and resale of Common Stock issuable upon exercise of the Warrants. The Company will use its best efforts to register or qualify the shares issuable upon conversion of the Warrants in all of the jurisdictions in which the securities offered hereby are registered or qualified. However, the Company may determine not to register or qualify the shares underlying the Warrants in certain other jurisdictions where the time and expense involved would not justify such registration and qualification. There can be no assurance that the Company will be in a position to effect such action under the Federal and applicable state securities laws, and the failure of the Company to effect such action may cause the exercise of the Warrants and the resale or other disposition of the Common Stock issued upon such exercise to become unlawful. The Company may amend the terms of the Warrants, but only by extending the termination date or lowering the exercise price. The Company has no present intention of amending such terms.

Stock Transfer Agent/Warrant Agent/Exchange Agent

         The Company has designated American Securities Transfer & Trust, Inc. as its transfer agent for the Common Stock, its Warrant Agent and its Exchange Agent for the Series A Preferred Stock.





                         SHARES ELIGIBLE FOR FUTURE SALE

         Upon completion of this offering, the Company will have outstanding 3,634,721 shares of Common Stock. The shares of Series A Preferred Stock offered hereby (other than those which may be acquired by affiliates of the Company) will be freely tradable, without restrictions, under the Securities Act of 1933, as amended (the "Act"). Holders of ________ shares have entered into a lock up agreement with the Representative. See Underwriting.

         In general, under Rule 144, as currently in effect, any person (or persons whose shares are aggregated), including persons deemed to be affiliates, whose restricted securities have been fully paid for and held for at least one year from the later of the date of payment therefor to the Company or acquisition thereof from an affiliate, may sell such securities in brokers' transactions or directly to market makers, provided that the number of shares sold in any three month period may not exceed the greater of 1% of the then outstanding Common Stock or the average weekly trading volume of the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain notice requirements and the availability of current public information about the Company. After two years have elapsed from the later of the issuance of restricted securities by the Company or their acquisition from an affiliate, such securities may be sold without limitation by persons who are not affiliates under Rule 144.

         Sales of substantial amounts of Common Stock by shareholders of the Company under Rule 144 or otherwise, or even the potential for such sales, are likely to have a depressive effect on the market price of the Common Stock and Warrants and could impair the Company's ability to raise capital through the sale of its equity securities.

Selling Security Holders

         The Company has registered under the Registration Statement of which this Prospectus is a part, 350,000 shares of Common Stock on behalf of Selling Security Holders. Of the 350,000 shares to be sold, Red River Concepts, Inc. plans to sell 300,000 shares. Each such Selling Security Holder has agreed with the Underwriter that such holder will not publicly offer, sell or otherwise dispose of, any of such shares of the Company's Common Stock for a period of six months after the date of this Prospectus, without the prior written consent of the Underwriter. After the completion of this offering, the Company will amend its Registration Statement and this Prospectus to permit such persons to publicly offer and sell all such shares of Common Stock. After the sale of such shares of Common Stock, none of such persons is expected to own more than 1% of the outstanding Common Stock of the Company.

                                  UNDERWRITING

         The Underwriters named below, acting through the Representative, have jointly and severally agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company and the Company has agreed to sell to the Underwriters, the respective number of shares of Series A Preferred Stock and Warrants set forth opposite their names below at the initial public offering price less the underwriting discount set forth on the cover page of this Prospectus:


Underwriters                      Number of Shares           Number of Warrants

National Securities Corporation
                                  ---------------            -----------------

TOTAL                                400,000                     1,200,000

         The Underwriting Agreement provides that the obligations of the Underwriters to pay for and accept delivery of the securities offered hereby are subject to the approval of certain legal matters by their counsel and to certain other conditions. The Underwriters are obligated to purchase 400,000 shares of Series A Preferred Stock and 1,200,000 Warrants, if any are purchased.

         The Underwriters propose to offer part of the shares of Series A Preferred Stock and Warrants offered hereby directly to the public at the offering price and part of such shares of Series A Preferred Stock and Warrants to certain dealers at a price that represents a concession within the discretion of the Representative. The Underwriters do not intend to confirm sales to accounts over which they exercise discretionary authority. The Underwriters may allow, and such dealers may re-allow, a concession within the discretion of the Representative. After the initial offering, the offering price and the selling terms may be changed by the Underwriters.

         The Series A Preferred Stock and Warrants offered by the Underwriters are subject to prior sale. The Underwriters reserve the right to withdraw, cancel or modify such offer (which may be done only by filing an amendment to the Registration Statement) and to reject orders in whole or in part for the purchase of any of the Series A Preferred Stock and Warrants and to cancel any sale even after the purchase price has been paid if such sale, in the opinion of the Underwriters, would violate federal or state securities laws or a rule or policy of the NASD.

         The Company and the Underwriters have agreed to indemnify each other and related persons against certain liabilities, including liabilities under the Securities Act, and, if such indemnifications are unavailable or are insufficient, the Company and the Underwriters have agreed to damage contribution arrangements between them based upon the relative benefits received from the Offering and the relative fault resulting in such damages. Such relative benefits and relative fault would be determined in legal actions among the parties. Under such contribution arrangements, the maximum amount payable by any Underwriter would be the public offering price of the Series A Preferred Stock and Warrants underwritten and distributed by such Underwriter.

         The officers and directors of the Company, holders of more than 5% of the Company's outstanding Common Stock prior to the Offering, and their affiliates have entered into agreements which provide that such persons, who own an aggregate of _________ shares of Common Stock, may not sell any of such shares without the consent of the Representative during a 24 month period commencing on the date of this Prospectus.

         The Company has granted to the Underwriters an option exercisable for 45 days from the date of this Prospectus to purchase up to 60,000 additional shares of Series A Preferred Stock and 180,000 Warrants from the Company at the respective Prices to Public less the Underwriting Discounts solely to cover over-allotments, if any. In addition, the Company has agreed to pay to the Representative at the closing of the Offering, a non-accountable expense allowance of 3% of the aggregate initial public offering price of the Series A Preferred Stock and Warrants to cover expenses incurred by the Representative in connection with the Offering, reduced by $25,000 previously advanced by the Company.

         The Company has agreed to issue for $100, the Underwriters' Warrants to purchase 40,000 shares of Series A Preferred Stock and 120,000 Warrants. The Underwriters' Warrants are exercisable any time during the four year period commencing one year after the date of this Prospectus at $14.40 per share and $.15 per Warrant (120% of the initial public offering price). The Underwriters' Warrants are not transferable for one year from the date of this Prospectus except to (i) officers of the Underwriters or any successors thereof;
(ii) a successor to an Underwriter in a merger or consolidation; (iii) a purchaser of all or substantially all of the assets of an Underwriter; (iv) shareholders of an Underwriter in the event of liquidation of the Underwriter;
(v) broker-dealers participating in this offering and (vi) officers or partners of such participating broker-dealers. Any profit realized on the sale of the Series A Preferred Stock, the Warrants or the underlying shares of Common Stock may be deemed additional underwriting compensation. Commencing one year from the date hereof, holders of the Underwriters' Warrants will have piggyback registration rights for a period of five years with respect to the securities underlying the Underwriters' Warrants.

         The Prices to Public of the Series A Preferred Stock and Warrants have been determined by negotiations between the Company and the Representative, with consideration being given to the current status of the Company's business, its financial condition, its present and prospective operations, the general status of the securities market, and the market conditions for new offerings of securities.

         If the Representative, at its election, at any time one year after the date of this Prospectus, solicits the exercise of the Warrants, the Company will be obligated, subject to certain conditions, to pay the Representative a solicitation fee equal to 10% of the aggregate proceeds received by the Company as a result of the solicitation. No warrant solicitation fees will be paid within one year after the date of this Prospectus. No solicitation fee will be paid if the market price of the Common Stock is lower than the then exercise price of the Warrants, no solicitation fee will be paid if the Warrants being exercised are held in a discretionary account at the time of exercise, except where prior specific approval for exercise is received from the customer exercising the Warrants, and no solicitation fee will be paid unless the customer exercising the Warrants states in writing that the exercise was solicited and designates in writing the Representative or other broker-dealer to receive compensation in connection with the exercise. The Representative may reallow a portion of the fee to soliciting broker-dealers.


                                  LEGAL MATTERS

         Legal matters in connection with the shares of Series A Preferred Stock and Warrants being offered hereby have been passed on for the Company by the law firm of Brenman Bromberg & Tenenbaum, P.C., Denver, Colorado. Maurice J. Bates L.L.C., Dallas, Texas has acted as legal counsel to the Underwriters in connection with certain legal matters relating to the Offering.

                                     EXPERTS

         The Consolidated Financial Statements of the Company as of December 31, 1995 and for the year then ended included in this Prospectus and Registration Statement have been audited by Causey Demgen & Moore Inc., independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The Consolidated Financial Statements of the Company as of December 31, 1996 and for the year then ended included in this Prospectus and Registration Statement have been audited by Gross Collins & Cress, P.C., independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                    INDEX TO FINANCIAL STATEMENTS AND NOTES


Independent Auditors' Reports ...........................................   F-3
Consolidated Balance Sheets - December 31, 1996 and 1995 ................   F-5
Consolidated Statements of Income -
  Years Ended December 31, 1996 and 1995 ................................   F-7
Consolidated Statements of Stockholders' Equity -
  Years Ended December 31, 1996 and 1995 ................................   F-8
Consolidated Statements of Cash Flows -
  Years Ended December 31, 1996 and 1995 ................................   F-9
Notes to Consolidated Financial Statements ..............................   F-11
Consolidated Condensed Balance Sheets - March 31,1997....................   F-24
Consolidated Condensed Statements of Income -
  For Three Months Ended March 31, 1997 and 1996.........................   F-26
Consolidated Condensed Statements of Stockholders' Equity -
  For Three Months Ended March 31, 1997 and 1996.........................   F-27
Consolidated Condensed Statements of Cash Flows -
  Years Ended December 31, 1996 and 1995.................................   F-28
Notes to Consolidated Condensed Financial Statements.....................   F-29



                   INDEX TO FINANCIAL STATEMENTS OF IN CAHOOTS



Report of Independent Certified Public Accountants.......................   F-30
Balance Sheets at December 31, 1994 and 1995.............................   F-31
Statements of Income for Each of the Two Years
  in the Period Ended December 31, 1995..................................   F-33
Statements of Partners' Capital for Each of the
  Two Years in the Period Ended December 31, 1995........................   F-34
Statements of Cash Flows for Each of the Two Years
  in the Period Ended December 31, 1995..................................   F-35
Notes to the Financial Statements........................................   F-36
Unaudited Balance Sheets at September 30, 1995 and 1996..................   F-40
Unaudited Statement of Income for the Nine Months
  Ended September 30, 1995 and 1996......................................   F-42
Unaudited Statement of Partners' Capital for the
  Nine Months Ended September 30, 1995 and 1996..........................   F-43



                                      F-1


Unaudited Statements of Cash Flows for Nine
  Months Ended September 30, 1995 and 1996...............................   F-44
Notes to Unaudited Financial Statements
  September 30, 1996.....................................................   F-45



                        INDEX TO FINANCIAL STATEMENTS OF
                          ENTERTAINMENT WICTHITA, INC.



Report of Independent Certified Public Accountants.......................   F-49
Balance Sheets at December 31, 1994 and 1995.............................   F-50
Statements of Operations for Each of the Two Years
  in the Period Ended December 31, 1995..................................   F-51
Statements of Stockholders' Equity for Each of the
  Two Years in the Period Ended December 31, 1995........................   F-52
Statements of Cash Flows for Each of the Two Years
  in the period Ended December 31, 1995..................................   F-53
Notes to the Financial Statements........................................   F-54
Unaudited Balance Sheets at September 30, 1995 and 1996..................   F-56
Unaudited Statement of Income for the Nine Months
  Ended September 30, 1995 and 1996......................................   F-57
Unaudited Statement of Stockholders' Equity for the
  Nine Months Ended September 30, 1995 and 1996..........................   F-58
Unaudited Statements of Cash Flows for Nine
  Months Ended September 30, 1995 and 1996...............................   F-59
Notes to Unaudited Financial Statements
  September 30, 1996.....................................................   F-60



                          INDEPENDENT AUDITORS' REPORT





To the Board of Directors and Stockholders of

       Western Country Clubs, Inc.

              We have audited the accompanying consolidated balance sheet of Western Country Clubs, Inc. as of December 31, 1996, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

              We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

              In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Western Country Clubs, Inc. as of December 31, 1996, the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



Atlanta, Georgia /s/ GROSS, COLLINS + CRESS, P.C. March 8, 1997 GROSS, COLLINS + CRESS, P.C.

                          INDEPENDENT AUDITORS' REPORT





               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Stockholders
Western Country Clubs, Inc.


We have audited the accompanying consolidated balance sheet of Western Country Clubs, Inc. and subsidiaries as of December 31, 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Western Country Clubs, Inc. and subsidiaries as of December 31, 1995, and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



Denver, Colorado                                   CAUSEY DEMGEN & MOORE INC.
February 26, 1996

                          WESTERN COUNTRY CLUBS, INC.

                          CONSOLIDATED BALANCE SHEETS



                                                                        December 31,
                                                                 -------------------------
                                                                    1996          1995
                                                                 ----------    -----------

                                    ASSETS
CURRENT ASSETS
  Cash                                                           $  190,624    $   223,839
  Certificate of deposit, restricted (Note 3)                       200,000              -
  Accounts receivable                                                44,736         35,533
  Notes and loans receivable (Note 4)                               100,000        100,000
  Inventories                                                        79,628         96,867
  Prepaid expenses                                                   68,889         96,741
  Capitalized offering costs                                        142,857              -
  Pre-opening expenses                                                    -         52,272
  Deferred income taxes (Note 11)                                   244,287        112,000
  Income taxes receivable                                             7,269        160,120
                                                                 ----------     ----------
      TOTAL CURRENT ASSETS                                        1,078,290        877,372
                                                                 ----------     ----------

PROPERTY AND EQUIPMENT, at cost
  Land and improvements                                             298,286        224,989
  Building and building improvements                                755,900        755,900
  Leasehold improvements                                          2,112,942      2,605,056
  Equipment                                                         667,393        524,783
  Furniture and fixtures                                            333,330        427,009
                                                                 ----------     ----------
                                                                  4,167,851      4,537,737
  Less accumulated depreciation                                   1,104,353        722,999
                                                                 ----------     ----------
      PROPERTY AND EQUIPMENT, net                                 3,063,498      3,814,738
                                                                 ----------     ----------


OTHER ASSETS
  Deferred income taxes (Note 11)                                    89,334         85,000
  Goodwill, net of accumulated amortization of $170,701 in 1996     169,747        584,249
    and $189,215 in 1995
  Covenant not to compete, net of accumulated amortization of            -         508,019
    $68,768 in 1995
  Deposits and other                                                108,257        139,765
                                                                 ----------     ----------
      TOTAL OTHER ASSETS                                            367,338      1,317,033
                                                                 ----------     ----------
         TOTAL ASSETS                                            $4,509,126     $6,009,143
                                                                 ==========     ==========





        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                          WESTERN COUNTRY CLUBS, INC.

                          CONSOLIDATED BALANCE SHEETS



                                                                       December 31,
                                                                 ------------------------
                                                                   1996           1995
                                                                 ----------    ----------
                    LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                               $  325,822    $  180,355
  Notes payable (Note 8)                                            475,742       283,872
  Current portion of notes payable - related parties (Note 8)       323,129       493,000
  Accrued expenses                                                  390,167       259,499
  Current portion of long-term debt (Note 8)                         97,063        79,080
  Current portion of liability under non-compete                          -       221,781
    agreement (Note 13)
                                                                 ----------    ----------
      TOTAL CURRENT LIABILITIES                                   1,611,923     1,517,587

NOTES PAYABLE - related parties (Note 8)                             56,250             -

LONG-TERM DEBT (Note 8)                                             498,802       552,152

LIABILITY UNDER NON-COMPETE AGREEMENT (Note 13)                           -       152,922
                                                                 ----------    ----------
      TOTAL LIABILITIES                                           2,166,975     2,222,661

EQUITY INTEREST, other partners in consolidated subsidiary
  (Note 1)                                                          265,716       217,854
                                                                 ----------    ----------

COMMITMENTS AND CONTINGENCIES (Notes 15, 16, and 17)

STOCKHOLDERS' EQUITY (Note 10)                                            -            -
  Preferred stock, $.10 par value; 10,000,000 shares authorized, none issued and outstanding
  Common stock, $.01 par value; 25,000,000 shares authorized,        35,199        29,447
    3,519,921 in 1996 and 2,944,721 in 1995 shares issued
    and outstanding
  Additional paid-in capital                                      4,201,087     3,782,738
  Retained earnings (deficit)                                    (2,159,851)     (243,557)
                                                                 ----------    ----------

      TOTAL STOCKHOLDERS' EQUITY                                  2,076,435     3,568,628
                                                                 ----------    ----------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $4,509,126    $6,009,143
                                                                 ==========    ==========




        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                          WESTERN COUNTRY CLUBS, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                 Years Ended December 31,
                                                                     1996          1995
                                                                 -----------    ----------
REVENUES
  Beverage and food sales                                        $ 4,961,467    $5,878,502
  Admission fees                                                   2,312,992     1,986,847
  Other revenues                                                     393,226       642,709
                                                                 -----------    ----------
    TOTAL REVENUES                                                 7,667,685     8,508,058
                                                                 -----------    ----------

COSTS AND EXPENSES
  Cost of products and services                                    2,488,218     2,349,097
  Depreciation                                                       439,802       382,891
  Amortization                                                       197,004       259,921
  Interest                                                           135,630       137,059
  General and administrative expense                               4,832,476     4,909,189
  Impairment of long-lived assets (Note 7)                         1,719,818             -
  Consulting fees, related parties                                         -        11,400
  Merger expenses                                                          -       117,190
                                                                 -----------    ----------
    TOTAL COSTS AND EXPENSES                                       9,812,948     8,166,747
                                                                 -----------    ----------

    INCOME (LOSS) BEFORE INCOME TAXES, OTHER PARTNERS'
      INTERESTS, EQUITY IN LOSS OF PARTNERSHIP, WRITE OFF
      OF INVESTMENT IN PARTNERSHIP AND EXTRAORDINARY ITEM         (2,145,263)      341,311
                                                                 -----------    ----------


PROVISION (BENEFIT) FOR INCOME TAXES (Note 11)
  Current                                                            (48,984)      183,660
  Deferred                                                          (136,621)      (50,000)
                                                                 -----------    ----------
    TOTAL PROVISION (BENEFIT) FOR INCOME TAXES                      (185,605)      133,660
                                                                 -----------    ----------

    INCOME (LOSS) BEFORE OTHER PARTNERS' INTERESTS, EQUITY
      IN LOSS OF PARTNERSHIP, WRITE OFF OF INVESTMENT IN
      PARTNERSHIP, AND EXTRAORDINARY ITEM                         (1,959,658)      207,651

OTHER PARTNERS' INTERESTS IN NET INCOME (LOSS) OF
  CONSOLIDATED SUBSIDIARIES, net of income tax benefit of
  $16,868 in 1996 and $12,458 in 1995 (Note 1)                       (19,518)      (20,587)

EQUITY IN LOSS OF PARTNERSHIP, net of income tax benefit
  of $74,841 (Note 1)                                                      -      (123,676)

WRITE OFF OF INVESTMENT IN PARTNERSHIP, net of income
  tax benefit of $166,183 (Note 14)                                        -      (274,621)
                                                                 -----------    ----------


    NET LOSS BEFORE EXTRAORDINARY ITEM                            (1,979,176)     (211,233)

GAIN ON EXTINGUISHMENT OF DEBT, net of income tax
  provision of $39,776 (Note 13)                                      65,730        -
                                                                 -----------    ----------

      NET LOSS                                                   $(1,913,446)   $ (211,233)
                                                                 ===========    ==========

NET LOSS PER COMMON SHARE
  Loss before extraordinary Item                                 $     (0.65)   $    (0.07)
  Extraordinary item                                                    0.02             -
                                                                 -----------    ----------
      NET LOSS PER COMMON SHARE                                  $     (0.63)   $    (0.07)
                                                                 ===========    ==========
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                         3,035,079     3,030,383
                                                                 ===========    ==========





        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                          WESTERN COUNTRY CLUBS, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                    Common Stock          Additional     Retained
                                                              -------------------------     Paid-In      Earnings
                                                                 Shares        Amount       Capital      (Deficit)
                                                              -----------   -----------   -----------   -----------
Balance at December 31, 1994                                  $ 3,477,263   $    34,773   $ 3,544,912   $   (32,324)

Expiration of the recision period for common stock sold
 in February 1994 (Note 10)                                       116,667         1,167       348,833             -

Common stock repurchased from the Company's president
 (Note 10)                                                       (700,000)       (7,000)   (1,918,000)            -


Deemed contribution of capital by the Company's president representing the excess of the fair market value of the stock repurchased over the amount actually paid ($.40 per share) (Note 10) - - 1,645,000 -


Exercise of stock options at $2.50 per share (Note 10)             27,000           269        67,231             -

Common stock issued in exchange for promotional service            15,000           150        44,850             -

Common stock issued in exchange for legal services                  8,791            88        49,912             -

Net loss for the year ended December 31, 1995                           -             -             -      (211,233)
                                                              -----------   -----------   -----------   -----------

Balance at December 31, 1995                                    2,944,721        29,447     3,782,738      (243,557)

Common stock issued for cash in private placement (Note 10)        95,200           952       237,048             -

Common stock issued pursuant to stock compensation plan
  (Note 10)                                                        80,000           800       158,366             -

Common stock issued in acquisition of subsidiary (Note 6)         400,000         4,000        22,935        (2,848)

Net loss for the year ended December 31, 1996                           -             -             -    (1,913,446)
                                                              -----------   -----------   -----------   -----------
Balance at December 31, 1996                                    3,519,921   $    35,199   $ 4,201,087   $(2,159,851)
                                                              ===========   ===========   ===========   ===========




        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                          WESTERN COUNTRY CLUBS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                               Years Ended December 31,
                                                            ------------------------------
                                                                1996             1995
                                                            ------------    --------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                 $(1,913,446)    $   (211,233)
   Adjustments to reconcile net loss to net cash provided
     by operating activities
       Depreciation and amortization                            636,806          654,910
       Gain on extinguishment of debt                          (105,506)               -
       Write-off of note receivable                             100,000                -
       Loss from impairment of assets                         1,719,818                -
       Minority interest in earnings of subsidiaries             36,386           33,045
       Equity in loss of limited partnership                         -           639,322
       Loss in disposal of property and equipment                    -            10,762
       Common stock issued for services                         159,166           95,000
       Deferred tax provisions                                 (136,621)         (50,000)
       Changes in assets (increase) decrease
          (Increase) decrease in accounts receivable             (9,203)          11,780
          Increase in pre-opening expenses                            -          (69,686)
          (Increase) decrease in inventories                     17,239          (17,286)
          (Increase) decrease in prepaid expenses                27,852          (33,527)
          (Increase) decrease in refundable income taxes        152,851         (160,120)
          Increase in capitalized offering costs               (142,857)               -
       Changes in liabilities increase (decrease)
          Increase in accounts payable                          145,467          104,018
          Decrease in income taxes payable                            -         (116,471)
          Increase in accrued expenses                          130,668           44,317
                                                            -----------     ------------
            NET CASH PROVIDED BY OPERATING ACTIVITIES           818,620          934,831
                                                            -----------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Restricted certificate of deposit                           (200,000)               -
   Investment and advances to Limited Partnership                     -         (639,322)
   Notes and loans receivable                                  (100,000)        (100,000)
   Acquisition of property and equipment                       (226,818)        (626,399)
   Decrease in deposits                                           8,383           15,277
   Acquisition of Entertainment Wichita, Inc.                    (2,936)               -
                                                            -----------     ------------
            NET CASH USED BY INVESTING ACTIVITIES              (521,371)      (1,350,444)
                                                            -----------     ------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Purchase of common stock                                          -          (280,000)
   Proceeds from sale of common stock                           238,000                -
   Proceeds from exercise of stock options                            -           67,500
   Partnership distributions to minority interests              (32,050)         (45,400)
   Borrowings under notes payable                               234,851          300,070
   Repayments of notes payable                                 (347,545)        (416,658)
   Borrowings under notes payable, related parties             100,000          793,000
   Repayments of notes payable, related parties                (523,720)        (300,000)
                                                            -----------     ------------
            NET CASH PROVIDED (USED) BY FINANCING
              ACTIVITIES                                       (330,464)         118,512
                                                            -----------     ------------

Continued . . .





        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                          WESTERN COUNTRY CLUBS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (CONTINUED)

                                                            Years Ended December 31,
                                                            ------------------------
                                                               1996          1995
                                                            ----------    ----------
NET DECREASE IN CASH                                           (33,215)     (297,101)
CASH, BEGINNING OF YEAR                                        223,839       520,940
                                                            ----------    ----------

CASH, END OF YEAR                                           $  190,624    $  223,839
                                                            ==========    ==========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
   Cash paid for interest                                   $  141,225    $  123,524
                                                            ----------    ----------
   Cash paid for income taxes                               $        -    $   92,120
                                                            ==========    ==========

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS

     During 1996 and 1995, the Company issued 80,000 and 23,791 shares, respectively, of its common stock in exchange for various services, including legal, consulting, and promotional, aggregating $159,166 in 1996 and $95,000 in 1995.

     During 1996, the Company exchanged 400,000 shares of its common stock for all the common stock of Entertainment Wichita, Inc. (Note 6).

     The  Company   acquired  the  following   assets  and  liabilities  in  the
     transaction:

  Working capital                                     $  (2,936)
  Property and equipment, net                           380,648
  Notes payable                                        (310,099)
  Minority interest                                     (43,526)
                                                      ---------
      Net book value of acquisition                   $  24,087
                                                      =========





        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS.

                          WESTERN COUNTRY CLUBS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1)    DESCRIPTION OF BUSINESS

                     Western Country Clubs, Inc. ( the "Company" ) was incorporated in Colorado on December 19, 1989, and commenced operations in 1993.  The Company's operations have  consisted  primarily  of  owning
       and  operating  "country-western"  theme  nightclubs.    The  Company's
       subsidiaries and divisions are as follows:

                     Western Country Club 1, Ltd. ("Western 1, Ltd.") is a limited partnership formed on January 19, 1993. Western 1, Ltd. owns and operates a nightclub in Indianapolis, Indiana. The operations of the nightclub began on April 14, 1993. The Company has an 80% profit interest in the partnership.

                     WCWW Acquisition Corporation ("WCWW") is a wholly owned subsidiary formed in January 1995 to hold the interim and final liquor licenses for the Company's nightclub in Tucson, Arizona.

                     The St. Louis  division of  the  Company  was  acquired  on
       October 7, 1994.  This  division  operates  a  nightclub   in  St. Louis,
       Missouri.

                     Entertainment Wichita, Inc. ("EWI"), a wholly owned subsidiary, owns an 80% interest in In Cahoots, Ltd. ("In Cahoots"). In Cahoots is a limited partnership that owns and operates a nightclub in Wichita, Kansas (Note 6).

                     Western Newco, Inc. ("Newco") was formed on October 5, 1995, for the purpose of participating in the proposed merger with Cowboys Concert Hall - Arlington, Inc. ("Cowboys"). The merger was never submitted to the shareholders of Cowboys for approval; hence, Newco is presently inactive.

                     In addition to these subsidiaries and divisions, the Company holds a 50% interest in a nightclub in Atlanta, Georgia (Note
       14).

(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                     The following is a summary of significant accounting policies followed by the Company:

                     Cash and cash equivalents - The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

                     Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                     Consolidation - The consolidated financial statements include the accounts of the Company, two limited partnerships over which the Company has financial control, and three wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

                          WESTERN COUNTRY CLUBS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                     Investments  -  Investments  in  partnerships,   which  the
       Company does not financially control, are accounted for on the equity method until financial control is established.

                     Inventories - Inventories consist of liquor, wine, beer, and boutique items. Inventories are stated at the lower of cost (first-in, first-out) or market.

                     Depreciation and amortization - Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the assets' estimated useful lives as follows: land improvements, 10-15 years; building and improvements, 10-30 years; leasehold improvements, 7-10 years; equipment, 7-10 years; furniture and fixtures, 7-10 years.


                     Intangibles - Organization costs, liquor license costs and goodwill are amortized over five years. Certain costs incurred before a nightclub is opened are capitalized as pre-opening expenses and amortized over a 12-month period commencing the first full month the nightclub begins operation. The covenant not to compete is amortized over 15 years, the period covered by the amended agreement.


                     Measurement of impairment - At each balance sheet date, the Company reviews the amount of recorded goodwill, covenant not to compete and related nightclub assets (separately by club) for impairment. Whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable out of undiscounted future operating cash flows and the sum of the expected cash flows from these assets is less than the carrying amount of these assets, the Company will recognize an impairment loss in such period in the amount by which the carrying amount of the assets exceeds the fair value of the assets.

                     Repairs and maintenance - Normal costs incurred to repair and maintain fixed assets are charged to operations as incurred. Repairs and betterments which extend the life of an asset are capitalized and subsequently depreciated on a straight-line basis over the remaining useful life of the asset. When assets are sold or retired, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in operations.

                     Income taxes - Income taxes are provided based on earnings reported in the financial statements. The Company follows Statement of Financial Accounting Standards No. 109 whereby deferred income taxes are provided on temporary differences between reported earnings and taxable income.

                     Net income per common share - Net income per common share is computed based on the weighted average number of shares outstanding during the periods. Common stock equivalents included in the computation represent shares issuable upon assumed exercise of stock options which would have a dilutive effect. Shares issuable under stock warrants have been excluded since they would be antidilutive.

                     Concentration of credit risk - Financial instruments which potentially subject the Company to concentrations of credit risk are primarily cash and temporary cash investments. The Company places its cash investments in highly rated financial institutions. At times, the Company may have bank deposits in excess of Federal Deposit Insurance Commission (FDIC) limits.

                          WESTERN COUNTRY CLUBS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(3)    RESTRICTIONS OF CASH

                     Restricted cash is composed of a certificate of deposit for $200,000. This money is used to secure an outstanding loan with a bank in the amount of $200,000 (Note 8).

(4)    NOTES AND LOANS RECEIVABLE

                     On November 30, 1995, the Company loaned to Cowboys Entertainment, Inc. $100,000 which was to be repaid on November 30, 1996. The note was determined to be uncollectible and was written off in 1996.


                     During 1996, the Company made three loans to other parties. The first loan is for $25,000 and is secured by the stock granted under the Company's qualified stock option plan. The second loan is for $55,000 and will be repaid in early 1997 when the exchange for Cowboys stock occurs (Note 18). The third loan for $20,000 is due on April 9, 1997 and carries an interest rate of 8% per annum.


(5)    FAIR VALUE OF FINANCIAL INSTRUMENTS


                     The carrying amounts of cash, short-term notes receivable, commercial paper and notes payable approximate fair value because of the short-term maturity of these instruments.


                     The fair value of long-term debt, including current portion, is estimated based on quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same maturities.

(6)    ACQUISITIONS


                     Atlanta club investment - On June 29, 1995, the Company, as the limited partner, contributed $500 to the capital of Cowboys Concert Hall/Atlanta, Ltd. ("Atlanta") in exchange for a 50% interest in the Partnership. The Company also agreed to lend the Partnership up to $750,000 and loaned the Partnership $638,822 pursuant to a three-year unsecured promissory note, due June 29, 1998 bearing interest at 10% per annum. The Company accounted for its interest in the Partnership using the equity method until the investment was written off at December 31, 1995 (Note 14).


                     On June 29, 1995, the Partnership closed on the acquisition of certain assets and liabilities of a country-western nightclub in Atlanta, Georgia. The purchase price was $1,650,000 payable $425,000 at closing plus a $1,225,000 promissory note due December 29, 1999 bearing interest at 8% per annum.

                     Condensed financial information of Atlanta as of December 31, 1995 and for the six months ended December 31, 1995 are as follows:


      Current assets                                            $   103,081
      Noncurrent assets                                           1,785,138
      Current liabilities                                         1,645,431
      Long-term debt                                                638,822
      Partners' equity (deficit)                                   (396,034)
      Net loss                                                     (397,034)

                          WESTERN COUNTRY CLUBS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(6)    ACQUISITIONS (CONTINUED)

                     Wichita club acquisition - EWI, a Kansas Corporation, is the general partner of In Cahoots. Through September 30, 1996, EWI owned a 1% interest in the profits and losses of In Cahoots. On October 1, 1996, limited partners of In Cahoots owning an aggregate 79% limited partnership interest exchanged these partnership interests for an aggregate of 36,800 shares of common stock of EWI and the assumption of $150,000 of debt related to a previous acquisition of limited partnership interest by another party.

                     On December 16, 1996, the Company and EWI entered into an agreement and plan of merger whereby EWI would become a 100% subsidiary of the Company. On December 16, 1996, the Company issued 400,000 shares of its common stock and assumed $150,000 of notes owed to former limited partners of In Cahoots in exchange for all of the outstanding common shares of EWI.

                     The exchange of partnership interests of In Cahoots for shares of common stock of EWI and the merger of the Company with EWI have been treated as transactions between entities under common control and, therefore, the consolidated assets and liabilities of EWI are recorded at historical cost. The operations of EWI and In Cahoots are included in the consolidated statement of income beginning October 1, 1996, the first date that common control existed between them and the Company.

                     The following unaudited pro forma summary presents the consolidated results of operations as if the acquisitions had occurred at the beginning of the period presented and do not purport to be indicative of what would have occurred had the acquisitions been made as of that date or of results which may occur in the future.

                                       December 31,          December 31,
                                          1996                  1995
                                      -------------          ------------
       Net sales                      $ 9,118,206            $10,927,813

       Net loss                       $(1,880,916)           $  (161,867)

       Net loss per common share      $     (0.55)           $     (0.05)



(7)    IMPAIRMENT OF LONG-LIVED ASSETS

                     As of December 31, 1996, management determined that the long-lived assets related to its Tucson operations including furniture and fixtures, equipment, leasehold improvements, and intangibles would not be realized based on future expected cash flows. Therefore, the carrying values of these assets have been charged to expense in 1996. In addition, the deferred rental obligation has been decreased by $45,955 to recognize the fact that the lease will not be renewed at the end of five years. The charge to expense is included in "Impairment of long-lived assets" and the reduction of the deferred rental obligation is recorded as a reduction in rental expense.

                          WESTERN COUNTRY CLUBS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(8)    NOTES PAYABLE

                     Short-term notes payable consist of the following:

                                                                            1996        1995
                                                                          ---------   ---------

          Note payable, due in monthly installments of interest only through February 19, 1997 at which time a final payment of unpaid principal is due. Interest is computed at 6.36%.
       Collateralized by an interest in certain cash  accounts of the
       Company  and of the Company's former president (Note 18).          $ 275,742   $ 283,872


          Note  payable, due on January 31, 1997. Secured by a
       certificate of deposit (Note 3).                                     200,000           -
                                                                          ---------   ---------
            Total short term notes                                        $ 475,742   $ 283,872

                     Notes payable - related parties consist of the following:

                                                                             1996        1995
                                                                          ---------   ---------
          Note payable - relative of former president, bearing interest
       at 12% annually.  The note matured on April 28, 1996 (Note 9).     $       -   $ 393,000

          Note payable - officer, bearing interest at 12% annually.
       The note matured on November 30, 1996 (Note 9).                            -     100,000

          Note payable - former officer, bearing interest at 12%
       annually.  The note is due on demand (Note 9).                       100,000           -

          Notes payable - affiliates of a limited partner, payable on demand, including interest at 10%.  Secured by the personal
       guarantee of the Company's president (Note 9).                        50,000           -

          Note payable - former limited partners, payable on demand,
       including interest at 10%, unsecured (Note 9).                        10,000           -

          Note payable - former limited partner, payable in monthly installments of $6,250  plus  interest  at prime  plus 1%.  Secured  by the  ownership interest of a stockholder  and the guarantee of a financial  corporation.
       Prime was 8.5% at December 31, 1996
       (Note 9).                                                            139,223           -

          Note  payable  -  affiliate  of a  limited  partner,  due  in  monthly installments of $8,069,  including interest at 18% through November 1997.
       Secured by equipment, inventories, receivables,
       furniture and fixtures (Note 9).                                      80,156           -
                                                                          ---------   ---------

            Total notes payable - related parties                           379,379     493,000
              Less current portion                                          323,129     493,000
                                                                          ---------   ---------
            Noncurrent portion                                            $  56,250   $       -
                                                                          =========   =========

                          WESTERN COUNTRY CLUBS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(8)    NOTES PAYABLE (CONTINUED)

                     Long-term debt consists of the following at December 31, 1996 and 1995:

                                                                               1996       1995
                                                                             --------   --------
             Note payable - bank, due in monthly installments of $8,437, including interest at 3% above prime through February 2004.
          Secured by first mortgage on real estate.                          $486,982   $529,712

             Note payable - seller, due in monthly installments of $3,187, including interest at 10% through January 1999. Secured by second mortgage on real estate and the personal guarantee of
          the Company's former president.                                      74,203    101,520

             Capitalized  lease - bank,  due in  monthly  installments  of $256, including interest at 20.5% through November 1998.
          Secured by equipment.                                                 4,834          -

             Note payable - seller, noninterest bearing, due in monthly installments of $1,000, through July 1999.  Secured  by
          equipment.                                                           29,846          -
                                                                             --------   --------
               Total long-term debt                                           595,865    631,232
                 Less current portion                                          97,063     79,080
                                                                             --------   --------
               Noncurrent portion                                            $498,802   $552,152
                                                                             ========   ========

                     Maturities of long-term debt are as follows:

             Year ending December 31,                                                    Amount
             ------------------------                                                   --------
             1997                                                                       $ 97,063
             1998                                                                        103,965
             1999                                                                         68,956
             2000                                                                         67,220
             2001                                                                         75,371
             Thereafter                                                                  183,290
                                                                                        --------
                 Total                                                                  $595,865
                                                                                        ========

(9)    RELATED PARTY TRANSACTIONS

                     During the years  ended  December  31,  1996 and 1995,  the
       Company utilized a service organization whose president is a stockholder of the Company. The service organization was responsible for the management of the daily operations of the Company in 1995 and through September 1996. The total amounts paid to the organization during 1996 and 1995 were $59,936 and $177,647, respectively. Of these amounts, $14,522 and $91,604 represented reimbursement of Company expenses incurred.

                          WESTERN COUNTRY CLUBS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(9)    RELATED PARTY TRANSACTIONS (CONTINUED)

                     In August 1995, International Entertainment Consultants, Inc. ("IEC") loaned the Company $300,000 at 12% annual interest payable monthly, to complete the renovation of the Tucson club into the "A Little Bit of Texas" format. IEC is owned by a relative of the Company's former president. The loan was due December 28, 1995, and was extended until January 28, 1996 after the payment of $100,000 in principal by the Company. During October 1995, the Company borrowed an additional $193,000 from IEC to make the required payment under the covenant not to compete. The note bears interest at 12% annually, was due December 28, 1995, and was extended until January 28, 1996. During January 1996, $262,000 in principal had been repaid and the remaining balance was repaid on April 28, 1996. In addition, the Company paid IEC $38,540 and $86,043 for the years ended December 31, 1996 and 1995, respectively, for payroll and support services, including insurance and office expenses.

                     During 1995, the Company's then president and a company owned by the Company's then president loaned the Company $300,000 which has been repaid. On October 10, 1996, the former president loaned the Company an additional $100,000 which is due on demand and bears interest at 12% annually (Note 8).

                     On July 3, 1993, In Cahoots signed a ten-year lease. The lessor is a 20% limited partner of In Cahoots. Rent expense under this lease for the three months ended December 31, 1996 amounted to $39,511 (Note 15).

                     During 1994, In Cahoots borrowed $150,000 from four limited partners, $90,000 of which was repaid in 1994. The remaining $60,000 balance is made up of $50,000 which is secured by the personal guarantee of the president of the Company and $10,000 which is unsecured. The notes are due upon demand and accrue interest at a rate of 10% per annum (Note
       8).

                     On October 1, 1996, EWI assumed $150,000 of debt when it acquired control of In Cahoots. The remaining balance of $139,223 at December 31, 1996 is due to a former limited partner of the Company (Notes 6 and 8).

                     On May 24, 1994, In Cahoots entered into a loan agreement with a mortgage company whose owner is an affiliate of a limited partner of In Cahoots. Interest expense on this loan amounted to $4,263 for the three months ended December 31, 1996. The balance as of December 31, 1996 was $80,156 (Notes 6 and 8).

(10)   STOCKHOLDERS' EQUITY

                     Stock options - On December 16, 1993 the Company granted an option to purchase 250,000 shares of the Company's $.01 par value common stock at $2.50 per share, to an employee of the Company. The option expires on December 1, 1998. During 1995, 20,000 options were exercised resulting in proceeds to the Company of $50,000.

                     Private placements of common stock - In December 1993, the Company consummated the private placement of 110,000 shares of its $.01 par value stock at $1.00 per share for total proceeds of $110,000.

                     On February  7, 1994,  the  Company  commenced  the sale of
       200,000 shares of its $.01 par value common stock at $3.00 per share pursuant to a private placement memorandum. The sale was on a best-efforts basis with no minimum number of shares required to be sold prior to closing of the offering. The offering was amended on February 16, 1994 to allow $250,000 in borrowings from investors at 10% annual interest, payable from proceeds of the proposed public offering, and the sale of 116,667 shares of the Company's common stock at $3.00 per share. On March 1, 1994, the Company completed the offering raising a total of $600,000. In connection with the $250,000 notes payable, the Company granted two five-year options to purchase a total of 17,000 shares of the Company's common stock at $2.50 per share. Upon the closing of the public offering on May 9, 1994, the $250,000 notes payable, including interest of $5,685, were paid from offering proceeds. During 1995, options to purchase 7,000 shares of common stock at $2.50 per share were exercised, resulting in net proceeds of $17,500 to the Company.

                     Common stock subject to rescission - The Company offered to the purchasers of common stock in the December 1993 and February 1994 private placements the opportunity to rescind their investment in the Company, upon the Company's filing of its registration statement with the Securities and Exchange Commission. In the event the December and February private offerings were integrated into the public offering, the sales under the private offerings might be considered violations under
       Section 5 of the Securities Act of 1933. In connection with the public offering, 110,000 shares sold in December 1993 for $110,000 were subsequently registered and sold in the public offering. Therefore, these 110,000 shares are no longer subject to rescission. As a result, the Company had a potential liability to purchasers of $350,000 (116,667 shares). The liability expired February 28, 1995.

                     Public offering of stock - On May 9, 1994, the Company completed a public offering of 460,000 shares of its common stock at $5.25 per share, resulting in net proceeds of $1,930,061 after deducting offering expenses of $484,939.

                     The underwriter received a discount of 10%, a nonaccountable expense allowance of 3% of the gross proceeds of the offering, and warrants to purchase 40,000 shares of common stock. The warrants are exercisable at $6.30 per share commencing April 25, 1995 until April 25, 1999. The Company has granted the holders of the warrants certain customary registration rights. As of December 31, 1996, none of these warrants have been exercised.

                     Warrants granted - Effective July 1, 1994, the Company granted warrants to purchase 60,000 shares of the Company's common stock exercisable at $6.00 per share until June 30, 1999, in exchange for consulting services to be performed over a one-year period. In addition, stock appreciation rights were granted whereby the consultant could purchase shares of common stock for $.01 per share representing the increase in value of the 60,000 shares divided by the then market price of the stock. Compensation will be recorded as the price of the Company's stock exceeds the warrant exercise price.

                     Repurchase of common stock - In March 1995, the Company repurchased 700,000 shares of its $.01 par value common stock from the Company's president for $280,000 ($.40 per share). At the time of the repurchase, the Company had valued the stock at $2.75 per share. The transaction has been reflected in the statement of stockholders' equity as the repurchase of the shares at $2.75 per share, allocated between common stock and additional paid-in capital, and a capital contribution of the difference between the $2.75 per share fair value and the $.40 per share price paid. As Colorado law does not provide for treasury stock, the repurchased shares of stock are treated as authorized but unissued shares.

                          WESTERN COUNTRY CLUBS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(10)   STOCKHOLDERS' EQUITY (CONTINUED)

                     Private placements of common stock - During June 1996, the Company sold 95,200 shares of common stock at $2.50 per share resulting in net proceeds of $238,000.

                     Stock compensation plan - In 1996, the Company established a stock option compensation plan for employees and consultants. The aggregate number of common shares as to which options and awards may be granted shall not exceed 250,000, and the options and awards must be granted within five years. At the time of grant, the Company will determine the exercise price and the vesting period, which shall not exceed five years.

                     During the quarter ended September 30, 1996, the Company issued: (1) 10,000 shares of the Company's common stock to the Company's president for services rendered and recorded compensation of $35,000; (2) 15,000 shares of the Company's common stock to a consultant as a reduction of accounts payable of $46,666; (3) 10,000 shares of the Company's common stock to a consultant for services valued at $35,000; and (4) 45,000 shares of the Company's common stock and 145,000 options to purchase the Company's common stock at $3.50 per share for three years in exchange for the cancellation of 240,000 options to purchase the Company's common stock at $2.50 per share. Each of the above issuances of common stock was valued at $3.50 per share less the previously recorded compensation where warrants were returned.

(11)   INCOME TAXES

      As of December 31, 1996 and 1995, the Company's deferred tax assets are as follows:

                                                         1996          1995
                                                       ---------     ---------
       Compensation element of stock options           $        -    $   4,700
       Tax over book basis of fixed assets                215,349      156,700
       Impairment of long-lived assets                    684,029            -
       Leases with scheduled rent increases                52,921       35,600
       Net operating loss carryforward                     49,566            -
                                                       ----------    ---------
                                                        1,001,865      197,000
       Valuation allowance                               (668,244)           -
                                                       ----------    ---------
            Net deferred tax asset                        333,621      197,000
       Current asset                                     (244,287)    (112,000)
                                                       ----------    ---------
            Long term asset                            $   89,334    $  85,000
                                                       ==========    =========

                     Realization of the deferred tax asset is dependent upon the Company generating sufficient future taxable income against which its loss carryforward and loss from impairment of long-lived assets can be offset. At December 31, 1995, management believed that it was more likely than not that all of the deferred tax would be realized because income before income taxes would have been $308,266 for the year then ended, if it had not been for the losses incurred from the Atlanta Club (Note 14). However, at December 31, 1996, management has determined that it is not more likely than not that the Company will be able to realize all the tax benefits from the net operating loss carryforward and impairment of long-lived assets and has reduced the deferred tax asset by a valuation allowance of $668,244.

                          WESTERN COUNTRY CLUBS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(11)   INCOME TAXES (CONTINUED)

                     Deferred income taxes resulting from temporary differences in the recognition of income and expense for tax and financial reporting purposes are as follows:

                                                               1996         1995
                                                             ---------    --------

        Differences between book and tax
           Compensation element of stock options             $  (4,700)   $(41,925)
           Differences between book and tax depreciation        58,649      70,727
           Impairment of long-lived assets                     684,029           -
           Leases with scheduled rent increases                 17,321      21,198
           Net operating loss carryforwards                     49,566           -
                                                             ---------    --------
                                                               804,865      50,000
           Change in valuation allowance                      (668,244)          -
                                                             ---------    --------
             Net deferred tax benefit                        $ 136,621    $ 50,000
                                                             =========    ========


                     The difference between the Company's effective income tax rate and the United States statutory rate is reconciled below for the years ended December 31, 1996 and 1995:

                                                                        1996      1995
                                                                       ------    ------
       United States statutory rate                                   (34.0)%     34.0%
       State income taxes, net of federal income tax benefit (cost)    (3.0)%      4.8%
       Increase in valuation allowance                                 31.1%         -
       Other                                                           (2.8)%      0.4%
                                                                       ------    ------
            Total                                                      (8.7)%     39.2%
                                                                       ======    ======

                     At December 31, 1996, the Company has a net operating loss carryforward of approximately $131,000 which expires in 2011.

(12)   CHANGE IN ACCOUNTING ESTIMATE

                     Effective October 1, 1995, the Company revised its estimate
       of the useful lives of the leasehold  improvements   relating
       to the Tucson club from 5 years to 15 years. This date coincided with the completion of the renovation of the club. Effective January 1, 1995, the covenant not to compete agreement was amended to cover a 15-year period and the period for accruing the deferred lease obligation under the Tucson club's lease, which contains escalating rental payments, was extended to a 15-year period. The net effect of these changes was to increase net income by $84,000 ($.03 per common share) for the year ended December 31, 1995.

(13)   GAIN ON EXTINGUISHMENT OF DEBT



                     During September 1996, the Company settled its outstanding debt arising from the Tucson covenant not to compete agreement for $300,000 in cash. The difference between the amount paid and the basis of the obligation on the books has been recorded as an extraordinary gain of $65,730, net of the related income tax effect of $39,776.

                          WESTERN COUNTRY CLUBS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(14)   WRITE OFF OF INVESTMENT IN PARTNERSHIP


                     Due to significant on-going operating losses and negative cash flow of the Atlanta club, the Company wrote off its investment in and the related loans to Cowboys Concert Hall/Atlanta, Ltd., the partnership that owns the Atlanta club. The resulting loss of $274,621, net of income taxes, is recorded in operations for the year ended December 31, 1995.


(15)   LEASE COMMITMENTS

                     On July 30, 1993, In Cahoots entered into a building lease for club operations in Wichita, Kansas, with a 20% limited partner. The lease term is ten years commencing October 15, 1993. In addition to minimum rental payments of $12,500, In Cahoots is obligated to pay to the landlord, as additional rent, a percentage of gross sales after deductions for alcohol and sales taxes. The lease agreement contains two five-year renewal options at the primary lease term rental rate (Note 9).

                     In December 1993, the Company entered into a building lease for club operations in St. Louis, Missouri. The lease term is ten years with two five-year renewal options. Minimum rent per month is $22,238 for years one through five and $26,686 per month for years six through ten. The lease requires a $25,000 security deposit, and is guaranteed by an affiliated company.

                     On November 1, 1994, the Company assumed a building lease for club operations in Tucson, Arizona. The remaining primary lease term is 6.33 years with two five-year renewal options. Minimum rent per month for the remainder of the lease term increases annually on the first of March. Minimum payments through February 28, 1997, are $21,500 per month. Minimum rent increases to $22,145 on March 1, 1997, $22,809 on March 1, 1998, $23,494 on March 4, 1999, and $24,198 on March 1, 2000. Also on
       November 1, 1994, the Company entered into a property lease for parking around the club in Tucson, Arizona. The lease term is four years with an option to purchase. Minimum rent per month is $2,000 per month for years one and two and escalates to $3,000 per month for the remaining term.

                     Rent expense for the years ended December 31, 1996 and 1995 amounted to $740,613 and $596,708, respectively.

  The minimum annual commitments under the real estate leases are as follows:

          Year ending December 31,                           Amount
          ------------------------                         ----------
          1997                                             $  717,306
          1998                                                719,240
          1999                                                750,787
          2000                                                759,204
          2001                                                518,629
          Thereafter                                          915,464
                                                           ----------
              Total                                        $4,380,630
                                                           ==========

                          WESTERN COUNTRY CLUBS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(16)   CONTINGENT LIABILITIES

                     In May 1995, the Company announced it had entered into a letter agreement with Cowboys Entertainment, Inc. pursuant to which the two companies agreed to continue discussions concerning a possible acquisition by the Company of certain businesses and/or assets of Cowboys Entertainment, Inc. In October 1995, the Company announced that it had entered into an Agreement and Plan of Merger (the "Merger") with Newco, a wholly owned subsidiary of the Company, and Cowboys pursuant to which Newco would merge with Cowboys, with Cowboys as the surviving entity. Simultaneously, the Company was to also offer to limited partners of Cowboys Concert Hall - Arlington, Ltd. ("CCHA, Ltd."), a Texas limited partnership, the opportunity to exchange their limited partnership interests and notes, in the approximate amount of $514,022 for an aggregate of 250,000 shares of the Company's common stock and new notes in the aggregate amount of $840,000. The transaction was subject to the approval of the shareholders of Cowboys and the limited partners of CCHA, Ltd.

                     The Company filed a registration statement covering the transactions on November 13, 1995, which included audited financial statements of the Company, but did not include audited financial statements of Cowboys or CCHA, Ltd., as required by applicable Securities and Exchange Commission rules and regulations. Efforts by Cowboys to retrieve or reconstruct the information necessary to perform the required audits proved unsuccessful. As a result, the requirement that the shareholders of Cowboys approve the Agreement and Merger by December 31, 1995 was not fulfilled, and the parties have not agreed to extend the date for performance.

(17)   LITIGATION

                     The Company is involved in various claims and legal proceedings of a nature considered normal to its business, principally personal injury claims resulting from incidents occurring on the premises of the Company's nightclubs. While it is not feasible to predict or determine the financial outcome of these proceedings, management does not believe that they will result in a materially adverse effect on the Company's financial position, results of operations or liquidity

(18)   SUBSEQUENT EVENTS

                     On February 18, 1997, the Company entered into a line of credit agreement that allows it to borrow up to $160,000. Through March 4, 1997, $140,000 has been drawn on this line. The debt carries a 12% annual interest rate and is due within sixty days of the draw on the line. There is also a 10% fee on the amounts borrowed which is due at the time of the draw. The line is collateralized by property and the income generated by said property. In addition, the Company will issue to the lender warrants to purchase the Company's common stock for a three-year period at a price of $2.00 per share. The warrants issued will be on the basis of one warrant for every two dollars funded.

                     On February 4, 1997, the Company entered into a cessation agreement which provided the terms for the resignation of one of its directors. The shares held by this director will be sold at a reduced price under the option agreement dated February 25, 1997.


                     In February 1997, the Company exchanged 114,800 shares of its common stock and a note receivable for $55,000 to certain persons for 77,000 shares of common stock of Cowboys and warrants to purchase an additional 77,000 Cowboys shares as part of a settlement with Cowboys.

                          WESTERN COUNTRY CLUBS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(18)   SUBSEQUENT EVENTS (CONTINUED)

                     On March 15, 1997, the Company entered into a 51.5-month lease agreement for an office building to serve as the corporate headquarters in Oklahoma City, Oklahoma. From March 15, 1997 to August 31, 1998, the base rent will be $36,900 per year. From September 1, 1998 to January 31, 2000, the rent increases to $39,360 per year. From February 1, 2000 to June 30, 2001, the base rent will be $41,820.

                     Management decided on March 15, 1997 to close its club in Tucson, Arizona at the end of April 1997 due to its continuing operating losses. Impairment of the long-lived assets of the Tucson club was recorded as of December 31, 1996 (Note 7).

                     A note in the amount of $275,742 was due February 19, 1997. As of the date of this report, the note had not been repaid. The Company's intention is to repay the note with the proceeds from a public offering (Note 8).

                           WESTERN COUNTRY CLUBS, INC.

                      CONSOLIDATED CONDENSED BALANCE SHEET
                                   (UNAUDITED)

                                 March 31, 1997




                                     ASSETS

CURRENT ASSETS
  Cash                                                           $      154,152
  Accounts receivable                                                    55,081
  Notes and loans receivable                                            100,000
  Inventories                                                            64,571
  Prepaid expenses                                                       96,266
  Capitalized offering cost                                             208,991
  Deferred income taxes                                                 244,287
  Refundable income taxes                                                 4,181
                                                                 --------------
      TOTAL CURRENT ASSETS                                              927,529
                                                                 --------------

PROPERTY AND EQUIPMENT, at cost
  Land and improvements                                                 298,286
  Building and improvements                                             755,900
  Leasehold improvements                                              2,116,885
  Equipment                                                             675,803
  Furniture and fixtures                                                333,328
                                                                 --------------
                                                                      4,180,202
  Less accumulated depreciation                                       1,202,727
                                                                 --------------
      NET PROPERTY AND EQUIPMENT                                      2,977,475
                                                                 --------------

OTHER ASSETS
  Deferred income taxes                                                  89,334
  Goodwill, net of amortization                                         152,724
  Deposits and other                                                    123,496
  Investments (Note 2)                                                  114,800
                                                                 --------------
      TOTAL OTHER ASSETS                                                480,354
                                                                 --------------

        TOTAL ASSETS                                             $    4,385,358

                                                                 ==============




            See   accompanying   notes  to  consolidated   condensed   financial
statements.

                           WESTERN COUNTRY CLUBS, INC.

                      CONSOLIDATED CONDENSED BALANCE SHEET
                                   (UNAUDITED)

                                 March 31, 1997




                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                               $      248,010
  Accrued expenses                                                      408,858
  Notes payable (Note 3)                                                415,742
  Current portion of notes payable - related parties                    299,266
  Current portion of long-term debt                                      96,798
                                                                 --------------
    TOTAL CURRENT LIABILITIES                                         1,468,674
                                                                 --------------

NOTES PAYABLE - RELATED PARTIES,
  less current portion                                                   52,399

LONG-TERM DEBT, less current portion                                    478,695

EQUITY INTEREST OF OTHER PARTNERS IN
  CONSOLIDATED SUBSIDIARIES                                             276,399

COMMITMENTS (Note 4)

STOCKHOLDERS' EQUITY
  Preferred stock, $.10 par value; 10,000,000 shares
    authorized, none issued and outstanding                                   -
  Common stock, $.01 par value; 25,000,000 shares
    authorized, 3,634,721 shares issued and outstanding                  36,347
  Additional paid-in capital                                          4,314,739
  Retained earnings (deficit)                                       (2,241,895)
                                                                 --------------
    TOTAL STOCKHOLDERS' EQUITY                                        2,109,191
                                                                 --------------

        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $    4,385,358
                                                                 ==============




            See   accompanying   notes  to  consolidated   condensed   financial
statements.

                           WESTERN COUNTRY CLUBS, INC.

                   CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                                   (UNAUDITED)

               For the Three Months Ended March 31, 1997 and 1996

                                                                     1997              1996
                                                                ---------------  ----------------

REVENUES
  Beverage and food sales                                       $     1,476,812  $      1,440,596
  Admission fees and other revenues                                     628,073           697,132
                                                                ---------------  ----------------
    TOTAL REVENUES                                                    2,104,885         2,137,728
                                                                ---------------  ----------------

COSTS AND EXPENSES
  Cost of products and services                                         773,167           620,898
  Depreciation and amortization                                         116,475           159,831
  Interest                                                               29,651            37,490
  General and administrative expenses                                 1,254,452         1,175,828
                                                                ---------------  ----------------
    TOTAL COSTS AND EXPENSES                                          2,173,745         1,994,047
                                                                ---------------  ----------------

INCOME (LOSS) BEFORE TAXES AND
  MINORITY INTEREST                                                    (68,860)           143,681

PROVISION FOR INCOME TAXES                                                    -            44,973
                                                                ---------------  ----------------

INCOME (LOSS) BEFORE MINORITY INTEREST                                 (68,860)            98,708
                                                                ---------------  ----------------

OTHER PARTNERS' INTERESTS IN NET INCOME
  OF CONSOLIDATED SUBSIDIARIES, NET OF
  INCOME TAX BENEFIT OF $-0- (1997) AND
  AND $2,073 (1996)                                                      13,184             8,038
                                                                ---------------  ----------------

NET INCOME (LOSS)                                               $      (82,044)  $         90,670
                                                                ===============  ================

NET INCOME (LOSS) PER COMMON SHARE                              $         (0.02) $           0.03
                                                                ===============  ================

WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING                                                         3,587,525         3,085,000
                                                                ===============  ================




            See   accompanying   notes  to  consolidated   condensed   financial
statements.

                           WESTERN COUNTRY CLUBS, INC.

            CONSOLIDATED CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (UNAUDITED)

               For the Three Months Ended March 31, 1997 and 1996







                                           Common Stock             Additional      Retained
                                  -----------------------------      Paid-in        Earnings
                                      Shares          Amount         Capital        (Deficit)
                                  --------------   ------------   -------------   -------------

Balance, December 31,
  1995                              2,944,721       $   29,447     $   3,782,738   $  (243,557)

Common stock issued for                29,200              292            72,708           -
  cash in private placement

Net income for the three
  months ended March 31,
  1996                                      -               -                -          90,670
                                  --------------   ------------   -------------   -------------

Balance, March 31, 1996             2,973,921      $     29,739   $   3,855,446   $   (152,887)
                                  ==============   ============   =============   =============

Balance, December 31,
  1996                              3,519,921      $     35,199   $   4,201,087   $ (2,159,851)

Common stock issued for
    investment (Note 2)               114,800             1,148         113,652             -

Net loss for the three
  months ended March 31,
  1997                                      -               -               -          (82,044)
                                  --------------   ------------   -------------   -------------

Balance, March 31, 1997                3,634,721   $     36,347   $   4,314,739   $ (2,241,895)
                                  ==============   ============   =============   =============






            See   accompanying   notes  to  consolidated   condensed   financial
statements.

                           WESTERN COUNTRY CLUBS, INC.

                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
               For the Three Months Ended March 31, 1997 and 1996

                                                                      1997             1996
                                                                 --------------   ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                              $     (82,044)   $        90,670
    Adjustments to reconcile net income (loss) to net
      cash provided (used) by operating activities
        Depreciation and amortization                                   116,475           159,831
        Minority interest in earnings of subsidiaries                    13,184            10,111
        Deferred tax provision                                             -              (31,000)
        Increase in present value of liability
         under noncompete agreement                                        -               10,268
        Changes in assets and liabilities
         Increase in accounts receivable                                (10,345)          (68,473)
         Decrease in inventories                                         15,057             4,454
         Increase in prepaid expenses                                   (27,377)          (61,552)
         Decrease (increase) in refundable income taxes                   3,088           (10,563)
         Increase in capitalized offering costs                         (66,134)             -
         Decrease in accounts payable                                   (77,812)          (82,214)
         Increase in income taxes payable                                     -            73,900
         Increase in accrued expenses                                    18,691            48,196
                                                                 --------------   ---------------
           NET CASH PROVIDED (USED) BY
             OPERATING ACTIVITIES                                       (97,217)          143,628
                                                                 --------------   ---------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Sale of certificate of deposit                                        200,000              -
  Acquisition of property and equipment                                 (12,351)           (2,580)
  (Increase) decrease in deposits and other assets                      (16,318)            9,750
                                                                 --------------   ---------------
           NET CASH PROVIDED BY
             INVESTING ACTIVITIES                                       171,331             7,170
                                                                 --------------   ---------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of notes payable                               140,000              -
  Proceeds from sale of common stock                                       -               73,000
  Partnership distributions to minority interests                        (2,500)           (6,000)
  Payments on notes payable                                            (200,000)         (341,970)
  Payments on notes payable, related parties                            (27,714)          100,000
  Payments on long-term debt                                            (20,372)             -
                                                                 --------------   ---------------
           NET CASH USED BY FINANCING
             ACTIVITIES                                                (110,586)         (174,970)

NET DECREASE IN CASH                                                    (36,472)          (24,172)
                                                                 --------------   ---------------
CASH AT BEGINNING OF PERIOD                                             190,624           223,839
                                                                 --------------   ---------------
CASH AT END OF PERIOD                                            $      154,152   $       199,667
                                                                 ==============   ===============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION
    Interest paid during the period                              $       42,630   $        35,306
                                                                 ==============   ===============
NONCASH FINANCING ACTIVITY
  Issuance of common stock for investment                        $      114,800   $          -
                                                                 ==============   ===============

            See   accompanying   notes  to  consolidated   condensed   financial
statements.

                           WESTERN COUNTRY CLUBS, INC.

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

Note 1 In the opinion of Western Country Clubs, Inc. (the "Company"), the accompanying unaudited consolidated condensed financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position as of March 31, 1997 and the results of operations and cash flows for the quarters ended March 31, 1997 and March 31, 1996. These statements are condensed and, therefore, do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The statements should be read in conjunction with the consolidated financial statements and footnotes included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996. The results of operations for the quarters ended March 31, 1997 and March 31, 1996 are not necessarily indicative of the results to be expected for the full year.


Note 2 On February 6, 1997, the Company exchanged 114,800 shares of its common stock for 57,400 shares and 57,400 purchase warrants of the stock of Cowboys Concert Hall Arlington, Inc. ("Cowboys"). The individual shareholders of the Cowboys stock had participated in a private placement conducted by Cowboys in Fall 1995 to raise funds for Cowboys to pay its expense in connection with a proposed merger between Cowboys and the Company which did not occur.


Note 3 On February 18, 1997, the Company obtained a line of credit. The Company may borrow up to $160,000 at an interest rate of 12% per annum. The principal and interest were due on April 18, 1997 at which time the line of credit was extended for an additional 60 days. The Company pledged as collateral a third mortgage position on the Indy Club property, an assignment of rents and leases related to the property, a UCC-1 financing statement covering all the personal property located thereon, and an assignment of the Company's 80% partnership interest in the partnership which owns the Indy Club. The Company also agreed to issue warrants to purchase its common stock at a price of $2 per share. One warrant will be issued for every $2 borrowed. The Company has borrowed $140,000 as of March 31, 1997.

Note 4 On March 15, 1997, the Company entered into a 51.5-month lease agreement for office space to serve as the corporate headquarters in Oklahoma City, Oklahoma. From March 15, 1997 to August 31, 1998, the base rent will be $36,900 per year. From September 1, 1998 to January 31, 2000, the rent increases to $39,360 per year. From February 1, 2000 to June 30, 2001, the base rent will be $41,820.

Note 5 On May 1, 1997, the Company sold the assets of the Tucson club. The sales price was $325,000 which is to be received as follows: $100,000 shall be paid to the Company on May 3, 1997; $30,000 shall be paid to the Company at the rate of $10,000 per month for the months of June, July, and August; and $195,000 shall be paid to the Company in the form of a promissory note bearing interest at 8% per annum payable beginning November 1, 1997. The promissory note is secured by a security interest in the assets purchased by the buyer.


          The Company is liable for certain expenses related to the sale of the Tuscon club, including approximately $93,400 for rent and property taxes for the period May 1, 1997 through July 31, 1997.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




The Partners
In Cahoots, Limited Partnership


We have audited the accompanying balance sheet of In Cahoots, Limited Partnership as of December 31, 1994 and 1995, and the related statements of income, partners' capital and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of In Cahoots, Limited Partnership as of December 31, 1994 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.




Denver, Colorado                                      CAUSEY DEMGEN & MOORE INC.
October 12, 1996

                         IN CAHOOTS, LIMITED PARTNERSHIP



                                  BALANCE SHEET

                           December 31, 1994 and 1995


                                     ASSETS
                                     ------

                                                        1994             1995
                                                      --------          ------

Current assets:
   Cash                                               $ 42,972         $ 33,717
   Accounts receivable (Note 2):
      Credit cards                                         605              609
      Other                                                270            6,514
      Related parties (Note 5)                          39,000           43,803
   Inventories (Note 2)                                 38,682           31,587
   Prepaid expenses                                     32,788            2,120
   Pre-opening expenses, net of accumulated
      amortization of $159,959 (1994) and
      $174,501 (1995)                                   14,542                -
                                                      --------         --------

      Total current assets                             168,859          118,350

Property and equipment, at cost (Note 2):
      Leasehold improvements                           168,464          174,939
      Parking lot improvements                          54,579           73,297
      Furniture, fixtures and equipment                260,463          262,963
                                                      --------         --------

                                                       483,506          511,199

   Less accumulated depreciation
      and amortization                                  43,851           94,521
                                                      --------         --------

     Net property and equipment                        439,655          416,678
                                                      --------         --------

                                                      $608,514         $535,028
                                                      ========         ========


                             See accompanying notes.

                         IN CAHOOTS, LIMITED PARTNERSHIP



                                  BALANCE SHEET

                           December 31, 1994 and 1995


                        LIABILITIES AND PARTNERS' CAPITAL
                        ---------------------------------

                                                        1994             1995
                                                      --------         --------

Current Liabilities:
   Accounts payable                                   $ 43,468         $ 41,674
   Notes payable - related parties (Note 2)             50,000           50,000
   Current portion of long-term note
      payable (Note 2)                                  48,514           75,425
   Note payable - bank (Note 2)                        137,758           18,307
   Payroll and payroll taxes payable                    19,218           16,548
   Sales and liquor taxes payable                       22,837           16,216
   Accrued property taxes payable                        7,993           36,471
   Accrued rent - related party (Note 3)                 9,905           32,011
   Accrued interest payable                              4,967           12,089
                                                      --------         --------

      Total current liabilities                        344,660          298,741

Long-term debt (Note 2):
   Notes payable - related parties                      10,000           10,000
   Note payable - bank, net of current
      portion                                          149,094           73,501
                                                      --------         --------

      Total long-term debt                             159,094           83,501

Commitments (Note 3)

Partners' capital (Note 4):
   General partner                                       1,048            1,528
   Limited partners                                    103,712          151,258
                                                      --------         --------

      Total partners' capital                          104,760          152,786
                                                      --------         --------

                                                      $608,514         $535,028
                                                      ========         ========


                             See accompanying notes.

                                      F-32

                         IN CAHOOTS, LIMITED PARTNERSHIP



                                INCOME STATEMENT

                 For the Years Ended December 31, 1994 and 1995


                                                      1994               1995
                                                   ----------         ---------

Revenues:
   Beverage and food sales                         $2,033,900        $1,616,741
   Admission fees                                     718,712           735,881
   Other revenues                                      59,164            67,133
                                                   ----------        ----------

      Total revenues                                2,811,776         2,419,755

Costs and expenses:
   Cost of products and services                      879,494           811,945
   Depreciation and amortization                      203,810            65,212
   Interest                                            43,460            46,002
   Management fees - related party
      (Note 5)                                        152,376           127,005
   Rent - related party (Note 3)                      164,052           157,011
   General and administrative
      expenses                                      1,144,824         1,104,554
                                                   ----------        ----------

      Total costs and expenses                      2,588,016         2,311,729
                                                   ----------        ----------

Net income                                         $  223,760        $  108,026
                                                   ==========        ==========


                             See accompanying notes.

                                      F-33

                         IN CAHOOTS, LIMITED PARTNERSHIP



                         STATEMENT OF PARTNERS' CAPITAL

                 For the Years Ended December 31, 1994 and 1995


                                                         General      Limited
                                                         partner      partners     Total
                                                         -------      --------     -----

Balance at December 31, 1993 ........................  $      10    $     990    $   1,000

Net income for the year ended
   December 31, 1994 ................................      2,238      221,522      223,760

Distributions to partners
   (Note 4) .........................................     (1,200)    (118,800)    (120,000)
                                                       ---------    ---------    ---------

Balance at December 31, 1994 ........................      1,048      103,712      104,760

Net income for the year
   ended December 31, 1995 ..........................      1,080      106,946      108,026

Distributions to partners
   (Note 4) .........................................       (600)     (59,400)     (60,000)
                                                       ---------    ---------    ---------

Balance at December 31, 1995 ........................  $   1,528    $ 151,258    $ 152,786
                                                       =========    =========    =========


                             See accompanying notes.

                         IN CAHOOTS, LIMITED PARTNERSHIP



                             STATEMENT OF CASH FLOWS

                 For the Years Ended December 31, 1994 and 1995


                                                        1994             1995


                                                      ---------         -------
Cash flows from operating activities:
Net income                                             $223,760        $108,026
   Adjustments to reconcile net income
      to net cash provided by operating
      activities:
          Depreciation and amortization                 203,810          65,212
          Change in assets and liabilities:
             Decrease (increase)in accounts
               receivable                                 1,643          (6,248)
             Decrease (increase) in inventories         (38,682)          7,095
             Decrease (increase) in prepaid
               expenses                                 (32,788)         30,668
             Increase (decrease) in accounts
               payable                                   43,468          (1,794)
             Increase in accrued expenses                58,904          48,415
                                                       --------        --------

             Total adjustments                          236,355         143,348
                                                       --------        --------

      Net cash provided by operating
          activities                                    460,115         251,374

Cash flows from investing activities:
   Acquisition of property and equipment               (456,539)        (27,693)
   Increase in pre-opening expenses                     (87,197)              -
   Increase in accounts receivable -
      related party                                     (21,371)         (4,803)
                                                       --------        --------

      Net cash used in investing activities            (565,107)        (32,496)

Cash flows from financing activities:
   Borrowings from related parties                      175,000           1,000
   Repayments of borrowings from related
      parties                                          (115,000)         (1,000)
   Borrowings from banks                                359,794               -
   Repayments of borrowings from banks                 (191,178)       (168,133)
   Distributions to partners                           (120,000)        (60,000)
                                                       --------        --------

      Net cash provided by (used in)
          financing activities                          108,616        (228,133)
                                                       --------        --------

Increase (decrease) in cash                               3,624          (9,255)
Cash at beginning of period                              39,348          42,972
                                                      ---------        --------

Cash at end of period                                 $  42,972        $ 33,717
                                                      =========        ========

Supplemental cash flow information:

   Cash paid for interest                              $ 38,493        $ 38,880
                                                       ========        ========

                             See accompanying notes.

                         IN CAHOOTS, LIMITED PARTNERSHIP


                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1994 and 1995


1.   Summary of significant accounting policies
- -----------------------------------------------

     Organization:

     The Partnership was organized in Kansas on June 15, 1992. The general partner is Entertainment Wichita, Inc., a Kansas corporation. The
     Partnership  commenced  operations  in  February  1994.  The  Partnership's operations have consisted primarily of owning and operating a "Country-Western" theme nightclub in Wichita, Kansas.

     Use of estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and cash equivalents:

     For purposes of the statement of cash flows, the Partnership considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     Inventories:

     Inventories consist of liquor, wine, beer and bar supplies. Inventories are stated at the lower of cost (first-in, first-out method) or market.

     Depreciation and amortization:

     Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the assets' estimated useful lives as follows:

                                                                           Years
               Leasehold improvements                                      10
               Parking lot improvements                                    10
               Furniture, fixtures and equipment                           10

     Certain costs incurred before a nightclub is opened are capitalized as pre-opening expenses and amortized over a 12 month period commencing the first full month the nightclub begins operation.

     Repairs and maintenance:

     Normal costs incurred to repair and maintain fixed assets are charged to operations as incurred. Repairs and betterments which extend the life of an asset are capitalized and subsequently

                         IN CAHOOTS, LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1994 and 1995


1.   Summary of significant accounting policies (continued)
- -----------------------------------------------------------

     depreciated on a straight-line basis over the remaining useful life of the asset. When assets are sold or retired, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in operations.

     Fair value of financial instruments:

     Cash, accounts receivable, accounts payable and accrued liabilities are carried in the financial statements in amounts which approximate fair value because of the short-term maturity of these instruments. Long-term debt is carried in the financial statements in amounts which approximate fair value because interest rates have not changed significantly after the debt was incurred.

     Advertising costs:

     The Partnership expenses the costs of advertising as incurred.

     During the years ended December 31, 1994 and 1995, the Partnership incurred advertising costs of $112,805 and $85,408, respectively.

     Income taxes:

     No provision for income taxes has been provided for the Partnership since the partners report their distributive share of income or loss in their personal capacity.

     Concentration of credit risk:

     Financial instruments which potentially subject the Partnership to concentrations of credit risk are primarily cash and temporary cash investments. The Partnership places its cash investments in highly rated financial institutions.

2.   Notes payable
- ------------------

     Short-term notes payable to bank consisted of the following at December 31, 1994 and 1995:

                                                          1994            1995

                                                        --------        ------
     Note payable to bank, payable in monthly
      installments of $13,444, including
      interest at 1% over the bank's base
      rate with the final balance due on
      December 8, 1995, unsecured. As of
      December 31, 1995 this note was in
      default but was paid in full during 1996         $137,758        $ 18,307
                                                       ========        ========



                         IN CAHOOTS, LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1994 and 1995

2.   Notes payable (continued)
- ------------------------------

     Notes payable - related parties consists of the following at December 31, 1994 and 1995:

                                                          1994            1995
                                                        --------         ------
     Notespayable - affiliates  of  limited
      partners, payable in  monthly install-
      ments of $5,000, including interest at
      10%, secured by the personal guarantee
      of the Company's president, these loans
      were in default at December 31, 1995
                                                       $50,000        $50,000
                                                       =======        =======

     Notespayable - limited  partners, in the
      original principal amount of $50,000,
      payable on demand, including interest
      at 10%, unsecured, due date subsequently
      extended to July 28, 1997                       $10,000         $10,000
                                                      =======         =======

     Long-term note payable - bank consists of the following at December 31, 1994 and 1995:

                                                          1994             1995
                                                        --------          ------
     Note payable - bank, payable at the rate
      of $8,069 per month including interest
      at 18%, secured by accounts receivable
      inventory and furniture and equipment            $197,608        $148,926

     Less current maturities                            (48,514)        (75,425)
                                                        --------        --------

     Amount due after one year                         $149,094        $ 73,501
                                                       ========         ========

     Maturities of long-term debt at December 31, 1995 are as follows for the years ended December 31:

      1996                                                             $ 75,425
      1997                                                               83,501
                                                                        --------

                                                                       $158,926

                                                                        ========

3.   Real estate leases
- -----------------------

     On July 30, 1993, the Partnership entered into a building lease for club operations in Wichita, Kansas with a 20% limited partner. The lease term is ten years commencing October 15, 1993. In addition to minimum rental payments the Partnership is obligated to pay to the landlord, as additional rent, a percentage of gross sales after deductions for alcohol and sales taxes. The lease agreement contains two five-year renewal options at the primary lease term rental rate. For the year ended December 31, 1994 and 1995, the Partnership has incurred additional percentage rent expense of $9,011 and $12,052 respectively.

                         IN CAHOOTS, LIMITED PARTNERSHIP

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1994 and 1995


     Rent expense for the years ended December 31, 1994 and 1995 amounted to $164,052 and $157,011, respectively, including percentage rent.

     The minimum annual commitments under the real estate lease for the years ended December 31, are as follows:

      1996                                                         $  150,000
      1997                                                            150,000
      1998                                                            150,000
      1999                                                            150,000
      2000                                                            150,000
      2001-2003                                                       431,250
                                                                   ----------

                                                                   $1,181,250

4.   Capital contributions and distributions of the Partnership
- ---------------------------------------------------------------

     During 1993, the general partner contributed capital of $10 and the limited partners contributed capital of $990. Profits and losses are allocated 99% to the limited partners' interests and 1% to the general partner. During the years ended December 31, 1994 and 1995, the Partnership distributed $120,000 and $60,000, respectively, to the partners.

5.   Related party transactions
- -------------------------------

     For the years ended December 31, 1994 and 1995, the Partnership paid management fees to a company owned by relatives of the president of the general partner amounting to $127,376 and $127,005, respectively, and an additional $25,000 fee during 1994 for assistance in opening the club. At December 31, 1994 and 1995, $24,000 and $28,803, respectively, had been advanced to this related company.

     During the year ended December 31, 1994, the Partnership provided training services valued at $15,000 to the 20% limited partner who leases the club to the Partnership. This amount has been reflected as a receivable at December 31, 1994 and 1995. This amount is expected to be repaid upon the payment by the Partnership of certain notes payable to companies related to the 20% limited partner.

6.   Litigation
- ---------------

     A lawsuit has been brought against the Partnership for an alleged personal injury sustained in 1994 at the club. The Partnership is currently defending the action with defense costs being paid by the Partnership's insurer. The Partnership's management believes that the financial exposure is minimal and in any event is covered by insurance. While the Partnership's insurance company has verbally suggested to Partnership's counsel that they may contest coverage in this matter, no such action has been filed and the insuror continues to pay for representation. Claims such as this are routine in the industry and management believes that the ultimate resolution of this matter will not materially affect the partnership's financial position.

                         IN CAHOOTS, LIMITED PARTNERSHIP



                                  BALANCE SHEET

                           September 30, 1995 and 1996
                                   (Unaudited)

                                     ASSETS
                                     ------

                                                       1995               1996
                                                     --------           --------

Current assets:
   Cash                                              $ 43,305          $ 45,812
   Accounts receivable (Note 2):
      Credit cards                                        197               531
      Other    1,477                                    6,297
      Related parties (Note 5)                         40,790            39,000
   Inventories (Note 2)                                29,372            29,773
   Prepaid expenses                                     4,027             6,633
   Pre-opening expenses, net of
      accumulated amortization of
      $174,501 (1995) and $174,501 (1996)                   -                 -
                                                     --------           --------

      Total current assets                            119,168           128,046

Property and equipment, at cost (Note 2):
      Leasehold improvements                          174,939           176,536
      Parking lot improvements                         72,673            73,297
      Furniture, fixtures and equipment               260,463           263,699
                                                     --------           --------

                                                      508,075           513,532

   Less accumulated depreciation
      and amortization                                 81,759           132,884
                                                     --------           --------

     Net property and equipment                       426,316           380,648
                                                     --------           --------

                                                     $545,484          $508,694
                                                     ========           ========


                             See accompanying notes.

                         IN CAHOOTS, LIMITED PARTNERSHIP



                                  BALANCE SHEET

                           September 30, 1995 and 1996
                                   (Unaudited)

                        LIABILITIES AND PARTNERS' CAPITAL
                        ---------------------------------

                                                       1995               1996
                                                     --------           -------
Current Liabilities:
   Accounts payable                                  $ 43,974          $ 48,629
   Notes payable - related parties
      (Note 2)                                         50,000            50,000
   Current portion of long-term debt
      (Note 2)                                         60,159            95,292
   Note payable - bank (Note 2)                        49,469                 -
   Payroll and payroll taxes payable                    9,281             6,218
   Sales and liquor taxes payable                      15,493            12,732
   Accrued property taxes payable                      10,794            29,378
   Accrued rent - related party (Note 3)               32,010            17,000
   Accrued interest payable                            10,309            17,000
                                                     --------           --------

      Total current liabilities                       281,489           276,249

Long-term debt (Note 2):
   Notes payable - related parties                     10,000                 -
   Note payable - bank, net of current
      portion                                         100,268            14,807
                                                     --------           --------

      Total long-term debt                            110,268            14,807

Commitments (Note 3)

Partners' capital (Note 4):
   General partner                                      1,538             2,177
   Limited partners                                   152,189           215,461
                                                     --------           -------

      Total partners' capital                         153,727           217,638
                                                     --------           -------

                                                     $545,484          $508,694
                                                     ========          ========


                             See accompanying notes.

                         IN CAHOOTS, LIMITED PARTNERSHIP



                                INCOME STATEMENT

              For the Nine Months Ended September 30, 1995 and 1996
                                   (Unaudited)

                                                      1995               1996
                                                   ----------          --------
Revenues:
   Beverage and food sales                         $1,276,176        $  957,951
   Admission fees                                     578,511           456,636
   Other revenues                                      54,590            35,934
                                                   ----------         ----------

      Total revenues                                1,909,277         1,450,521

Costs and expenses:
   Cost of products and services                      665,719           445,184
   Depreciation and amortization                       52,450            38,363
   Interest                                            38,653            25,681
   Management fees - related party
      (Note 5)                                        101,483            73,685
   Rent - related party (Note 3)                      119,511           112,500
   General and administrative
      expenses                                        822,494           690,256
                                                   ----------         ----------

      Total costs and expenses                      1,800,310         1,385,669
                                                   ----------         ----------

Net income                                         $  108,967        $   64,852
                                                   ==========         ==========


                             See accompanying notes.

                         IN CAHOOTS, LIMITED PARTNERSHIP



                         STATEMENT OF PARTNERS' CAPITAL

              For the Nine Months Ended September 30, 1995 and 1996
                                   (Unaudited)

                                                          General    Limited
                                                          partner    partners    Total
                                                          -------    --------    -----

Balance at December 31, 1994 ........................  $   1,048    $ 103,712    $ 104,760

Net income for the nine months
   ended September 30, 1995 .........................      1,090      107,877      108,967

Distributions to partners
   (Note 4) .........................................       (600)     (59,400)     (60,000)
                                                       ---------    ---------    ---------

Balance at September 30, 1995 .......................      1,538      152,189      153,727

Net loss for the three months ended
   December 31, 1995 ................................        (10)        (931)        (941)
                                                       ---------    ---------    ---------

Balance at December 31, 1995 ........................      1,528      151,258      152,786

Net income for the nine months ended
   September 30, 1996 ...............................        649       64,203       64,852
                                                       ---------    ---------    ---------

Balance at September 30, 1996 .......................  $   2,177    $ 215,461    $ 217,638
                                                       =========    =========    =========


                             See accompanying notes.

                         IN CAHOOTS, LIMITED PARTNERSHIP



                             STATEMENT OF CASH FLOWS

              For the Nine Months Ended September 30, 1995 and 1996
                                   (Unaudited)


                                                       1995               1996

                                                     ---------          --------
Cash flows from operating activities:
Net income                                           $108,967          $ 64,852
   Adjustments to reconcile net income
      to net cash provided by operating
      activities:
          Depreciation and amortization                52,450            38,363
          Change in assets and liabilities:
             Decrease (increase)in accounts
               receivable                                (799)              295
             Decrease in inventories                    9,310             1,814
             Decrease (increase) in prepaid
               expenses                                28,761            (4,513)
             Increase in accounts payable                 506             6,955
             Increase (decrease) in accrued
               expenses                                12,967           (31,007)
                                                     --------          --------

             Total adjustments                        103,195            11,907
                                                     --------          --------

      Net cash provided by operating
          activities                                  212,162            76,759

Cash flows from investing activities:
   Acquisition of property and equipment              (24,569)           (2,333)
   Decrease (increase) in accounts
      receivable - related party                       (1,790)            4,803
                                                     --------           --------

      Net cash provided by (used in)
          investing activities                      (26,359)              2,470

Cash flows from financing activities:
   Repayments of borrowings from banks             (125,470)            (67,134)
   Distributions to partners                        (60,000)                  -
                                                   --------             --------

      Net cash used in financing activities        (185,470)            (67,134)
                                                   --------             --------

Increase in cash                                         333             12,095
Cash at beginning of period                           42,972             33,717
                                                   ---------            --------

Cash at end of period                              $  43,305           $ 45,812
                                                   =========           ========

Supplemental cash flow information:

   Cash paid for interest                           $ 33,311           $ 20,770
                                                    ========           ========

                             See accompanying notes.

                         IN CAHOOTS, LIMITED PARTNERSHIP

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

                           September 30, 1995 and 1996


1.   Summary of significant accounting policies
- -----------------------------------------------

     Organization:

     The Partnership was organized in Kansas on June 15, 1992. The general partner is Entertainment Wichita, Inc., a Kansas corporation. The
     Partnership  commenced  operations  in  February  1994.  The  Partnership's operations have consisted primarily of owning and operating a "Country-Western" theme nightclub in Wichita, Kansas.

     Basis of presentation:

     The accompanying financial statements have been prepared by the Partnership, without audit. In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting of only normal recurring accruals) necessary for a fair presentation of the financial position as of September 30, 1995 and 1996, and the results of operations and cash flows for the nine months ended September 30, 1995 and 1996.

     Use of estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and cash equivalents:

     For purposes of the statement of cash flows, the Partnership considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     Inventories:

     Inventories consist of liquor, wine, beer and bar supplies. Inventories are stated at the lower of cost (first-in, first-out method) or market.

     Depreciation and amortization:

     Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the assets' estimated useful lives as follows:
                                                            Years
                                                            -----
                    Leasehold  improvements                   10
                    Parking  lot  improvements                10
                    Furniture, fixtures and equipment         10

     Certain costs incurred before a nightclub is opened are capitalized as pre-opening expenses and amortized over a 12 month period commencing the first full month the nightclub begins operation.

     Repairs and maintenance:

     Normal costs incurred to repair and maintain fixed assets are charged to operations as incurred. Repairs and betterments which extend the life of an asset are capitalized and subsequently depreciated on a straight-line basis over the remaining useful life of the asset. When assets are sold or retired, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in operations.

-    ------------------------------------------------------

     Fair value of financial instruments:

     Cash, accounts receivable, accounts payable and accrued liabilities are carried in the financial statements in amounts which approximate fair value because of the short-term maturity of these instruments. Long-term debt is carried in the financial statements in amounts which approximate fair value because interest rates have not changed significantly after the debt was incurred.

     Advertising costs:

     The Partnership expenses the costs of advertising as incurred.

     During the nine months ended September 30, 1995 and 1996, the Partnership incurred advertising costs of $59,215 and $111,411, respectively.

     Income taxes:

     No provision for income taxes has been provided for the Partnership since the partners report their distributive share of income or loss in their personal capacity.

     Concentration of credit risk:

     Financial instruments which potentially subject the Partnership to concentrations of credit risk are primarily cash and temporary cash investments. The Partnership places its cash investments in highly rated financial institutions.

2.   Notes payable
- ------------------

     Short-term  notes  payable to bank  consisted of the following at September
     30, 1995 and 1996:

                                                            1995           1996
                                                          --------       -------
     Note payable to bank, payable in monthly
       installments of $13,444, including
       interest at 1% over the bank's base
       rate with the final balance due on
       December 8, 1995, unsecured.  As of
       December 31, 1995 this note was in de-
       fault but was paid in full during 1996              $49,469      $     -
                                                           =======      ========

                         IN CAHOOTS, LIMITED PARTNERSHIP

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

                           September 30, 1995 and 1996


2.   Notes payable (continued)
- ------------------------------


     Notes payable - related parties consists of the following at September 30, 1995 and 1996:

                                                            1995          1996
                                                          --------       ------
     Notespayable - affiliates of limited
       partners, payable in monthly install-
       ments of $5,000, including interest at
       10%, secured by the personal guarantee
       of the Company's president, these loans
       were in default at September 30, 1996               $50,000      $50,000
                                                           =======      =======

     Notespayable - limited partners, in the
       original  principal  amount of $50,000,
       payable on demand, including interest
       at 10%, unsecured, due date subsequently
       extended to July 28, 1997                           $10,000     $10,000
                                                           =======     =======

     Long-term note payable - bank consists of the following at September 30, 1995 and 1996:

                                                            1995          1996
                                                          --------       ------
     Note payable - bank, payable at the rate
       of $8,069  per month  including interest
       at 18%, secured by accounts receivable
       inventory and furniture and equipment              $160,427    $100,099

     Less current maturities                               (60,159)    (85,292)
                                                          --------    --------


     Amount due after one year                            $100,268    $ 14,807
                                                          ========    ========

     Maturities of long-term debt at September 30, 1996 are as follows for the twelve month periods ended September 30:

      1997                                                            $ 95,292
      1998                                                              14,807
                                                                      --------

                                                                      $110,099
                                                                      ========

3.   Real estate leases
- -----------------------

     On July 30, 1993, the Partnership entered into a building lease for club operations in Wichita, Kansas with a 20% Limited Partner. The lease term is ten years commencing October 15, 1993. In addition to minimum rental payments the Partnership is obligated to pay to

                         IN CAHOOTS, LIMITED PARTNERSHIP

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

                           September 30, 1995 and 1996

3.   Real estate leases (continued)
- -----------------------------------

     the landlord, as additional rent, a percentage of gross sales after deductions for alcohol and sales taxes. The lease agreement contains two five-year renewal options at the primary lease term rental rate. For the nine months ended September 30, 1995 and 1996, the Partnership has incurred additional percentage rent expense of $6,711 and $0, respectively.

     Rent expense for the nine months ended September 30, 1995 and 1996 amounted to $119,511 and $112,500, respectively, including percentage rent.

     The minimum annual commitments under the real estate lease for the twelve month periods ended September 30, are as follows:

      1997                                                           $  150,000
      1998                                                              150,000
      1999                                                              150,000
      2000                                                              150,000
      2001                                                              150,000
      2002-2004                                                         318,750
                                                                     ----------

                                                                     $1,068,750
                                                                     ==========

4.   Capital contributions and distributions of the Partnership
- ---------------------------------------------------------------

     During 1993, the general partner contributed capital of $10 and the limited partners contributed capital of $990. Profits and losses are allocated 99% to the limited partners' interests and 1% to the general partner. During the nine months ended September 30, 1995 and 1996 the Partnership distributed $60,000 and $0, respectively, to the partners.

5.   Related party transactions
- -------------------------------

     For the nine months ended September 30, 1995 and 1996, the Partnership paid management fees to a company owned by relatives of the general partner amounting to $101,483 and $73,685, respectively. At September 30, 1995 and 1996, $25,790 and $24,000, respectively, had been advanced to this related company.

     During the year ended December 31, 1994, the Partnership provided training services valued at $15,000 to the 20% limited partner who leases the club to the Partnership. This amount has been reflected as a receivable at September 30, 1995 and 1996. This amount is expected to be repaid upon the payment by the Partnership of certain notes payable to companies related to the 20% limited partner.

6.   Litigation
- ---------------

     A lawsuit has been brought against the Partnership for an alleged personal injury sustained in 1994 at the club. The Partnership is currently defending the action with defense costs being paid by the Partnership's insurer. The Partnership's management believes that the financial exposure is minimal and in any event is covered by insurance. While the Partnership's insurance company has verbally suggested to Partnership's counsel that they may contest coverage in this matter, no such action has been filed and the insuror continues to pay for representation. Claims such as this are routine in the industry and management believes that the ultimate resolution of this matter will not materially affect the partnership's financial position.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




The Shareholders
Entertainment Wichita, Inc.


We have audited the accompanying balance sheet of Entertainment Wichita, Inc. as of December 31, 1994 and 1995, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Entertainment Wichita, Inc. as of December 31, 1994 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.




Denver, Colorado                                      CAUSEY DEMGEN & MOORE INC.
December 4, 1996

                           ENTERTAINMENT WICHITA, INC.



                                  BALANCE SHEET

                           December 31, 1994 and 1995


                                     ASSETS
                                     ------

                                                         1994             1995
                                                       --------         -------
Current asset:
   Cash                                                $     30        $    224

Investment in limited partnership
   (Note 2)                                               1,048           1,528
                                                       --------        --------

                                                       $  1,078        $  1,752
                                                       ========        ========


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current liabilities:
   Accounts payable                                    $     10        $     10
   Income taxes payable                                     406             142
                                                       --------        --------

      Total current liabilities                             416             152

Stockholders' equity (Note 3):
   Common stock, $1 par value;
      50,000 shares authorized,
      3,200 shares issued and
      outstanding                                         3,200           3,200
   Additional paid-in capital                             1,800           1,800
   Less notes receivable from stockholders               (4,500)              -
   Retained earnings (deficit)                              162          (3,400)
                                                       --------        --------

      Total stockholders' equity                            662           1,600
                                                       --------        --------

                                                       $  1,078        $  1,752
                                                       ========        ========


                             See accompanying notes.

                           ENTERTAINMENT WICHITA, INC.

                             STATEMENT OF OPERATIONS

                 For the Years Ended December 31, 1994 and 1995


                                                        1994             1995
                                                     ----------         -------
Equity in earnings of limited
   partnership (Note 2)                              $    2,238      $    1,080

General and administrative expenses                       1,170           4,500
                                                     ----------      ----------

Income (loss) before income taxes                         1,068          (3,420)

Provision for income taxes                                  406             142
                                                     ----------      ----------

Net income (loss)                                    $      662      $   (3,562)
                                                     ==========      ==========


                             See accompanying notes.

                           ENTERTAINMENT WICHITA, INC.



                        STATEMENT OF STOCKHOLDERS' EQUITY

                 For the Years Ended December 31, 1994 and 1995


                                                      Additional    Notes      Retained
                                                      ----------    -----      --------
                                      Common Stock     paid-in    receivable   earnings
                                      ------------     -------    ----------   --------
                                    Shares    Amount   capital   stockholders  (deficit)
                                    ------    ------   -------   ------------  ---------

Balance at December 31, 1994 ...     3,200   $ 3,200   $ 1,800     $(4,500)    $  --

Net income for the year
   ended December 31, 1994 .....      --        --        --          --           662

Distributions made to
  stockholders .................      --        --        --          --          (500)
                                   -------   -------   -------     -------     -------

Balance at December 31, 1994 ...     3,200     3,200     1,800      (4,500)        162

Cancellation of notes receivable
   for services performed ......      --        --        --         4,500        --

Net loss for the year ended
   ended December 31, 1995 .....      --        --        --          --        (3,562)
                                   -------   -------   -------     -------     -------

Balance at December 31, 1995 ...     3,200   $ 3,200   $ 1,800     $  --       $(3,400)
                                   =======   =======   =======     =======     =======


                             See accompanying notes.

                           ENTERTAINMENT WICHITA, INC.



                             STATEMENT OF CASH FLOWS

                 For the Years Ended December 31, 1994 and 1995


                                                         1994            1995
                                                      ---------        --------
Cash flows from operating activities:
Net income (loss)                                       $   662        $ (3,562)
Adjustments to reconcile net income
      (loss) to net cash used in operating
      activities:
          Cancellation of notes receivable
             for services performed                           -           4,500
          Equity in earnings of limited
             partnership                                 (2,238)         (1,080)
          Change in assets and liabilities:
             Increase in accounts payable                    10               -
             Increase (decrease) in accrued
               expenses                                     406            (264)
                                                        -------        --------

             Total adjustments                           (1,822)          3,156
                                                       --------        --------

      Net cash used in operating
          activities                                     (1,160)           (406)

Cash flows from investing activities:
   Investment in limited partnership                        (10)              -
   Distributions received from limited
      partnership                                         1,200             600
                                                       --------        --------

      Net cash provided by investing
          activities                                      1,190             600

Cash flows from financing activities:
   Proceeds from sale of common stock                       500               -
   Distributions to stockholders                           (500)              -
                                                      ---------         --------

      Net cash provided by (used in)
          financing activities                                -               -
                                                       --------        --------

Increase in cash                                             30             194
Cash at beginning of period                                   -              30
                                                       --------        --------

Cash at end of period                                  $     30        $    224
                                                       ========        ========

Supplemental cash flow information:

   Cash paid for income taxes                          $      -        $    406
                                                       ========        ========

                             See accompanying notes.

                           ENTERTAINMENT WICHITA, INC.

                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1994 and 1995


1.   Summary of significant accounting policies
- -----------------------------------------------

     Organization:

     The Company was incorporated in Kansas on July 27, 1992. The Company is the General Partner of In Cahoots, Limited Partnership. The Partnership commenced operations in February 1994. The Partnership's operations have consisted primarily of owning and operating a "Country-Western" theme nightclub in Wichita, Kansas.

     Use of estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and cash equivalents:

     For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     Fair value of financial instruments:

     Cash, accounts payable and accrued liabilities are carried in the financial
     statements  in  amounts  which   approximate  fair  value  because  of  the
     short-term maturity of these instruments.

     Investments:

     Investments in partnerships, which the Company do not financially control, are accounted for on the equity method until financial control is established.

     Income taxes:

     Income taxes are provided based on earnings reported in the financial statements. The Company follows Statement of Financial Accounting Standards No. 109 whereby deferred income taxes are provided on temporary differences between reported earnings and taxable income.

2.   Investment of In Cahoots, Limited Partnership
- --------------------------------------------------

     During 1994, the Company, as general partner, contributed capital of $10 and the limited partners contributed capital of $990 to In Cahoots, Limited Partnership. Profits and losses are allocated 99% to the limited partners' interests and 1% to the general partner.During the years ended December 31, 1994 and 1995, the partnership distributed $1,200 and $600, respectively to the general partner.


3.   Subsequent events
- ----------------------

     Effective October 1, 1996, the Company's board of directors approved a 16 for 25 reverse stock split. All shares in the accompanying financial statements have been adjusted to reflect the split.

     Effective October 1, 1996, the Company issued 36,800 shares of its common stock and assumed notes payable with an aggregate principal balance owed of $150,000 in exchange for an additional 79% interest in the Partnership. On December 16, 1996, 100% of the Company's common stock was acquired in a merger trans- action by Western Country Clubs, Inc. (Western) in exchange for 400,000 shares of common stock of Western. These transactions

- ---------------------------------
     will be accounted for as transactions between companies under common control and as such all assets and liabilities of the Company and the Partnership will be carried over at historic cost.

4.   Litigation
- ---------------

     A lawsuit has been brought against the Partnership for an alleged personal injury sustained in 1994 at the club. The Partnership is currently defending the action with defense costs being paid by the Partnership's insurer. The Partnership's management believes that the financial exposure is minimal and in any event is covered by insurance. While the Partnership's insurance company has verbally suggested to Partnership's counsel that they may contest coverage in this matter, no such action has been filed and the insuror continues to pay for representation. Claims such as this are routine in the industry and management believes that the ultimate resolution of this matter will not materially affect the partnership's financial position.

                           ENTERTAINMENT WICHITA, INC.



                                  BALANCE SHEET

                           September 30, 1995 and 1996
                                   (Unaudited)

                                     ASSETS
                                     ------

                                                    1995               1996
                                                  --------           -------
Current asset:
   Cash                                           $    224           $    224

Investment in limited partnership                    1,538              2,177
                                                  --------           --------

                                                  $  1,762           $  2,401
                                                  ========           ========


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current liabilities:
   Accounts payable                               $     10           $     10
   Income taxes payable                                164                239
                                                  --------           --------

      Total current liabilities                        174                249

Stockholders' equity:
   Common stock, $1 par value;
      50,000 shares authorized,
      3,200 shares issued and
      outstanding                                    3,200              3,200
   Additional paid-in capital                        1,800              1,800
   Less notes receivable from stockholders          (4,500)                 -
   Retained earnings (deficit)                       1,088             (2,848)
                                                  --------           --------

      Total stockholders' equity                     1,588              2,152
                                                  --------           --------

                                                  $  1,762           $  2,401
                                                  ========           ========


                             See accompanying notes.

                           ENTERTAINMENT WICHITA, INC.



                                INCOME STATEMENT

              For the Nine Months Ended September 30, 1995 and 1996
                                   (Unaudited)

                                                   1995               1996
                                                ----------          --------
Equity in earnings of limited
   partnership                                  $    1,090         $      649

General and administrative expenses                      -                  -
                                                ----------         ----------

Income before income taxes                           1,090                649

Provision for income taxes                             164                 97
                                               -----------         ----------

Net income                                     $       926         $      552
                                               ===========         ==========


                             See accompanying notes.

                           ENTERTAINMENT WICHITA, INC.



                        STATEMENT OF STOCKHOLDERS' EQUITY

              For the Nine Months Ended September 30, 1995 and 1996
                                   (Unaudited)

                                                      Additional     Notes     Retained
                                                      ----------     -----     --------
                                      Common Stock     paid-in    receivable   earnings
                                      ------------     -------    ----------   --------
                                    Shares    Amount   capital   stockholders  (deficit)
                                    ------    ------   -------   ------------  ---------

Balance at December 31, 1994 ...     3,200   $ 3,200   $ 1,800     $(4,500)    $   162

Net income for the nine months
   ended September 30, 1995 ....      --        --        --         --            926
                                   -------   -------   -------     -------     -------

Balance at September 30, 1995 ..     3,200     3,200     1,800      (4,500)      1,088

Cancellation of notes receivable
   for services performed ......      --        --        --         4,500         --

Net income for the three months
   ended December 31, 1995 .....      --        --        --          --        (4,488)
                                   -------   -------   -------     -------     -------

Balance at December 31, 1995 ...     3,200     3,200     1,800        --        (3,400)

Net income for the nine months
   ended September 30, 1996 ....      --        --        --          --           552
                                   -------   -------   -------     -------     -------

Balance at September 30, 1996 ..     3,200   $ 3,200   $ 1,800     $  --       $(2,848)
                                   =======   =======   =======     =======     =======


                             See accompanying notes.

                           ENTERTAINMENT WICHITA, INC.

                             STATEMENT OF CASH FLOWS

              For the Nine Months Ended September 30, 1995 and 1996
                                   (Unaudited)


                                                       1995               1996
                                                    ---------           -------
Cash flows from operating activities:
Net income                                         $     926           $    552
   Adjustments to reconcile net income
      to net cash used in operating
      activities:
          Equity in earnings of limited
             partnership                              (1,090)              (649)
          Change in assets and liabilities:
             Increase (decrease) in accrued
               expenses                                 (242)                97
                                                    --------           --------

             Total adjustments                        (1,332)              (552)
                                                    --------           --------

      Net cash used in operating
          activities                                    (406)                 -

Cash flows from investing activities:
   Distributions received from limited
      partnership                                         600                 -
                                                     --------          --------

      Net cash provided by investing
          activities                                      600                 -
                                                     --------          --------

Increase in cash                                          194                 -
Cash at beginning of period                                30               224
                                                    ---------          --------

Cash at end of period                               $     224          $    224
                                                    =========          ========

Supplemental cash flow information:

   Cash paid for income taxes                       $     406          $      -
                                                    =========          ========


                             See accompanying notes.

                           ENTERTAINMENT WICHITA, INC.

                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

                           September 30, 1995 and 1996


1. Summary of significant accounting policies
- ---------------------------------------------

     Organization:

     The Company was incorporated in Kansas on July 27, 1992. The Company is the General Partner of In Cahoots, Limited Partnership. The Partnership commenced operations in February 1994. The Partnership's operations have consisted primarily of owning and operating a "Country-Western" theme nightclub in Wichita, Kansas.

     Basis of presentation:

     The accompanying financial statements have been prepared by the Company, without audit. In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting of only normal recurring accruals) necessary for a fair presentation of the financial position as of September 30, 1995 and 1996, and the results of operations and cash flows for the nine months ended September 30, 1995 and 1996.

     Use of estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and cash equivalents:

     For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     Fair value of financial instruments:

     Cash, accounts payable and accrued liabilities are carried in the financial
     statements  in  amounts  which   approximate  fair  value  because  of  the
     short-term maturity of these instruments.

     Investments:

     Investments in partnerships, which the Company do not financially control, are accounted for on the equity method until financial control is established.

     Income taxes:

     Income taxes are provided based on earnings reported in the financial statements. The Company follows Statement of Financial Accounting Standards No. 109 whereby deferred income taxes are provided on temporary differences between reported earnings and taxable income.

2. Litigation
- -------------

     A lawsuit has been brought against the Partnership for an alleged personal injury sustained in 1994 at the club. The Partnership is currently defending the action with defense costs being paid by the Partnership's insurer. The Partnership's management believes that the financial exposure is minimal and in any event is covered by insurance. While the Partnership's insurance company has verbally suggested to Partnership's counsel that they may contest coverage in this matter, no such action has been filed and the insuror continues to pay for representation. Claims such as this are routine in the industry and management believes that the ultimate resolution of this matter will not materially affect the partnership's financial position.

     No dealer, sales representative, or any other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company, any Selling Shareholder or any Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities to which it relates or an offer to or a solicitation of any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstance, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information herein is correct as of any time subsequent to the date hereof.




                      TABLE OF CONTENTS


                                                 PAGE
Additional Information                              2
Prospectus Summary                                  3
Risk Factors                                        7
Use of Proceeds                                    12
Dividend Policy                                    13
Capitalization                                     13
Market for Common Stock                            14
Unaudited Pro Forma Information                    15
Management's Discussion and Analysis               20
Business                                           25
Management                                         31
Principal Shareholders                             36
Certain Relationships and Related Transactions     38
Description Of Securities                          41
Shares Eligible for Future Sale                    43
Underwriting                                       44
Legal Matters                                      45
Experts                                            45
Index to Financial Statements                     F-1







         Until , 1997 (25 days from the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                 400,000 SHARES
                              Series A Cumulative
                     Convertible Redeemable Preferred Stock

                                1,200,000 Series A
                                  Common Stock
                                Purchase Warrants




                                 OFFERING PRICE

                                $12.00 PER SHARE
                               $0.125 PER WARRANT





                                     Western
                                     Country
                                   Clubs, Inc.






                                   Prospectus


                                    NATIONAL
                                   SECURITIES
                                  Corporation
                            8214 Westchester, Suite 565
                               Dallas, Texas 75225
                                 (214) 692-3544

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

A. The Colorado Business Corporation Act (the "Act") allows indemnification of directors, officers, employees and agents of the Company against liabilities incurred in any proceeding in which an individual is made a party because he was a director, officer, employee or agent of the Company if such person conducted himself in good faith and reasonably believed his actions were in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A person must be found to be entitled to indemnification under this statutory standard by procedures designed to assure that disinterested members of the Board of Directors have approved indemnification or that, absent the ability to obtain sufficient numbers of disinterested directors, independent counsel or shareholders have approved the indemnification based on a finding that the person has met the standard. Indemnification is limited to reasonable expenses. In addition, the Company's By-Laws provide that the Company shall have the power to indemnify its officers, directors, employees and agents to the extent permitted by the Act.

        Specifically, the Act provides as follows:


        "7-109-102.  Authority to indemnify directors

               (1) Except as provided in subsection (4) of this section, a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

                    (a)  The person conducted  himself or herself in good faith;
                         and

                    (b)  The person reasonably believed:

                             (I) In the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and

                             (II) In all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and

                    (c) In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

               (2) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (II) of paragraph (b) of subsection (1) of this section. A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of paragraph
        (a) of subsection (1) of this section.

               (3)  The   termination  of  a  proceeding  by  judgment,   order,
        settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

               (4) A corporation may not indemnify a director under this section:

                      (a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

                      (b) In connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

               (5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.


        7-109-103.  Mandatory indemnification of directors

               Unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.


        7-109-105  Court-ordered indemnification of directors

               (1) Unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

                      (a) If it determines that the director is entitled to mandatory indemnification under section 7-109-103, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

                      (b) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 7-109-102(1) or was adjudged liable in the circumstances described in section 7-109-102(4), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described in section 7-109-102(4) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.


        7-109-106.  Determination   and  authorization  of  indemnification  of
directors

               (1) A corporation may not indemnify a director under section 7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in section 7-109-102. A corporation shall not advance expenses to a director under section 7-109-104 unless authorized in the specific case after the written affirmation and undertaking required by section 7-109-104(1)(a) and (1)(b) are received and the determination required by section 7-109-104(1)(c) has been made.

               (2) The determinations required by subsection (1) of this section shall be made:

                      (a) By the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or

                      (b) If a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

               (3) If a quorum cannot be obtained as  contemplated  in paragraph
        (a) of subsection (2) of this section, and a committee cannot be established under paragraph (b) of subsection (2) of this section, or, even if a quorum is obtained or a committee is designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made by subsection (1)of this section shall be made:

                      (a) By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in paragraph
        (a) or (b) of subsection (2) of this section or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or

                      (b)    By the shareholders.

               (4)  Authorization  of  indemnification  and  advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible; except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.


        7-109-107. Indemnification of officers, employees, fiduciaries, and agents

               (1)   Unless otherwise provided in the articles of incorporation:

                      (a) An officer is entitled to mandatory indemnification under section 7-109-103, and is entitled to apply for court-ordered indemnification under section 7-109-105, in each case to the same extent as a director;

                      (b) A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and

                      (c) A corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.


        7-109-109.  Limitation of indemnification of directors

               (1) A provision treating a corporation's indemnification of, or advance of expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract, except an insurance policy, or otherwise, is valid only to the extent the provision is not inconsistent with sections 7-109-101 to 7-109-108. If the articles of incorporation limit indemnification or advance of expenses, indemnification and advance of expenses are valid only to the extent not inconsistent with the articles of incorporation.
 .

               (2) Sections 7-109-101 to 7-109-108 do not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.


        7-109-108.  Insurance

               A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under section 7-109-102, 7-109-103, or 7-109-107. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.


        7-109-110.  Notice to shareholders of indemnification of director

               If a corporation indemnifies or advances expenses to a director under this article in connection with a proceeding by or in the right of the corporation, the corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action."

B. Article VI of the Registrant's Amended and Restated Articles of Incorporation provides for the elimination of personal liability for monetary damages for the breach of fiduciary duty as a director except for liability (i) resulting from a breach of the director's duty of loyalty to the Registrant or its shareholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) for approving payment of distributions to shareholders to the extent that any such actions are illegal under the Act; or (iv) for any transaction from which a director derives an improper personal benefit. This Article further provides that the personal liability of the Registrant's directors shall be eliminated or limited to the fullest extent permitted by the Act.

C. The Underwriting Agreement between the Registrant and the Underwriters provides that the Underwriters will indemnify and hold harmless the Registrant, the directors of the Registrant, and each person, if any, who controls the Registrant within the meaning of Section 15 of the Securities Act of 1933, as amended (the "1933 Act"), against any and all losses, claims, demands, liabilities and expenses (including reasonable legal or other expenses) to which it may become subject, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any Blue Sky Application or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, resulting from the use of written information furnished to the Registrant by the Underwriters or any participating dealer for use in the preparation of the Registration Statement or in any Blue Sky Application.



Item 25.  Other Expenses of Issuance and Distribution

        The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the Registrant in connection with the issuance and distribution of the securities being offered. All expenses are estimated except the registration fee.

      Registration and filing fee ...........................       $ 4,237
      NASD filing fee .......................................         1,071
      Printing . . . . . . . ................................        40,000*
      Accounting fees and expenses ..........................        65,000*
      Legal fees and expenses ...............................        75,000*
      Blue Sky fees and filing fees .........................        15,000*
      Transfer and Warrant Agent fees .......................         5,000*
      Miscellaneous .........................................        24,692*
                                                                     -------
      Total .................................................     $ 230,000
                                                                  =========
- -----------
      *     Estimated



Item 26.  Recent Sales of Unregistered Securities

        During the past three years, the Registrant has issued its securities to the following persons for the cash or other consideration indicated in transactions that were not registered under the 1933 Act.

A. In February, 1994, the Company sold 116,666 shares of its Common Stock to the following persons for the consideration indicated:


Name                                           No. of Shares     Consideration

Van Baal Investment                                     5,000        $  15,000
John Titello                                            4,333        $  13,000
Merrill Roberts                                         3,000        $   9,000
Kim E. Hensley                                         20,000        $  60,000
Jerome Wilensky                                         5,000        $  15,000
Ronn Reidel                                             3,000        $   9,000
Roxie G. Malara                                         1,667        $   5,000
Richard B. Cutforth                                    15,000        $  45,000
Col. Henry Graham                                       7,500        $  22,500
Ray Orman                                              16,666        $  50,000
Dennis W. Hartley, IRA                                 10,000        $  30,000
Joel Fennern                                            3,000        $   9,000
Sylvia S. Hensley                                       3,000        $   9,000
Shelia E. Crawford                                      3,500        $  10,500
Charles R. Harrison                                     6,000        $  18,000
T-Group, Inc.                                          10,000        $  30,000
                                                     -------         ---------
                                                       116,666        $350,000
                                                       =======        ========

        The Company claims the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D adopted thereunder for the transactions described above. All of the purchasers were either known to the Company's President, Troy H. Lowrie, or were referred to the Company by a consultant to the Company. Based upon Mr. Lowrie's knowledge of the purchasers and upon written representations made by the purchasers, the Company believes each purchaser was capable of evaluating the merits and risks of an investment in the Company's securities. All certificates were endorsed with a legend restricting the sale or transfer of the securities except in accordance with federal securities laws. No brokers or dealers received compensation in connection with the sale of these shares.

B. In February, 1994, the Company issued promissory notes in the aggregate amount of $250,000 to two persons. The notes bear interest at the rate of 10% per annum and are demand notes. As further consideration for making the loans, the Company granted options to purchase an aggregate of 17,000 shares to the lenders, exercisable over a five year period, at $2.50 per share. The following sets forth the name and amount loaned by each lender:

        Name                        Amount of Loan

        Michael J. Skurich          $100,000
        Michele Freedman            $150,000

        The Company claims the exemption provided by Section 4(2) of the Securities Act of 1933, as amended. The Company provided each lender with information concerning the Company, its business, properties, management and financial condition, and each lender had the ability to understand the information provided to such lender. The notes were repaid from the proceeds of the Company's initial public offering in May 1994.

C. In February, 1994, the Company issued 25,000 shares to Merrill E. Roberts as partial consideration for the exercise of an option to purchase 19% of his limited partnership interest in WCC I, Ltd. The Company claims the exemption provided by Section 4(2) of the Securities Act of 1933, as amended. Mr. Roberts was a prior business associate of the president of the Company, Troy H. Lowrie, and had extended the Company an option to purchase substantially all of his limited partnership interest in WCCI, Ltd. in consideration for the Company's Common Stock. Based upon the Company's knowledge of Mr. Robert's business acumen, and his understanding of the business of the Company and of WCCI, Ltd., the Company believes Mr. Roberts was capable of evaluating the merits and risks of exchanging his limited partnership interest for stock of the Company.

D. In October, 1994, effective September 30, 1994, the Company issued 232,264 shares to limited partners of Western Country Club I, Ltd. ("WCC I, Ltd.") and Western Country Club III, Ltd. ("WCC III, Ltd.") pursuant to an offer to limited partners to exchange interests in WCC I, Ltd. for stock or cash and to purchase all of the assets of WCC III, Ltd., as follows:





                                            Shares received              Shares received
                                          for Limited Partnership     for Limited Partnership
                                              Interests in                Interests In
Name                                           WCC I, Ltd.                WCC III, Ltd.

Van Baal Investments, Ltd                                                    19,429
Heimy, Ltd                                                                    6,476
Robert Spencer                                                                9,714
Margaret Spencer                                                              9,714
Ray Orman                                            25,600                  19,429
John Titello                                         16,000                  16,190
Looking Ahead, Inc.                                                          16,190
James Woods                                           3,200                   6,476
Merrill Roberts                                                               9,714
Eric Peterson                                         3,200                   6,476
Michael Ocello                                                                1,619
Kevin Titello                                         6,400                   1,619
Melvin Jennings                                                               3,238
Vali Lowrie                                          16,000                  12,952
ABDT Joint Venture                                                            9,714
Harold Gorden                                         3,200                   6,476
Syliva Hensley                                                                3,238
                                                     ------                   -----
                      Totals                         73,600                 158,664
                                                     ======                 =======

     The Company claims the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D adopted thereunder for the transactions described above. In addition to being investors in limited partnerships which owned the nightclubs operated by the Company, most of the limited partners were also holders of the Company's Common Stock (see A. and C. above). In addition, Eric Peterson was an officer of the Company and Vali Lowrie was the sister of the president of the Company, Troy H. Lowrie. Each of the limited partners had a pre-existing business relationship with Western and most, if not all, also had and continue to have a personal relationship with Mr. Lowrie. Based upon the information known to the Company, and representations made by each of the limited partners, the Company believes each was able to evaluate the risks and merits of exchanging their limited partnership interest(s) for Common Stock and/or for cash. All certificates were endorsed with a legend restricting the sale or transfer of the securities except in accordance with federal securities laws. No brokers or dealers received compensation in connection with the sale of these shares.

E. On March 15, 1995, the Company authorized the issuance of 15,000 shares to Michelle James for public relations services rendered. The Company claims the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of these shares. Ms. James consulting contract provided for her compensation to be in shares of the Company's Common Stock, and therefore, the Company believed she had the information and business acumen necessary to evaluate the merits and risks of accepting payment for services in the form of Common Stock.

F. In June, 1996, the Company conducted a private placement of Common Stock at a price of $2.50 per share as follows:

Name                                   No. of Shares         Consideration
- ----                                   -------------         -------------
Richard B. Cutforth                        8,200                  $20,500
John M. Black                             10,000                   25,000
Joel O. Palmer                            10,000                   25,000
Sedco, Inc.                               10,000                   25,000
Stephen Douglas Sato                       8,000                   20,000
Howard J. Manetti                         20,000                   50,000
Joel Fennern                               7,000                   17,500
Kim E. Hensley                            14,000                   35,000
William Pallack                            8,000                   20,000
                                           -----                   ------
                                          95,200                 $238,000
                                          ======                 ========

     The offers and sales set forth above were made in reliance upon the exemption from registration provided by Section 4(2) of the 1933 Act and/or Regulation D and Rule 506 adopted thereunder. Four of the investors had invested previously in private placements of the Company's Common Stock and/or were limited partners of one of the limited partnerships which owned the nightclubs, three investors were known to the Company's then President and the remaining two investors were referred to the Company by the Company's consultant. Based upon information known to the Company, and upon the representations by the investors, the Company believes each of the investors was able to evaluate the risks and merits of an investment in the Company's Common Stock. No broker/dealers were involved in the sale and no commissions were paid. All purchasers represented that they purchased the securities for investment, and all certificates issued to the purchasers were impressed with a restrictive legend advising that the shares represented by the certificates may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established. "Stop transfer" instructions were placed against the transfer of these certificates by the Company's transfer agent.

G. In July 1996, the Company granted options to acquire 145,000 shares to a consultant to the Company. The options are exercisable at $3.50 per share for three years. The Company also granted the consultant 45,000 shares of Common Stock in exchange for the return to the Company of options to purchase 240,000 shares at $2.50 per share. The Company claims the exemption provided by Section 4(2) of the 1944 Act for these transactions as the recipient has been a consultant to the Company since 1993, and therefore had access to the type of information a registration would provide and the ability to evaluate such information. No broker/dealers were involved in the sale and no commissions were paid.


H. In September, 1996, the Company offered certain holders of Cowboys Concert Hall Arlington, Inc. ("Cowboys") common stock the opportunity to exchange their shares of Cowboys common stock for shares of the Company on the basis of one share of the Company's Common Stock for each Cowboy's share held and one share of the Company's Common Stock for each Cowboy's warrant held. These individuals had participated in a private placement conducted by Cowboys in Fall, 1995 to raise funds for Cowboys to pay its expenses in connection with a proposed merger between Cowboys and the Company which did not occur. Three of the investors had previously purchased shares of the Company's Common Stock in private placements conducted by the Company and/or were limited partners of one of the limited partnerships. The remaining ten investors were business associates of the president of the Company and/or the consultant to the Company. Based upon such relationships, upon information known to the Company and representations made by all purchasers, the Company believes that each investor was able to evaluate the merits and risks of exchanging Cowboys shares for the Company's Common Stock. These shares were issued in February, 1997.


Name                                             Number of         Number of        Number of
- ----                                             ---------         ---------        ---------
                                                 shares of          Cowboys         Shares of
                                                 ---------          -------         ---------
                                                  Cowboys          Warrants          Western
                                                  -------          --------          -------
Van Baal Investments                               10,000            10,000           20,000
John T. Titello                                    10,000            10,000           20,000
Henry R. Graham                                     4,000             4,000            8,000
H. N. C. Associates                                 2,000             2,000            4,000
H. Samuel Greenwalt ITR                             5,000             5,000           10,000
Bear Stearns Sec Corp. Cust
Acrodyme Profit Sharing Trust                       5,000             5,000           10,000
Robert J. Richmeier, Jr.                            2,000             2,000            4,000
Lorence M. Colbert                                  2,000             2,000            4,000
Shelley B. Don                                      4,400             4,400            8,800
Richard A. Baker                                    2,000             2,000            4,000
Gregory A. Walda                                    5,000             5,000           10,000
Steven Feldman                                      2,000             2,000            4,000
Lear 171 Inc.                                       4,000             4,000            8,000
                                                    -----             -----            -----
TOTAL                                              57,400            57,400          114,800
                                                   ======            ======          =======

I. In December, 1996, the Company acquired an 80% interest in InCahoots Limited Partnership for 400,000 shares of Common Stock through a merger transaction with Entertainment Wichita, Inc. ("EWI"), a Kansas corporation. As a result, EWI is now 80% owned by the Company. EWI is the general partner and an 80% owner of InCahoots, a country-western theme nightclub located in Wichita, Kansas. EWI is owned 62.625% by Shane Investments, L.C., a corporation which is solely owned and controlled by Joe Robert Love, Jr., the adult son of Joe R. Love, a Director of the Company. The Company claims the exemption from registration provided by
Section 4(2) of the Securities Act of 1933, as amended, for the issuance of the 400,000 shares. No broker/dealers were involved in the sale and no commissions were paid. All purchasers represented that they purchased the securities for investment, and all certificates issued to the purchasers were impressed with a restrictive legend advising that the shares represented by the certificates may not be sold, transferred, pledged or hypothecated without having first been registered or the availability of an exemption from registration established. "Stop transfer" instructions were placed against the transfer of these certificates by the Company's transfer agent.



Item 27.  Exhibits and Financial Schedules

     The following is a complete list of exhibits filed as part of this Registration Statement, which Exhibits are incorporated herein.

 Exhibit
 Number        Description
 ------        -----------


1.1     Form of Underwriting Agreement.(9)


3.1     Articles of Incorporation, dated December 20, 1989.(1)

3.2     Amendment to Articles of Incorporation, dated November 30, 1993.(1)

3.3     Bylaws of Western Country Clubs, Inc.(1)


3.4 Amendment to Articles of Incorporation, dated June 13, 1997, setting forth the rights and preferences of the Series A Preferred Stock.



4.1     Warrant  and  Registration   Rights  Agreement   (Underwriters   Warrant
        Agreement) with form of warrants attached to purchase Series A Preferred Stock and Series A Warrants.(9)

4.2     Form of Series A Common Stock Purchase Warrant Certificate.

4.3     Form of Series A Preferred Stock Certificate.

5.0     Opinion of Brenman Bromberg & Tenenbaum, P.C.


9.0 Voting Trust Agreement, dated as of September 20, 1996, between Red River Concepts, Inc. and Troy H. Lowrie(7)

10.1 Lease Agreement, dated August 26, 1993, between Wal-Mart Stores, Inc. and Western Country Clubs, Inc.(1)

10.2 License Agreement, dated January 20, 1993, between Western Country Clubs, Inc. and Western Country Club I, Ltd.(1)

10.3 Option for Limited Partnership Interest, dated September 23, 1993, between Western Country Clubs, Inc. and Merrill E. Roberts.(1)

10.4    Stock Option Agreement, dated December 16, 1993.(1)

10.5 Lease with Option to Purchase, dated December 26, 1993, between and among Edward L. and Barbara L. Benshoof and Western Country Clubs, Inc.(1)

10.6 Agreement to Purchase and Sale of Business and Assets, with exhibits, dated November 1, 1994(2)

10.7 Bill of Sale, dated November 1, 1994, transferring Arizona Bar Liquor License No. 06100208 to Western(2)

10.8 Amendment to Covenant Not to Compete, undated, between Western and Clarence O. Bond, Jack E. McMurrough and Ada L. Bond(9)

10.9 Agreement and Plan of Merger, dated October 10, 1995, between Western Country Clubs, Inc., Western Newco, Inc. and Cowboys Concert Hall - Arlington, Inc. (6)

10.10 Lease with Option to Purchase, dated October 14, 1992, between Expo Bowl, Inc. and Texas of Indy, Inc.(1)

10.11 Guaranty of Lease with Option to Purchase, dated October 14, 1992, by Troy H. Lowrie.(1)

10.12 First Amendment to Lease with Option to Purchase dated January 20, 1993, between Expo Bowl, Inc. and Texas of Indy, Inc.(1)

10.13 Warranty Deed, dated February 28, 1993, in the name of Western Country Club I, Ltd.(1)

10.14 State of Indiana, Certificate of Trade Mark Registration, dated August 18, 1993, in the name of Texas of Indy, Inc. for "A Little Bit of Texas" and Design.(1)

10.15 Lease, dated April 2, 1993, between Texas of Indy, Inc. and Great Western Boot Company.(1)

10.16 Operating Agreement, dated March 17, 1993, between Texas of Indy, Inc. and Taco Bell Corp.(1)

10.17 Option Agreement, dated January 20, 1993, between and among Western Country Club I, Ltd., Troy H. Lowrie and Merrill Roberts.(1)

10.18   Amended Limited Partnership Agreement of Western Country Club I, Ltd.(1)

10.19 Consulting Agreement, dated January 20, 1993, between Western Country Club I, Ltd. and Texas of Indy, Inc.(1)

10.20 Security Agreement, dated March 18, 1993 between Western Country Club I, Ltd. and Texas of Indy, Inc.(1)

10.21 Option to Purchase Assets, dated January 20, 1993, between Western Country Club I, Ltd. and Texas of Indy, Inc.(1)

10.22 Promissory Note, dated January 31, 1994, from Western Country Club I, Ltd. to Expo Bowl, Inc. in the amount of $150,000.(1)

10.23 Guaranty, dated January 31, 1994, of Promissory Note to Expo Bowl, Inc. by Troy H. Lowrie.(1)

10.24 Promissory Note, dated January 31,1994, from Western Country Club I, Ltd. to Dulaney National Bank.(1)

10.25 Articles of Incorporation, WCWW Acquisition Corporation, dated January 20, 1995.(4)

10.26 Interim Permit, dated February 9, 1995, from the Arizona Department of Liquor Licenses and Control for the Wild Wild West nightclub.(5)

10.27 Stock Purchase Agreement, dated September 21, 1996, between and among Troy H. Lowrie, Western Country Clubs, Inc. and Red River Concepts, Inc.(7)

10.28 Lease Agreement, dated July 30, 1993, by and between Boots, Inc. and In Cahoots Limited Partnership.(9)

10.29 Agreement and Plan of Merger, dated December 16, 1996, by and between Western Country Clubs, Inc., Entertainment Wichita, Inc. and WCCI Acquisition Corp.(8)

10.30 Warrant Agreement, dated __________, 1997, between Western Country Clubs, Inc. and American Securities Transfer & Trust, Inc.(9)

10.31 Amendment, dated November 26, 1996 to Stock Purchase Agreement, dated September 20, 1996, by and among Troy H. Lowrie, Red River Concepts, Inc. and/or its designees; Western Country Clubs, Inc. and C.H. Financial Corporation.(9)

10.32 Cessation Agreement, dated February 4, 1997, between Troy H. Lowrie, Red River Concepts, Inc., Western Country Clubs, Inc. and Jebco, L.L.C.(9)


10.33 Lease Agreement, dated February 25, 1997, between Prime Financial Corporation and Western Country Clubs, Inc. (10)


10.34 Amendment to Stock Purchase Agreement and Cessation Agreement, dated April 14, 1997, between Troy H. Lowrie, Red River Concepts, Inc. and Western Country Clubs, Inc.(9)

10.35   Western Country Clubs, Inc. Omnibus Equity Compensation Plan .(9)

10.36 Agreement For the Purchase and Sale of Assets dated April 14, 1997 between Kirby Bond and Western Country Clubs, Inc.(9)

11.1    Computation of per share earnings 12-31-96.(9)

11.2    Computation of per share earnings 3-31-97.(9)


21      Subsidiaries of the Registrant(9)

23.1    Consent of Causey Demgen & Moore, Inc.

23.2    Consent of Brenman Bromberg & Tenenbaum, P.C. (included in Exhibit 5.0)

23.3    Consent of Gross, Collins & Cress, P.C.


23.4    Consent of American Business Capital Corporation.


- -------------

(1) Incorporated by reference from the like numbered exhibits filed with the Registrant's Registration Statement on Form SB-2, No. 33-72942.

(2) Incorporated by reference from Western's Current Report on Form 8-K, dated November 1, 1994, attached as Exhibits 10.1 and 10.2 thereto.

(3) Incorporated by reference from Western's Annual Report on Form 10-KSB, dated February 27, 1995, attached as Exhibit 21 thereto.

(4) Incorporated by reference from Western's Annual Report on Form 10-KSB, dated February 27, 1995, attached as Exhibit 28.16 thereto.

(5) Incorporated by reference from Western's Annual Report on Form 10-KSB, dated February 27, 1995, attached as Exhibit 28.17 thereto.

(6) Incorporated by reference from Western's Current Report on Form 8-K, dated October 19, 1995, attached as Exhibit 10.1.

(7) Incorporated by reference from Western's Current Report on Form 8-K, dated October 10, 1996, attached as Exhibit 9.

(8) Incorporated by reference from Western's Current Report on Form 8-K, dated December 16, 1996, attached as Exhibit 2.

(9)     Previously filed.

(10) Incorporated by reference from Western's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, attached as Exhibit 10.30 thereto.

(11)    To be filed by amendment.

(b) Financial statement schedules have been omitted because they are not required or the information is included in the financial statements and notes thereto.

Item 28.  Undertakings

The undersigned Registrant will:

        (a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and (iii) include any additional or changed material information on the plan of distribution.

        (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

        (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

        The undersigned Registrant will provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma, State of Oklahoma on June 27, 1997.

                                            WESTERN COUNTRY CLUBS, INC.



                                            By: /s/ James E. Blacketer
                                            --------------------------
                                            James E. Blacketer, President


In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

Signatures                         Title                                  Date
- ----------                         -----                                  ----



/s/ James E. Blacketer             President, Principal            June 27, 1997
- ----------------------------
James E. Blacketer                 Executive Officer and
                                   Director


/s/ Ted W. Strickland              Principal Financial and         June 27, 1997
- ----------------------------
Ted W. Strickland                  Accounting Officer, Treasurer
                                   and Director


/s/ Joe R. Love                    Director                        June 27, 1997
- ----------------------------
Joe R. Love



                                    Director                       June 27, 1997
John R. Ritter